As filed with the Securities and Exchange Commission on March 11, 2026

Investment Company Act File No. 811-24145

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

☒ REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

☒ AMENDMENT NO. 1

OHA DIRECT CREDIT FUND
(Exact name of Registrant as specified in charter)

1 Vanderbilt Avenue, 16th Floor
New York, NY 10017
(Address of Principal Executive Offices)

Registrant’s Telephone Number, including Area Code: (212) 326-1500

Grove Stafford, Esq.
OHA Private Credit Advisors II, L.P.
1 Vanderbilt Avenue, 16th Floor
New York, NY 10017
(Name and Address of Agent for service)

Copies of information to:

Jonathan Gaines, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Telephone: 212-455-2000

Facsimile: 212-455-2502

Approximate Date of Commencement of Proposed Public Offering: As soon as practicable after the effective date of this Registration Statement.

☐	Check box if the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans.

☐	Check box if any securities being registered on this Form will be offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933 (“Securities Act”), other than securities offered in connection with a dividend reinvestment plan.

☐	Check box if this Form is a registration statement pursuant to General Instruction A.2 or a post-effective amendment thereto.

☐	Check box if this Form is a registration statement pursuant to General Instruction B or a post-effective amendment thereto that will become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act.

☐	Check box if this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction B to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act.

If appropriate, check the following box:

☐	This post-effective amendment designates a new effective date for a previously filed [post-effective amendment]

☐	This Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, and the Securities Act registration statement number of the earlier effective registration statement for the same offering is: .

☐	This Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, and the Securities Act registration statement number of the earlier effective registration statement for the same offering is: .

☐	This Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, and the Securities Act registration statement number of the earlier effective registration statement for the same offering is: .

Check each box that appropriately characterizes the Registrant:

☒	Registered Closed-End Fund (closed-end company that is registered under the Investment Company Act of 1940 (“1940 Act”)).

☐	Business Development Company (closed-end company that intends or has elected to be regulated as a business development company under the 1940 Act).

☒	Interval Fund (Registered Closed-End Fund or a Business Development Company that makes periodic repurchase offers under Rule 23c-3 under the 1940 Act).

☐	A.2 Qualified (qualified to register securities pursuant to General Instruction A.2 of this Form).

☐	Well-Known Seasoned Issuer (as defined by Rule 405 under the Securities Act).

☐	Emerging Growth Company (as defined by Rule 12b-2 under the Securities Exchange Act of 1934 (“Exchange Act”).

☐	If an Emerging Growth Company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.

☒	New Registrant (registered or regulated under the Investment Company Act for less than 12 calendar months preceding this filing).

This Registration Statement has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Shares of the Registrant have not been and will not be registered under the Securities Act of 1933, as amended (the “1933 Act”), and have been and will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of, and/or Regulation D under, the 1933 Act. Investments in Registrant may only be made by individuals or entities meeting the definition of an “accredited investor” in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, Shares of the Registrant.

OFFERING DOCUMENT

OHA DIRECT CREDIT FUND

COMMON SHARES OF BENEFICIAL INTEREST

[date]

In making an investment decision, an investor must rely upon his, her or its own examination of OHA Direct Credit Fund (the “Fund”) and the terms of the offering, including the merits and risks involved, of acquiring shares of the Fund (“Shares”) as described in this offering document. The Shares have not been registered with, or approved or disapproved by, the U.S. Securities and Exchange Commission (the “SEC”) or any other U.S. federal or state governmental agency or regulatory authority or any national securities exchange. No agency, authority or exchange has passed upon the accuracy or adequacy of this offering document or the merits of an investment in the Shares. Any representation to the contrary is a criminal offense.

TO ALL INVESTORS

SHARES OF THE FUND ARE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), SINCE SUCH SHARES WILL BE ISSUED SOLELY IN PRIVATE PLACEMENT TRANSACTIONS WHICH DO NOT INVOLVE ANY “PUBLIC OFFERING” WITHIN THE MEANING OF SECTION 4(A)(2) OF THE 1933 ACT. INVESTMENT IN THE FUND MAY BE MADE ONLY BY ENTITIES THAT ARE “ACCREDITED INVESTORS” WITHIN THE MEANING OF REGULATION D UNDER THE 1933 ACT. SHARES WILL BE OFFERED AND SOLD UNDER THE EXEMPTION PROVIDED BY SECTION 4(A)(2) OF THE 1933 ACT AND RULE 506(C) OF REGULATION D PROMULGATED THEREUNDER AND SIMILAR EXEMPTIONS IN THE LAWS OF THE STATES AND OTHER JURISDICTIONS WHERE THE OFFERING WILL BE MADE, WHICH PERMIT GENERAL SOLICITATION. THIS OFFERING DOCUMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, AND THERE SHALL NOT BE ANY SALE OF SHARES, IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION, OR SALE.

T. ROWE PRICE INVESTMENT SERVICES, INC.

The Fund is a Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified, closed-end management investment company that is operated as an interval fund.

No Public Offering. The Fund is not available to members of the public. The Fund has no intention of listing its Shares for trading on any securities exchange, and the Fund does not expect any secondary market to develop for its Shares. The Fund is only available to funds managed by T. Rowe Price Associates, Inc., (“T. Rowe Price”), including open-end and closed-end registered investment companies; advisory clients of T. Rowe Price, OHA Private Credit Advisors II, L.P. (the “Adviser”) or an affiliate; and certain unaffiliated funds or trusts or trusts that are exempt from registration under the 1940 Act and held solely by collective investment trusts sponsored by T. Rowe Price or an affiliate; each of which is subject to a contractual fee for investment management services (“Investing Funds” or “Shareholders”). To provide some liquidity to Investing Funds, the Fund is structured as an “interval fund” and conducts periodic repurchase offers for a portion of its outstanding Shares, as described below.

Investment Objective. The Fund’s investment objective is to produce current income. There can be no assurance that the Fund will achieve its investment objective.

Interval Fund. The Fund is designed for long-term investment by the Investing Funds, and not as a trading vehicle. The Fund is an “interval fund” (defined below) pursuant to which it, subject to applicable law, will conduct quarterly repurchase offers for between 5% and 25% of the Fund’s outstanding Shares at net asset value (“NAV”). It is possible that a repurchase offer may be oversubscribed, with the result that Shareholders may only be able to have a portion of their Shares repurchased. In connection with any given repurchase offer, it is likely that the Fund may offer to repurchase only the minimum amount of 5% of its outstanding Shares. The Fund does not currently intend to engage in a public offering or list its Shares for trading on any national securities exchange. The Shares are, therefore, not readily marketable. Even though the Fund will make quarterly repurchase offers to repurchase a portion of the Shares to try to provide liquidity to Shareholders, Investing Funds should consider the Shares to have limited liquidity. The Fund will commence its first quarterly repurchase offer in the [ ] calendar quarter of 2026.

The Fund has submitted an application for exemptive relief that, if granted, will permit the Fund to make monthly repurchase offers of no less than 5% of the Fund’s outstanding shares at NAV. If granted, written notification of each monthly repurchase offer will be sent to Shareholders between 7 and 14 calendar days before the repurchase request deadline (i.e., the date by which Shareholders must tender their shares in response to a repurchase offer). There is no guarantee that any such exemptive relief will be granted. Prior to relying on the requested relief, if granted, the Fund’s Board will revise the Fund’s fundamental policy of making quarterly repurchase offers such that the Fund will make monthly repurchase offers. In addition, the Fund will obtain the approval of all Shareholders by unanimous written consent in lieu of a meeting. In addition, the Fund will disclose in its offering document and annual reports its fundamental policy to make monthly offers to repurchase a portion of its common shares at net asset value, as permitted by Rule 23c-3(b)(1).

See “Repurchase Offers Risks” beginning on page 30 of this prospectus.

Principal Investment Strategies. Under normal circumstances, the Fund intends to invest at least 80% of its assets in directly originated fixed-income securities and credit instruments (“Direct Credit”). The Fund defines Direct Credit to consist primarily of the following credit strategies:

i.	Direct Lending (including first lien loans and unitranche loans);
ii.	Junior Capital Solutions (including second lien loans, unsecured debt, mezzanine loans and preferred equity); and
iii.	Asset-based Lending (including, but not limited to, credit investments, investments in infrastructure, aviation and telecommunications).

In addition, the fund may also invest in the following Direct Credit strategies to a lesser extent:

i.	Structured Credit (including CLOs); and
ii.	Liquid Credit (including broadly syndicated loans and credit selection in high yield bonds and leveraged loans).

The Fund will opportunistically allocate its investments across any number of the foregoing strategies, and the Fund’s allocation across the various Direct Credit strategies is expected to change over time. The Fund may invest in additional strategies in the future. The Fund may invest a substantial portion of its assets in credit instruments that are rated below investment grade by rating agencies or would be rated below investment grade if they were rated. Credit instruments that are rated below investment grade (commonly referred to as “high yield” securities or “junk bonds”) are regarded as having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. Because of the risks associated with investing in high yield securities, an investment in the Fund should be considered speculative. Some of the credit instruments will have no credit rating at all.

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Unlisted Closed-End Fund. An investment in the Fund is subject to, among others, the following risks:

●	There is not expected to be a public offering of Shares or any secondary trading market in the Shares.
●	Shareholders should consider that they may not have access to any money invested for an indefinite period of time.
●	The Fund will provide limited liquidity through quarterly offers to repurchase a limited amount of the Fund’s Shares (at least 5%). In connection with any given repurchase offer, it is likely that the Fund will offer to repurchase only the minimum amount of 5% of its outstanding shares.
●	Because Shareholders will be unable to sell Shares or have them repurchased immediately, Shareholders may find it difficult to reduce exposure on a timely basis during a market downturn.
●	Certain Investing Funds are expected to own a significant percentage of the Fund’s shares (“Large Shareholders”). The risks associated with limited liquidity may be amplified for Large Shareholders. In addition, repurchases by Large Shareholders could have a negative impact on the Fund, including the liquidity that may be available for other Shareholders.
●	If a Shareholder is able to sell its Shares outside the quarterly repurchase process, the Shareholder likely will receive less than the then-current NAV per Share.
●	There is no assurance that monthly distributions will be paid at all.
●	The Fund’s distributions may be unrelated to the Fund’s performance and funded from unlimited amounts of offering proceeds, which may constitute a return of capital and reduce the amount of capital available to the Fund for investment.
●	A return of capital to Shareholders is a return of a portion of their original investment in the Fund, thereby reducing the tax basis of their investment. As a result of such reduction in tax basis, Shareholders may be subject to tax in connection with the sale of Fund Shares, even if such Shares are sold at a loss relative to the Shareholder’s original investment.
●	The Fund’s distributions may result from expense reimbursements from OHA Private Credit Advisors II, L.P. (the “Adviser”), which are not subject to repayment by the Fund. Shareholders should understand that any such distributions are not based on the Fund’s investment performance and can only be sustained if the Fund achieves positive investment performance in future periods and/or the Adviser continues to make such expense reimbursements.

See “Types of Investments and Related Risks” beginning on page 12 of this offering document.

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 The date of this offering document is [date].

Structure. The Fund is only available to the Investing Funds and is not available to members of the public. Shares are being offered through the fund’s distributor on a continuous basis at an offering price equal to the Fund’s then-current NAV per share. The Fund has no intention of listing its Shares for trading on any securities exchange, and the Fund does not expect any secondary market to develop for its Shares. Shareholders are not able to have their Shares redeemed or otherwise sell their Shares on a daily basis because the Fund is an unlisted closed-end fund. The Fund is structured as an interval fund and conducts periodic repurchase offers for a portion of its outstanding Shares, as described below.

Fees and Expenses. The Fund has entered into an investment advisory agreement (the “Agreement”) with the Adviser pursuant to which the Fund is not subject to any management fees or incentive fees. Under the Agreement, the Adviser or one of its affiliates, on behalf of the Fund, pays all of the Fund’s operating expenses (excluding interest; expenses related to borrowings, taxes, and brokerage; nonrecurring, extraordinary expenses; and acquired fund fees and expenses, if applicable).

Investment Adviser. The investment adviser to the Fund is OHA Private Credit Advisors II, L.P. (the “Adviser”). The Adviser is registered as an investment adviser with the Securities and Exchange Commission (“SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

This offering document provides the information that an Investing Fund should know about the Fund before investing. Investors are advised to read this offering document carefully and to retain it for future reference. Additional information about the Fund, including a statement of additional information about the Fund, dated [date] (the “Statement of Additional Information”), as may be amended, supplemented or restated, has been filed with the SEC and is incorporated by reference in its entirety into this offering document. The Statement of Additional Information and the Fund’s annual and semi-annual reports and other information filed with the SEC, can be obtained upon request and without charge by calling toll-free 1-844-700-1478. The Statement of Additional Information, other material incorporated by reference into this offering document and other information about the Fund is also available on the SEC’s website at http://www.sec.gov. The address of the SEC’s website is provided solely for the information of Investing Funds and is not intended to be an active link.

Shares are not deposits or obligations of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and Shares are not insured by the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other government agency.

Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this offering document is truthful or complete. Any representation to the contrary is a criminal offense.

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TABLE OF CONTENTS

SUMMARY OF TERMS

This is only a summary and does not contain all of the information that an Investing Fund should consider before investing in the Fund. Before investing, an Investing Fund should carefully read the more detailed information appearing elsewhere in this offering document or the Statement of Additional Information.

THE FUND	The Fund is a Delaware statutory trust that is registered under the 1940 Act as a non-diversified, closed-end management investment company. The Fund is operated as an interval fund (as defined below).
THE ADVISER	OHA Private Credit Advisors II, L.P. (the “Adviser”) serves as the Fund’s investment adviser. The Adviser is registered as an investment adviser with the SEC under the Advisers Act. The Adviser is, a subsidiary of Oak Hill Advisors, L.P. (together with its affiliated investment advisors and predecessor firms, “OHA” or the “Firm”). OHA is a subsidiary of T. Rowe Price Group, Inc. (“TRPG”) and is affiliated with T. Rowe Price Associates, Inc. (“T. Rowe Price”) and other entities controlled by or under common control with TRPG.
INVESTMENT OBJECTIVE	The Fund’s investment objective is to produce current income.
INVESTMENT OPPORTUNITIES AND STRATEGIES

Under normal circumstances, the Fund intends to invest at least 80% of its assets in directly originated fixed-income securities and credit instruments (“Direct Credit”). The Fund defines Direct Credit to consist primarily of the following credit strategies:

i.      Direct Lending (including first lien loans and unitranche loans);

ii.     Junior Capital Solutions (including second lien loans, unsecured debt, unsecured debt, mezzanine loans and preferred equity); and

iii.    Asset-based Lending (including, but not limited to, credit investments, investments in infrastructure, aviation and telecommunications).

In addition, the fund may also invest in the following Direct Credit strategies to a lesser extent:

i.      Structured Credit (including CLOs); and

ii.     Liquid Credit (including broadly syndicated loans and credit selection in high yield bonds and leveraged loans).

The Fund will opportunistically allocate its investments across any number of the foregoing strategies, and the Fund’s allocation across the various Direct Credit strategies is expected to change over time. The Fund will also hold cash and cash equivalents, U.S. Treasury securities, U.S. government agency securities, and other highly liquid investments. In accordance with applicable SEC rules, the Fund’s investment in other funds (including most CLOs and other funds exempt from registration under Sections 3(c)(1) and 3(c)(7) of the 1940 Act) is limited to 10% of its total assets.

The Fund may invest in additional strategies in the future.

While some of the loans in which the Fund intends to invest pursuant to the foregoing may be secured, the Fund may also invest in debt securities that are either unsecured and subordinated to substantial amounts of senior indebtedness, or a significant portion of which may be unsecured. Some of the loans in which the Fund may invest may be “covenant-lite” loans.

The Fund normally may invest in a number of different countries. There is no minimum or maximum limit on the amount of the Fund’s assets that may be invested in non-U.S. securities.

Providing Investing Funds with Access to OHA’s Transaction Flow and Expertise.

OHA is a leading global alternatives investment firm specializing in private lending, distressed credit, structured credit, real assets, special situations, leveraged loans and high yield bonds. OHA manages approximately $111 billion[1] of assets across credit strategies in pooled funds, CLOs and single investor mandates. The global and primarily institutional investor base of OHA and its affiliates includes pension funds, sovereign wealth funds, insurance companies, foundations, endowments, fund of funds, family offices and high net worth individuals.

OHA’s leading private lending platform focuses on directly originated and customized financing solutions for larger well-established corporate borrowers and, where applicable, their private equity sponsors. Approximately $47 billion of OHA’s capital under management is invested in private strategies including private lending.

The Fund intends to capitalize on the significant ongoing growth in Direct Credit, particularly for financing solutions for well-established, larger companies generally with earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $75 million or greater (“Larger Borrowers”) and OHA’s deep expertise in this area. The Adviser may also provide financing solutions for middle market and/or less established companies, or companies that are highly leveraged. The Adviser believes that the competitive advantages discussed below position the Fund to deliver premium yields while mitigating downside risk on behalf of the Investing Funds.

The Fund will seek to source opportunities through OHA’s extensive global relationships and proprietary network and through the deep infrastructure the Adviser has developed in each of the Fund’s Direct Credit strategies.

PORTFOLIO COMPOSITION

The Fund’s portfolio will consist of some combination of the following types of investments below. The Fund’s allocation across each of these investment strategies may vary from time to time.

Direct Lending. Through its Direct Lending strategy, the Fund will primarily focus on directly originated and customized private financing solutions, focused on “large cap” senior secured direct lending (including first lien senior secured loans and “unitranche” loans) targeting Larger Borrowers. The Adviser may also provide financing solutions for middle market and/or less established companies, or companies that are highly leveraged. The Fund may originate loans in accordance with its investment objective, investment strategies, fundamental investment restrictions and the limitations of the 1940 Act, including but not limited to Section 17 thereof. While the Fund will not be involved in servicing such loans, an affiliated person of the Fund may act as an agent in connection with the loans in accordance with the limitations of the 1940 Act. Additionally, consistent with its fundamental investment restriction relating to industry concentration, the Fund will not originate loans to issuers in any one industry or group of industries in an amount exceeding 25% of the Fund’s total assets. The Fund’s investments generally have stated terms of three to seven years, and the expected average life of the Fund’s investments is generally two to three years. However, there is no limit to the maturity or duration of any investment that the Fund may hold in its portfolio.

1 Capital under management estimated as of December 31, 2025. Includes net asset value, portfolio value and/or unfunded capital. Uses respective USD exchange rates as of month-end for any non-USD assets. Additional information on calculation methodology available upon request.

Junior Capital Solutions. Through its Junior Capital Solutions strategy, the Fund intends to have the flexibility to invest in junior parts of the capital structure (such as second lien loans, unsecured debt, mezzanine loans and preferred equity).

Asset-based Lending. Through its Asset-based Lending strategy, the Fund intends to provide directly originated and privately negotiated capital solutions with bespoke documentation for real assets primarily within the infrastructure, aviation and telecommunications categories, including, without limitation, (i) ships, (ii) aircraft (including parts thereof) or aircraft-related assets, (iii) containers, railcars and other similar equipment, (iv) automobiles, (v) real estate and real estate related assets, including real estate investment trusts, (vi) infrastructure and infrastructure-related assets, (vii) energy and energy-related assets, (viii) telecommunication and telecommunication-related assets, (ix) data centers and (x) equipment and other related assets. The Fund will focus on debt transactions.

To a lesser extent, the Fund’s portfolio may include the following types of investments:

Collateralized Loan Obligations. Through its collateralized loan obligations (“CLOs”)/Structured Credit strategy, the Fund intends to invest in the debt and equity tranches of CLOs that are backed by senior secured corporate loans made to companies operating primarily in the U.S. or Europe. The Fund will focus on CLO investments sourced from the secondary market. The Fund may also invest in asset-backed securities and other structured products.

Liquid Credit. Through its Liquid Credit strategy, the Fund intends to focus on idiosyncratic credit selection within high yield bonds and leveraged loans.

Other Investment Strategies. The Fund may also invest in notes, bills, debentures, convertible and preferred securities, government and municipal obligations and other credit instruments with similar economic characteristics. In addition, from time to time, the Fund may invest in or hold common stock and other equity securities incidental to the purchase or ownership of a credit investment or in connection with a reorganization of a borrower. To a limited extent, the Fund may use derivatives to hedge all or a portion of the Fund’s foreign currency risk through the use of foreign currency forward contracts. Any derivatives that provide exposure to Direct Credit instruments will be counted (as applicable) toward compliance with the Fund’s 80% investment policy. Derivatives may allow the Fund to increase or decrease the level of risk to which the Fund is exposed more quickly and efficiently than transactions in other types of instruments.

Other Characteristics

Foreign Instruments. The Fund may make investments in non-U.S. entities, including issuers in emerging markets. Emerging market countries are countries that major international financial institutions, such as the World Bank, generally consider to be less economically mature than developed nations, such as the United States or most nations in Western Europe. Emerging market countries can include every nation in the world except the United States, Canada, Japan, Australia, New Zealand and most countries located in Western Europe. The Fund expects that its investment in non-U.S. issuers will be made primarily in U.S. dollar denominated securities, but it reserves the right to purchase securities that are foreign currency denominated. Some non-U.S. securities may be less liquid and more volatile than securities of comparable U.S. issuers. Factors considered in determining whether an issuer may be deemed to be from a particular foreign country or geographic region include, among others, the issuer’s principal trading market, the country in which the issuer was legally organized, whether the issuer derives a substantial portion of its operations or assets from a particular country or region or derives a substantial portion of its revenue or profits from businesses, investments or sales outside of the United States.

Illiquid and Restricted Securities. The Fund invests in instruments that, at the time of investment, are illiquid (generally, those securities that cannot be disposed of within seven days in the ordinary course of business at approximately the value at which the Fund has valued the securities). The Fund may also invest, without limit, in securities that are unregistered (but are eligible for purchase and sale by certain qualified institutional buyers) or are held by control persons of the issuer and securities that are subject to contractual restrictions on their resale.

Cash and Short-Term Investments. The Fund may invest its cash balances in money market instruments, U.S. government securities, commercial paper, certificates of deposit, repurchase agreements and other high-quality debt instruments maturing in one year or less, among other instruments. In addition, for temporary defensive purposes, liquidity management or in connection with implementing changes in its asset allocation, the Fund may invest in high-quality fixed income securities, money market instruments and money market funds. For temporary defensive purposes, the Fund may invest up to 100% of its assets in cash equivalents and short-term debt securities.

LEVERAGE	The Fund may borrow money for short-term purposes but does not expect to borrow for investment purposes. The Fund does not intend to issue preferred stock. Any expenses related to the use of borrowings is expected to be minimal.
BOARD OF TRUSTEES	The Board of Trustees (the “Board”), including a majority of the members of the Board (each, a “Trustee”) that are considered independent and are not “interested persons” (as defined in the 1940 Act) of the Fund or the Adviser (collectively, the “Independent Trustees”), oversees and monitors the Fund’s management and operations. See “Management of the Fund.”
FEES AND EXPENSES

Pursuant to the Agreement, the Adviser serves as the Fund’s investment manager and provides advisory services to the Fund. The Fund does not pay any fees for management related services under the Agreement. In addition, pursuant to an administration agreement (the “Administration Agreement”) with the Adviser, the Adviser and/or one of its affiliates pays all the Fund’s expenses, on behalf of the Fund, with the following exceptions: interest; expenses related to borrowings, taxes, and brokerage; expenses incident to purchasing or disposing of investments, including transaction expenses; nonrecurring, extraordinary expenses; and acquired fund fees and expenses, if applicable.

Pursuant to the Administration Agreement, the Administrator provides, or oversees the performance of, administrative and compliance services, including, but not limited to, maintaining financial records, overseeing the calculation of NAV, compliance monitoring (including diligence and oversight of our other service providers), preparing reports to shareholders and reports filed with the SEC and other regulators, preparing materials and coordinating meetings of our Board, managing the payment of expenses, the payment and receipt of funds for investments and the performance of administrative and professional services rendered by others and providing office space, equipment and office services.

The Board will periodically review the Agreement to determine, among other things, that the services provided are reasonable. The Fund is only available to Investing Funds, each of which pay T. Rowe Price or an affiliate a contractual management fee.

DIVIDENDS AND DISTRIBUTIONS

Dividends are not re-invested in the Fund and are distributed to Shareholders monthly. The Fund’s distributions may be funded from unlimited amounts of offering proceeds, which may constitute a return of capital and reduce the amount of capital available to the Fund for investment. A return of capital to Shareholders is a return of a portion of their original investment in the Fund, thereby reducing the tax basis of their investment. As a result of such reduction in tax basis, Shareholders may be subject to tax in connection with the sale of Fund Shares, even if such Shares are sold at a loss relative to the Shareholder’s original investment. See “Dividends and Distributions.”

The Board reserves the right to change the distribution policy from time to time.

PURCHASES OF SHARES	The Fund’s Shares are offered on a daily basis, at an offering price equal to the Fund’s then-current NAV per Share. Shares of the Fund are not registered under the 1933 Act and are not available for public purchase. The Fund is only available to the Investing Funds.

There are no minimum initial or subsequent investment amounts, or minimum balance requirements.
PLAN OF DISTRIBUTION

T. Rowe Price Investment Services, Inc., located at 1307 Point Street, Baltimore, MD 21231, (the “Distributor”) serves as the Fund’s principal underwriter and acts as the Distributor of the Fund’s Shares on a best efforts basis, subject to various conditions. The Fund’s Shares are offered for sale through the Distributor at NAV.

The Distributor is not required to sell any specific number or dollar amount of the Fund’s Shares but will use its best efforts to solicit orders for the sale of the Shares. Shares of the Fund will not be listed on any national securities exchange and the Distributor will not act as a market maker in Fund Shares.

NON-PUBLIC, UNLISTED CLOSED-END INTERVAL FUND STRUCTURE	The Fund believes that a non-public, closed-end structure is most appropriate for the long-term nature of the Fund’s strategy and the Fund’s limited availability. The Fund’s NAV per Share may be volatile. As the Shares are not traded, Investing Funds will not be able to dispose of their investment in the Fund, except through repurchases conducted through the share repurchase program, no matter how the Fund performs.
VALUATIONS

The Board has designated the Adviser as the Fund’s valuation designee for purposes of Rule 2a-5 under the 1940 Act. The Adviser is responsible for the valuation of the Fund’s portfolio investments for which market quotations are not readily available, as determined in good faith pursuant to the Adviser’s and the Fund’s valuation policy and consistently applied valuation process. Pursuant to the portfolio valuation process set forth in the Adviser’s and the Fund’s valuation policy, the Adviser utilizes independent third-party pricing services and independent third-party valuation services. Portfolio securities and other assets for which market quotes are readily available are valued at market value. In circumstances where market quotes are not readily available, the Adviser has adopted methods for determining the fair value of such securities and other assets. The Fund determines NAV per Share in accordance with the methodology described in the Adviser’s and the Fund’s valuation policy. Valuations of Fund investments are disclosed in reports publicly filed with the SEC.

The Fund calculates the NAV of its Shares on a daily basis. Pursuant to Rule 23c-3(b)(7) under the 1940 Act, the Fund, as an interval fund, must calculate the share price (i) on at least a weekly basis at a time set by the Board and (ii) on a daily basis for the five business days before a repurchase request deadline. The Adviser will provide the Board with periodic reports, no less than quarterly, that discuss, among other things, the fair valuation of the Fund’s assets, as applicable. As the Fund’s valuation designee, the Adviser, subject to the Board’s oversight, is responsible for the accuracy, reliability or completeness of any market or fair market valuation determinations made with respect to the Fund’s assets. See “Determination of Net Asset Value.”

SHARE REPURCHASE PROGRAM	The Fund has adopted a fundamental policy to make quarterly offers to repurchase between 5% and 25% of its outstanding Shares at NAV, pursuant to Rule 23c-3 under the 1940 Act, unless such offer is suspended or postponed in accordance with regulatory requirements, which may not be changed without the vote of the holders of a majority of the Fund’s outstanding securities (as defined in the 1940 Act). Written notification of each quarterly repurchase offer (the “Repurchase Offer Notice”) is sent to Shareholders at least 21 calendar days before the repurchase request deadline (i.e., the date by which Shareholders can tender their Shares in response to a repurchase offer) (the “Repurchase Request Deadline”); however, the Fund will seek to provide such written notification earlier but no more than 42 calendar days before the Repurchase Request Deadline. The NAV will be calculated no later than the 14th calendar day (or the next business day if the 14th calendar day is not a business day) after the Repurchase Request Deadline (the “Repurchase Pricing Date”). The Fund will distribute payment to Shareholders within seven calendar days after the Repurchase Pricing Date.

The Fund has submitted an application for exemptive relief that, if granted, will permit the Fund to make monthly repurchase offers of no less than 5% of the Fund’s outstanding shares at NAV and no more than 25% per quarter. If granted, written notification of each monthly repurchase offer will be sent to Shareholders between 7 and 14 calendar days before the repurchase request deadline (i.e., the date by which Shareholders must tender their shares in response to a repurchase offer). There is no guarantee that any such exemptive relief will be granted.

Prior to relying on the requested relief, the Fund’s Board will revise the fundamental policy of making quarterly repurchase offers to reflect that the Fund will make monthly repurchase offers, and the Fund will obtain the approval of Shareholders. In addition, the Fund will disclose in its offering documents and annual reports its fundamental policy to make monthly offers to repurchase a portion of its common shares at NAV.

In connection with any given repurchase offer, it is likely that the Fund may offer to repurchase only the minimum amount of 5% of its outstanding Shares.

The Fund will commence its first quarterly repurchase offer in the [   ] calendar quarter of 2026.

If a repurchase offer is oversubscribed and the Fund determines not to repurchase additional Shares beyond the repurchase offer amount, or if Shareholders tender an amount of Shares greater than that which the Fund is entitled to purchase, the Fund will repurchase the Shares tendered on a pro rata basis, and Shareholders will have to wait until the next repurchase offer to make another repurchase request. In addition, the Fund’s repurchase offers may subject the Fund and Shareholders to special risks. See “Types of Investments and Related Risks—Repurchase Offers Risks.”

SUMMARY OF TAXATION	The Fund intends to elect to be treated for U.S. federal income tax purposes, and intends to qualify annually, as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). As a RIC, the Fund generally will not be subject to corporate-level U.S. federal income taxes on any net ordinary income or capital gains that is distributed as dividends for U.S. federal income tax purposes to Shareholders, as applicable. To qualify for and maintain its treatment as a RIC for U.S. federal income tax purposes, the Fund is required to meet certain specified source-of-income and asset diversification requirements and is required to distribute dividends for U.S. federal income tax purposes of an amount at least equal to 90% of the sum of its “investment company taxable income” (generally, its net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses) and its net tax-exempt interest income, determined without regard to any deduction for dividends paid, each tax year to Shareholders. See “Dividends and Distributions” and “Tax Aspects.”
FISCAL YEAR	For accounting purposes, the Fund’s fiscal year is the 12-month period ending on December 31.
REPORTS TO SHAREHOLDERS	As soon as practicable after the end of each calendar year, a statement on Form 1099-DIV identifying the sources of the distributions paid by the Fund to Shareholders for tax purposes will be furnished to Shareholders subject to Internal Revenue Service (“IRS”) reporting. In addition, the Fund will prepare and transmit to Shareholders an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act.

RISK FACTORS

Investing in the Fund involves risks, including the risk that a Shareholder may receive little or no return on their investment or that a Shareholder may lose part or all of their investment. Below is a summary of some of the principal risks of investing in the Fund. For a more complete discussion of the risks of investing in the Fund, see “Types of Investments and Related Risks.” Shareholders should consider carefully the following principal risks before investing in the Fund:

●     Unlike most closed-end funds, the Fund’s Shares will not be listed on any securities exchange;

●     Although the Fund will implement a program to periodically repurchase shares, there is no guarantee that an investor will be able to sell all of the Shares that the investor desires to sell. The Fund should therefore be considered to offer limited liquidity;

●     The risks associated with limited liquidity may be amplified for Large Shareholders. In addition, repurchases by Large Shareholders could have a negative impact on the Fund, including the liquidity that may be available for other Shareholders;

●     The Fund is exposed to risks associated with changes in interest rates;

●     The Fund’s distributions may be funded from offering proceeds, which may constitute a return of capital and reduce the amount of capital available to the Fund for investment.

●     Because bank loans are not typically registered under the federal securities laws like stocks and bonds, investors in loans have less protection against improper practices than investors in registered securities;

●     The Fund’s investments in securities and other obligations of companies that are experiencing distress involve a substantial degree of risk, require a high level of analytical sophistication for successful investment and require active monitoring;

●     The Fund may invest a portion of its assets in securities and credit instruments associated with real assets, including infrastructure, aviation and telecommunications, which have historically experienced substantial price volatility;

●     The Fund may invest a portion of its assets in securities and credit instruments of companies in the real estate industry, which has historically experienced substantial price volatility;

●     Below investment grade instruments (also known as “junk bonds”) have predominantly speculative characteristics and may be particularly susceptible to economic downturns, which could cause losses;

●     Mezzanine investments generally are subject to various risks, including, without limitation: (i) a subsequent characterization of an investment as a “fraudulent conveyance”; (ii) the recovery as a “preference” of liens perfected or payments made on account of a debt in the 90 days before a bankruptcy filing; (iii) equitable subordination claims by other creditors; (iv) so-called “lender liability” claims by the issuer of the obligations; and (v) environmental liabilities that may arise with respect to collateral securing the obligations.

●     Certain investments may be exposed to the credit risk of the counterparties with whom the Fund deals;

●     The valuation of securities or instruments that lack a central trading place (such as fixed-income securities or instruments) may carry greater risk than those that trade on an exchange;

●     Derivative investments have risks, including the imperfect correlation between the value of such instruments and the underlying assets of the Fund;

●     The Fund may be materially adversely affected by market, economic and political conditions and natural and man-made disasters, including pandemics, wars and supply chain disruptions, globally and in the jurisdictions and sectors in which the Fund invests;

●     Non-U.S. securities may be traded in undeveloped, inefficient and less liquid markets and may experience greater price volatility and changes in value – changes in foreign currency exchange rates may adversely affect the U.S. dollar value of and returns on foreign denominated investments;

●     CLOs may present risks similar to those of other types of debt obligations and, in fact, such risks may be of greater significance in the case of CLOs depending upon the Fund’s ranking in the capital structure. In certain cases, losses may equal the total amount of the Fund’s principal investment. Investments in structured vehicles, including equity and junior debt securities issued by CLOs, involve risks, including credit risk and market risk;

●      To qualify for and remain eligible for the special tax treatment accorded to RICs and their shareholders under the Code, the Fund must meet certain source-of-income, asset diversification and annual distribution requirements, and failure to do so could result in the loss of RIC status.

Accordingly, the Fund should be considered a speculative investment that entails substantial risks, and Investing Funds should invest in the Fund only if they can sustain a complete loss of their investment.

FEES AND EXPENSES

Pursuant to the Agreement and the Administration Agreement, the Fund is not subject to any investment advisory or administration fees. In addition, under the Administration Agreement, the Adviser and/or one of its affiliates pays all of the Fund’s operating expenses on behalf of the Fund (excluding interest; expenses related to borrowings, taxes, and brokerage; expenses incident to purchasing or disposing of investments, including transaction expenses; nonrecurring, extraordinary expenses; and acquired fund fees and expenses, if applicable).

THE FUND

The Fund is a newly organized non-diversified, closed-end management investment company that is registered under the 1940 Act. The Fund is structured as an interval fund and continuously offers its Shares. The Fund was organized as a Delaware statutory trust on September 8, 2025 and has no operating history. The principal office of the Fund is located at 1 Vanderbilt Avenue, 16th Floor, New York, NY 10017 and its telephone number is 1-844-700-1478.

INVESTMENT OBJECTIVE, OPPORTUNITIES AND STRATEGIES

Investment Objective

The Fund’s investment objective is to produce current income. The Fund’s investment objective and investment opportunities and strategies described in the Fund’s offering document, except for the six investment restrictions designated as fundamental policies, are not fundamental and may be changed by the board of trustees without shareholder approval.

Investment Opportunities and Strategies

Under normal circumstances, the Fund intends to invest at least 80% of its assets in Direct Credit. The Fund defines Direct Credit to consist primarily of the following credit strategies:

i.	Direct Lending (including first lien loans and unitranche loans);
ii.	Junior Capital Solutions (including second lien loans, unsecured debt, mezzanine loans and preferred equity); and
iii.	Asset-based Lending (including, but not limited to, credit investments, investments in infrastructure, aviation and telecommunications).

In addition, the fund may also invest in the following Direct Credit strategies to a lesser extent:

i.	Structured Credit (including CLOs); and
ii.	Liquid Credit (including broadly syndicated loans and credit selection in high yield bonds and leveraged loans).

The Fund will opportunistically allocate its investments across any number of the foregoing strategies, and the Fund’s allocation across the various Direct Credit strategies is expected to change over time. The Fund may invest in additional strategies in the future.

While some of the loans in which the Fund intends to invest pursuant to the foregoing may be secured, the Fund may also invest in debt securities that are either unsecured and subordinated to substantial amounts of senior indebtedness, or a significant portion of which may be unsecured. Some of the loans in which the Fund may invest may be “covenant-lite” loans.

The Fund normally may invest in a number of different countries. There is no minimum or maximum limit on the amount of the Fund’s assets that may be invested in non-U.S. securities.

Access to OHA’s Transaction Flow and Expertise. OHA is a leading global alternatives investment firm specializing in private lending, distressed credit, structured credit, real assets, special situations, leveraged loans and high yield bonds. OHA manages approximately $111 billion of assets across credit strategies in pooled funds, CLOs and single investor mandates. The global and primarily institutional investor base of OHA and its affiliates includes pension funds, sovereign wealth funds, insurance companies, foundations, endowments, fund of funds, family offices and high net worth individuals.

2

OHA’s leading private lending platform focuses on directly originated and customized financing solutions for larger well-established corporate borrowers and, where applicable, their private equity sponsors. Approximately $47 billion of OHA’s assets under management is invested in private strategies including private lending.

The Fund intends to capitalize on the significant ongoing growth in Direct Credit, particularly for financing solutions for Larger Borrowers and OHA’s deep expertise in this area.

Portfolio Composition

The Fund’s portfolio will consist of some combination of the following types of investments below. The Fund’s allocation across each of these investment strategies may vary from time to time.

Direct Lending. Through its Direct Lending strategy, the Fund will focus on directly originated and customized private financing solutions, focused on “large cap” senior secured direct lending (including first lien senior secured loans and “unitranche” loans) targeting Larger Borrowers, although the Fund may make investments in issuers with EBITDA outside of such range, including middle market and/or less established companies or companies that are highly leveraged. The Adviser believes that credit profiles of Larger Borrowers generally benefit from greater business diversification, stronger market positions, experienced management teams and a greater ability to navigate challenging markets. The Fund may originate loans in accordance with its investment objective, investment strategies, fundamental investment restrictions and the limitations of the 1940 Act, including but not limited to Section 17 thereof. While the Fund will not be involved in servicing such loans, an affiliated person of the Fund may act as an agent in connection with the loans in accordance with the limitations of the 1940 Act. Additionally, consistent with its fundamental investment restriction relating to industry concentration, the Fund will not originate loans to issuers in any one industry or group of industries in an amount exceeding 25% of the Fund’s total assets. The Fund’s investments generally have stated terms of three to seven years, and the expected average life of the Fund’s investments is generally two to three years. However, there is no limit to the maturity or duration of any investment that the Fund may hold in its portfolio. As part of its Direct Lending strategy, the Fund may issue letters of credit to certain portfolio companies. The payment obligations under a letter of credit would be subject to the satisfaction of certain conditions set forth in the letter of credit. The Fund will treat each letter of credit as an unfunded commitment for regulatory purposes.

2 Capital under management estimated as of December 31, 2025. Includes net asset value, portfolio value and/or unfunded capital. Uses respective USD exchange rates as of month-end for any non-USD assets. Additional information on calculation methodology available upon request.

Junior Capital Solutions. Through its Junior Capital Solutions strategy, the Fund intends to have the flexibility to invest in junior parts of the capital structure, with a focus on second lien loans, subordinated debt and preferred equity. The Adviser believes that the Fund’s flexibility to invest across the capital structure is a distinctive component of its Direct Credit strategy that enhances the Fund’s potential value-add to borrowers and sponsors and, in turn, the Fund’s opportunity set over time. The Adviser believes that there are attractive opportunities for the Fund to engage very early in a financing process, particularly when junior capital is required, and to act as an anchor investor positioning it to drive deal terms.

Asset-based Lending. Through its Asset-based Lending strategy, the Fund intends to provide directly originated and privately negotiated capital solutions with bespoke documentation for real assets primarily within the infrastructure, aviation and telecommunications categories, including, without limitation, (i) ships, (ii) aircraft (including parts thereof) or aircraft-related assets, (iii) containers, railcars and other similar equipment, (iv) automobiles, (v) real estate and real estate related assets, including real estate investment trusts, (vi) infrastructure and infrastructure-related assets, (vii) energy and energy-related assets, (viii) telecommunication and telecommunication-related assets, (ix) data centers and (x) equipment and other related assets. The Fund will focus on debt transactions.

To a lesser extent, the Fund’s portfolio will include the following types of investments:

CLOs/Structured Credit. Through its CLOs/Structured Credit strategy, the Fund intends to invest in the debt and equity tranches of CLOs that are backed by senior secured corporate loans made to companies operating primarily in the U.S. or Europe. The Fund will focus on CLO investments sourced from the secondary market. The Fund expects that it may purchase tranches from sellers who are impacted by fund redemptions or regulatory pressures. The Fund will actively seek out CLOs backed by pools of collateral that have overlap with the Adviser’s analyst coverage universe and portfolios and that are managed by third-party investment advisers with a demonstrated track record in CLO management. The Fund may also invest in asset-backed securities and other structured products.

Liquid Credit. Through its Liquid Credit strategy, the Fund intends to focus on idiosyncratic credit selection within high yield bonds and leveraged loans. The Fund intends to invest in instruments with robust liquidity profiles, including, but not limited to, publicly traded debt instruments (broadly syndicated loans, high yield bonds (junk bonds), convertible securities and notes) and Treasury securities. The Fund expects these investments to enhance its risk/return profile and serve as a source of liquidity for the Fund.

Other Investment Strategies. The Fund may also invest in notes, bills, debentures, convertible and preferred securities, government and municipal obligations and other credit instruments with similar economic characteristics. In addition, from time to time, the Fund may invest in or hold common stock and other equity securities incidental to the purchase or ownership of a credit investments or in connection with a reorganization of a borrower. The Fund may seek to hedge all or a portion of the Fund’s foreign currency risk through the use of foreign currency forward contracts. Derivative instruments used by the Fund will be counted toward the Fund’s policy of investing at least 80% of its assets in Direct Credit instruments. As a result, the market value of a derivative instrument that provides the Fund with indirect exposure to Direct Credit instruments will be counted toward the Fund’s 80% policy. Derivatives may allow the Fund to increase or decrease the level of risk to which the Fund is exposed more quickly and efficiently than transactions in other types of instruments.

Other Characteristics:

Foreign Instruments. The Fund may make investments in non-U.S. entities, including issuers in emerging markets. Emerging market countries are countries that major international financial institutions, such as the World Bank, generally consider to be less economically mature than developed nations, such as the United States or most nations in Western Europe. Emerging market countries can include every nation in the world except the United States, Canada, Japan, Australia, New Zealand and most countries located in Western Europe. The Fund expects that its investment in non-U.S. issuers will be made primarily in U.S. dollar denominated securities, but it reserves the right to purchase securities that are foreign currency denominated. Some non-U.S. securities may be less liquid and more volatile than securities of comparable U.S. issuers. Factors considered in determining whether an issuer may be deemed to be from a particular foreign country or geographic region include, among others, the issuer’s principal trading market, the country in which the issuer was legally organized, whether the issuer derives a substantial portion of its operations or assets from a particular country or region or derives a substantial portion of its revenue or profits from businesses, investments or sales outside of the United States.

Illiquid and Restricted Securities. The Fund invests in instruments that, at the time of investment, are illiquid (generally, those securities that cannot be disposed of within seven days in the ordinary course of business at approximately the value at which the Fund has valued the securities). The Fund may also invest, without limit, in securities that are unregistered (but are eligible for purchase and sale by certain qualified institutional buyers) or are held by control persons of the issuer and securities that are subject to contractual restrictions on their resale.

Cash and Short-Term Investments. The Fund may invest its cash balances in money market instruments, U.S. government securities, commercial paper, certificates of deposit, repurchase agreements and other high-quality debt instruments maturing in one year or less, among other instruments. In addition, for temporary defensive purposes, liquidity management or in connection with implementing changes in its asset allocation the Fund may invest in high-quality fixed income securities, money market instruments and money market funds. For temporary defensive purposes, the Fund may invest up to 100% of its assets in cash equivalents and short-term debt securities.

THE ADVISER

OHA Private Credit Advisors II, L.P., an investment adviser registered with the SEC under the Advisers Act, serves as the Adviser. The Adviser is a subsidiary of OHA, which is a subsidiary of TRPG.

OHA is a leading global alternatives investment firm specializing in private lending, distressed credit, structured credit, real assets, special situations, leveraged loans and high yield bonds. As of September 30, 2025, OHA manages approximately $111 billion of assets across credit strategies in pooled funds, CLOs and single investor mandates.

OHA’s leading private lending platform focuses on directly originated and customized financing solutions for larger, well-established corporate borrowers and, where applicable, their private equity sponsors. Approximately $47 billion of OHA’s capital under management is invested in private strategies including private lending. OHA has a long history of private credit investing starting in 2002, which it believes demonstrates its capabilities and success in private lending. OHA manages numerous investment programs that focus on senior secured corporate private credit investments primarily in North America and Europe. These investment programs seek to capitalize on OHA’s significant history and demonstrated success investing in private first lien and unitranche financings, as well as second lien loans and other corporate secured debt. These client solutions include other pooled investment vehicles and single investor mandates structured to solve the various objectives and requirements of OHA’s global investor base.

OHA is headquartered in New York, New York, with additional primary offices in London, England; Fort Worth, Texas; Sydney, Australia; Hong Kong; and Luxembourg. OHA’s professionals are fully integrated across industry and asset class specialists and geographies, have significant expertise across their respective functional areas and utilize a team-oriented approach. See “Conflicts of Interest” for further information regarding employees of OHA.

3AUM estimated as of September 30, 2025. Refers to the discretionary and non-discretionary assets of investment advisory clients, including co-investment advisory clients, and of certain tactical relationships to which OHA provides management, advisory or sourcing and administrative services. AUM includes net asset value, drawn and undrawn debt at the portfolio level, portfolio value and/or unfunded capital as applicable. AUM uses USD exchange rates as of the applicable month-end for any non-USD-denominated assets. For the CLOs OHA manages, OHA’s AUM is equal to the initial principal of collateral adjusted for paydowns. Additional information on the AUM calculation methodology is available upon request. The AUM provided here is distinct from regulatory assets under management (as reported on the Form ADV), Global Investment Performance Standards (“GIPS”) assets under management calculations, and capital under management.

OHA has partnered with its parent TRPG (NASDAQ: TROW) (together with its subsidiaries, “T. Rowe”) to offer the Adviser’s institutional-quality investment strategy with T. Rowe’s differentiated investor experience and world-class client service. T. Rowe Price is a wholly-owned subsidiary of TRPG, and OHA is a wholly-owned subsidiary of T. Rowe Price.

OHA was founded by Glenn R. August, the Chief Executive Officer of OHA. On December 29, 2021, T. Rowe acquired OHA, enhancing OHA’s client solutions capabilities and accelerating T. Rowe’s expansion into alternative credit markets. OHA operates as a standalone business of T. Rowe with autonomy over its consistent investment process and maintains its experienced team and collaborative culture. OHA and T. Rowe coordinate on product development initiatives, including the Fund, to deliver value-added client solutions that capitalize on their complementary capabilities.

T. Rowe offers investors around the globe an unparalleled combination of investment management excellence and world-class service. The firm has been managing investments since 1937 and, today, stands as a leader in its industry. T. Rowe is a financially strong, independent organization with a high level of employee ownership. T. Rowe is publicly traded, and its shares are included in the Standard & Poor’s 500 Index.

T. Rowe offers global investors a broad array of equity, fixed income, multi-asset and alternative investment strategies through its various subsidiaries and affiliates. Across all of its investment strategies, T. Rowe emphasizes proprietary, fundamental research and risk management. With this focus, the firm believes that it can continue to provide superior, long-term risk-adjusted performance to investors.

USE OF PROCEEDS

The proceeds from the sale of Shares, net of the Fund’s fees and expenses (if any), are invested by the Fund to pursue its investment program and strategies.

The Fund expects to invest the proceeds obtained by it promptly (and in any event, within three months) after receipt of such proceeds to pursue its investment program, investing the proceeds first in more liquid credits, then into other credit strategies as the opportunities become available to the Fund.

TYPES OF INVESTMENTS AND RELATED RISKS

This section discloses further detail on the types of investments and the principal risk factors associated with investment in the Fund. Investors should carefully consider the risk factors described below before deciding on whether to make an investment in the Fund. The risks set out below are not the only risks the Fund faces. Additional risks and uncertainties not currently known to the Fund or that the Fund currently deems to be immaterial also may materially adversely affect the Fund’s business, financial condition and/or operating results. If any of the following events occur, the Fund’s business, financial condition and results of operations could be materially adversely affected. In such case, the NAV of the Fund’s Shares could decline, and investors may lose all or part of their investment. Investors should be aware that in light of the current uncertainty, volatility and distress in economies, financial markets, and labor and health conditions over the world, the risks below are heightened significantly compared to normal conditions. The fact that a particular risk below is not specifically identified as being heightened under current conditions does not mean that the risk is not greater than under normal conditions.

Risks Relating to Investment Strategies, Fund Investments and the Fund’s Investment Program

Nature of the Fund’s Investments. The Fund has a very broad mandate with respect to the type and nature of investments in which it participates. While some of the loans in which the Fund intends to invest may be secured, the Fund may also invest in debt or equity securities that are either unsecured and subordinated to substantial amounts of senior indebtedness, or a significant portion of which may be unsecured. In such instances, the ability of the Fund to influence an issuer’s affairs, especially during periods of financial distress or following an insolvency is likely to be substantially less than that of senior creditors. For example, under terms of subordination agreements, senior creditors are typically able to block the acceleration of the debt or other exercises by the Fund of its rights as a creditor. Accordingly, the Fund may not be able to take the steps necessary to protect its investments in a timely manner or at all. In addition, the debt securities in which the Fund intends to invest may not be protected by financial covenants or limitations upon additional indebtedness, may have limited liquidity and may not be rated by a credit rating agency.

The borrowers of loans constituting the Fund’s assets may seek the protections afforded by bankruptcy, insolvency and other debtor relief laws. Bankruptcy proceedings are unpredictable as described further below in “Investments in Restructurings.” Additionally, the numerous risks inherent in the insolvency process create a potential risk of loss by the Fund of its entire investment in any particular investment. Insolvency laws may, in certain jurisdictions, result in a restructuring of the debt without the Fund’s consent under the “cramdown” provisions of applicable insolvency laws and may also result in a discharge of all or part of the debt without payment to the Fund.

Debt securities are also subject to other risks, including (i) the possible invalidation of an investment transaction as a “fraudulent conveyance,” (ii) the recovery of liens perfected or payments made on account of a debt in the period before an insolvency filing as a “preference,” (iii) equitable subordination claims by other creditors, (iv) so called “lender liability” claims by the issuer of the obligations (see “Risks Related to Investments in Loans”) and (v) environmental liabilities that may arise with respect to collateral securing the obligations. Additionally, adverse credit events with respect to any issuer, such as missed or delayed payment of interest and/or principal, bankruptcy, receivership, or distressed exchange, can significantly diminish the value of the Fund’s investment in any such company. The Fund’s investments may be subject to early redemption features, refinancing options, pre-payment options or similar provisions which, in each case, could result in the issuer repaying the principal on an obligation held by the Fund earlier than expected. Accordingly, there can be no assurance that the Fund’s investment objective will be realized.

In addition, during periods of market disruption, borrowers of loans constituting the Fund’s assets may be more likely to seek to draw on unfunded commitments the Fund has made, and the Fund’s risk of being unable to fund such commitments is heightened during such periods.

Market Risk. The success of the Fund’s activities will be affected by general economic and market conditions, such as interest rates, availability of credit, credit defaults, inflation rates, economic uncertainty, changes in laws (including laws relating to taxation of the Fund’s investments), trade barriers or tariffs, currency exchange controls, disease outbreaks, pandemics, and national and international political, environmental and socioeconomic circumstances (including wars, terrorist acts or security operations). In addition, the current U.S. political environment and the resulting uncertainties regarding actual and potential shifts in U.S. foreign investment, trade, taxation, economic, environmental and other policies under the current Administration, as well as the impact of geopolitical tension. United States and global markets are experiencing volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict, recent escalation of conflict in the Middle East and Southwest Asia and continued political and social unrest in various countries, such as Venezuela and Mexico, which have led, are currently leading, and for an unknown period of time will continue to lead to disruptions in local, regional, national, and global markets and economies affected thereby. Most recently, on February 28, 2026, the United States and Israel launched a major assault on Iran with the stated aim of toppling the regime in Tehran, triggering regional Iranian retaliation across the Gulf, including attacks against targets in Qatar, the United Arab Emirates (UAE), Kuwait, Bahrain and Saudi Arabia. An escalation in this or other global conflicts may have a material adverse impact on the Fund, its portfolio companies and the market generally, including as a result of intense regional and global military and/or economic retaliation, major maritime disruptions in the Strait of Hormuz, and large-scale cyber warfare.

Economic sanctions may be, and have been, imposed against certain countries, organizations, companies, entities and/or individuals. Economic sanctions and other similar governmental actions or developments could, among other things, effectively restrict or eliminate the Fund’s ability to purchase or sell certain foreign securities or groups of foreign securities, and thus may make the Fund’s investments in such securities less liquid or more difficult to value. Such sanctions may also cause a decline in the value of securities issued by the sanctioned country or companies located in or economically tied to the sanctioned country. In addition, as a result of economic sanctions and other similar governmental actions or developments, the Fund may be forced to sell or otherwise dispose of foreign investments at inopportune times or prices.

Current and historic market turmoil has illustrated that market environments may, at any time, be characterized by uncertainty, volatility and instability. Serious economic disruptions may result in governmental authorities and regulators enacting significant fiscal and monetary policy changes, including by providing direct capital infusions into companies, introducing new monetary programs and considerably increasing or lowering interest rates, which, in some cases resulted in negative interest rates.

As global systems, economies and financial markets are increasingly interconnected, events that once had only local impact are now more likely to have regional or even global effects. Events that occur in one country, region or financial market will, more frequently, adversely impact issuers in other countries, regions or markets. These impacts can be exacerbated by failures of governments and societies to adequately respond to an emerging event or threat. These types of events quickly and significantly impact markets in the U.S. and across the globe leading to extreme market volatility and disruption. The extent and nature of the impact on supply chains or economies and markets from these events is unknown, particularly if a health emergency or other similar event, such as the COVID-19 outbreak in 2020, persists for an extended period of time. The value of the Fund’s investment may decrease as a result of such events, particularly if these events adversely impact the operations and effectiveness of the Adviser or key service providers or if these events disrupt systems and processes necessary or beneficial to the investment advisory or other activities on behalf the Fund.

Governments and regulators may take actions that affect the regulation of the Fund or the instruments in which the Fund invests, in ways that are unforeseeable. Future legislation or regulation or other governmental actions could limit or preclude the Fund’s abilities to achieve its investment objective or otherwise adversely impact an investment in the Fund. Political and diplomatic events within the United States, including a contentious domestic political environment, changes in political party control of one or more branches of the U.S. government, the U.S. government’s inability at times to agree on a long-term budget and deficit reduction plan, the threat of a U.S. government shutdown, and disagreements over, or threats not to increase, the U.S. government’s borrowing limit (or “debt ceiling”), as well as political and diplomatic events abroad, may affect investor and consumer confidence and may adversely impact financial markets and the broader economy, perhaps suddenly and to a significant degree. A downgrade of the ratings of U.S. government debt obligations, or concerns about the U.S. government’s credit quality in general, could have a substantial negative effect on the U.S. and global economies. For example, concerns about the U.S. government’s credit quality may cause increased volatility in the stock and bond markets, higher interest rates, reduced prices and liquidity of U.S. Treasury securities, and/or increased costs of various kinds of debt. Moreover, although the U.S. government has honored its credit obligations, there remains a possibility that the United States could default on its obligations. The consequences of such an unprecedented event are impossible to predict, but it is likely that a default by the United States would be highly disruptive to the U.S. and global securities markets and could significantly impair the value of the Fund’s investments.

The Fund’s investment strategy and the availability of opportunities satisfying the Fund’s risk-adjusted return parameters relies in part on observable trends and conditions in the financial markets and in some cases the improvement of such conditions. Trends and historical events do not imply, forecast or predict future events and, in any event, past performance is not necessarily indicative of future results. There can be no assurance that the assumptions made or the beliefs and expectations currently held by the Adviser will prove correct and actual events and circumstances may vary significantly.

Many of the issuers in which the Fund will make investments may be susceptible to economic slowdowns or recessions and may be unable to repay the loans made to them during these periods. Therefore, non-performing assets may increase and the value of the Fund’s portfolio may decrease during these periods as the Fund is required to record the investments at their current fair value. Adverse economic conditions also may decrease the value of collateral securing some of the Fund’s loans and the value of its equity investments. Economic slowdowns or recessions could lead to financial losses in the Fund’s portfolio and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase the Fund’s and the issuers’ funding costs, limit the Fund’s and the issuers’ access to the capital markets or result in a decision by lenders not to extend credit to the Fund or the issuers. These events could prevent the Fund from increasing investments and harm its operating results.

An issuer’s failure to satisfy financial or operating covenants imposed by the Fund or other lenders could lead to defaults and, potentially, acceleration of the time when the loans are due and foreclosure on its secured assets, which could trigger cross- defaults under other agreements and jeopardize the issuer’s ability to meet its obligations under the debt that the Fund holds. The Fund may incur additional expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting issuer. In addition, if one of the issuers were to go bankrupt, depending on the facts and circumstances, including the extent to which the Fund will actually provide significant managerial assistance to that issuer, a bankruptcy court might subordinate all or a portion of the Fund’s claim to that of other creditors.

The prices of financial instruments in which the Fund may invest can be highly volatile. General fluctuations in the market prices of securities may affect the value of the investments held by the Fund. Instability in the securities markets may also increase the risks inherent in the Fund’s investments.

Credit Risk. One of the fundamental risks associated with the Fund’s investments is credit risk, which is the risk that an issuer will be unable to make principal and interest payments on its outstanding debt obligations when due. The Fund’s return to investors would be adversely impacted if an issuer of debt in which the Fund invests becomes unable to make such payments when due.

Although the Fund may make investments that the Adviser believes are secured by specific collateral, the value of which may initially exceed the principal amount of such investments or the Fund’s fair value of such investments, there can be no assurance that the liquidation of any such collateral would satisfy the borrower’s obligation in the event of non-payment of scheduled interest or principal payments with respect to such investment, or that such collateral could be readily liquidated. The Fund may also invest in leveraged loans, high yield securities, marketable and non-marketable common and preferred equity securities and other unsecured investments, each of which involves a higher degree of risk than senior secured loans. Furthermore, the Fund’s right to payment and its security interest, if any, may be subordinated to the payment rights and security interests of a senior lender, to the extent applicable. Certain of these investments may have an interest-only payment schedule, with the principal amount remaining outstanding and at risk until the maturity of the investment. In addition, loans may provide for payments-in-kind, which have a similar effect of deferring current cash payments. In such cases, an issuer’s ability to repay the principal of an investment may depend on a liquidity event or the long-term success of the company, the occurrence of which is uncertain.

With respect to the Fund’s investments in any number of credit products, if the borrower or issuer breaches any of the covenants or restrictions under the credit agreement that governs loans of such issuer or borrower, it could result in a default under the applicable indebtedness as well as the indebtedness held by the Fund. Such default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. This could result in an impairment or loss of the Fund’s investment or a pre-payment (in whole or in part) of the Fund’s investment.

Similarly, while the Fund will generally target investing in companies it believes are of high quality, these companies could still present a high degree of business and credit risk. Companies in which the Fund invests could deteriorate as a result of, among other factors, an adverse development in their business, a change in the competitive environment or the continuation or worsening of the current (or any future) economic and financial market downturns and dislocations. As a result, companies that the Fund expected to be stable or improve may operate, or expect to operate, at a loss or have significant variations in operating results, may require substantial additional capital to support their operations or maintain their competitive position, or may otherwise have a weak financial condition or experience financial distress. In addition, exogenous factors such as fluctuations of the equity markets also could result in warrants and other equity securities or instruments owned by the Fund becoming worthless.

Credit Spread Risk. Credit spread risk is the risk that credit spreads (i.e., the difference in yield between securities that is due to differences in their credit quality) may increase when the market expects below-investment-grade bonds to default more frequently. Widening credit spreads may quickly reduce the market values of below-investment-grade and unrated securities. In recent years, the U.S. capital markets experienced extreme volatility and disruption following the spread of COVID-19, the conflict between Russia and Ukraine and other economic disruptions, which increased the spread between yields realized on risk-free and higher risk securities, resulting in illiquidity in parts of the capital markets. Central banks and governments played a key role in reintroducing liquidity to parts of the capital markets. Future exits of these financial institutions from the market may reintroduce temporary illiquidity. These and future market disruptions and/or illiquidity would be expected to have an adverse effect on the Fund’s business, financial condition, results of operations and cash flows.

Risks Related to Investments in Loans. The Fund may invest in loans, either through primary issuances or in secondary transactions, including potentially on a synthetic basis. The value of the Fund’s loans may be detrimentally affected to the extent a borrower defaults on its obligations. There can be no assurance that the value assigned by the Adviser can be realized upon liquidation, nor can there be any assurance that any related collateral will retain its value. Furthermore, circumstances could arise (such as in the bankruptcy of a borrower) that could cause the Fund’s security interest in the loan’s collateral to be invalidated. Also, much of the collateral will be subject to restrictions on transfer intended to satisfy securities regulations, which will limit the number of potential purchases if the Fund intends to liquidate such collateral. The amount realizable with respect to a loan may be detrimentally affected if a guarantor, if any, fails to meet its obligations under a guarantee. Finally, there may be a monetary, as well as a time cost involved in collecting on defaulted loans and, if applicable, taking possession of various types of collateral.

The portfolio may include first lien senior secured, second and third lien loans and any other loans.

Covenant-Lite Loans. Some of the loans in which the Fund may invest may be “covenant-lite” loans. “Covenant-lite” loans refer generally to loans that do not have a complete set of financial maintenance covenants. Generally, “covenant-lite” loans provide borrower companies more freedom to negatively impact lenders because their covenants are incurrence-based, which means they are only tested and can only be breached following an affirmative action of the borrower, rather than by a deterioration in the borrower’s financial condition. Accordingly, to the extent the Fund invests in “covenant-lite” loans, the Fund may have fewer rights against a borrower and may have a greater risk of loss on such investments as compared to investments in or exposure to loans with financial maintenance covenants.

First Lien Senior Secured Loans. It is expected that when the Fund makes a senior secured term loan investment in an issuer, it will generally take a security interest in substantially all of the available assets of the issuer, including the equity interests of its domestic subsidiaries, which the Fund expects to help mitigate the risk that it will not be repaid. However, there is a risk that the collateral securing the Fund’s loans may decrease in value over time, may be difficult to sell in a timely manner, may be difficult to appraise and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the issuer to raise additional capital, and, in some circumstances, the Fund’s lien could be subordinated to claims of other creditors. In addition, deterioration in an issuer’s financial condition and prospects, including its inability to raise additional capital, may be accompanied by deterioration in the value of the collateral for the loan. Consequently, the fact that a loan is secured does not guarantee that the Fund will receive principal and interest payments according to the loan’s terms, or at all, or that it will be able to collect on the loan should it be forced to enforce its remedies.

Second Lien Senior Secured Loans and Junior Debt investments. Second and third lien loans are subject to the same investment risks generally applicable to senior loans described above. The Fund’s second lien senior secured loans will be subordinated to first lien loans and the Fund’s junior debt investments, such as mezzanine loans, generally will be subordinated to both first lien and second lien loans and have junior security interests or may be unsecured. As such, to the extent the Fund holds second lien senior secured loans and junior debt investments, holders of first lien loans may be repaid before the Fund in the event of a bankruptcy or other insolvency proceeding. Therefore second and third lien loans are subject to additional risk that the cash flow of the related obligor and the property securing the second or third lien loan may be insufficient to repay the scheduled payments to the lender after giving effect to any senior secured obligations of the related obligor. This may result in an above average amount of risk and loss of principal. Second and third lien loans are also expected to be more illiquid than senior loans.

Unsecured Loans. Unsecured loans are subject to the same investment risks generally applicable to loans described above but are subject to additional risk that the assets and cash flow of the related obligor may be insufficient to repay the scheduled payments to the lender after giving effect to any secured obligations of the obligor. Unsecured loans will be subject to certain additional risks to the extent that such loans may not be protected and such loans are not secured by collateral, financial covenants or limitations upon additional indebtedness. Unsecured loans are also expected to be a more illiquid investment than senior loans for this reason.

Other Risks Related to Loans. Under the agreements governing most syndicated loans, should a holder of an interest in a syndicated loan wish to call a default or exercise remedies against a borrower, it could not do so without the agreement of at least a majority of the other lenders. Actions could also be taken by a majority of the other lenders, or in some cases, a single agent bank, without the consent of all lenders. Each lender would nevertheless be liable to indemnify the agent bank for its ratable share of expenses or other liabilities incurred in such connection and, generally, with respect to the administration and any renegotiation or enforcement of the syndicated loans. Moreover, an assignee or participant in a loan may not be entitled to certain gross-up payments in respect of withholding taxes and other indemnities that otherwise might be available to the original holder of the loan.

Furthermore, the Adviser may invest a portion of the Fund’s assets in bank loans and participations. The special risks associated with these obligations include (i) the possible invalidation of an investment transaction as a fraudulent conveyance under relevant creditors’ rights laws, (ii) adverse consequences resulting from participating in such instruments with other institutions with lower credit quality and (iii) limitations on the ability of the Fund or the Adviser to directly enforce its rights with respect to participations. The Adviser will seek to balance the magnitude of these and other risks identified by it against the potential investment gain prior to entering into each such investment. Successful claims by third parties arising from these and other risks, absent bad faith, may be borne by the Fund. Bank loans are frequently traded on the basis of standardized documentation which is used in order to facilitate trading and market liquidity. There can be no assurance, however, that future levels of supply and demand in bank loan trading will provide an adequate degree of liquidity or that the current level of liquidity will continue or that the same documentation will be used in the future. The settlement of trading in bank loans often requires the involvement of third parties, such as administrative or syndication agents, and there presently is no central clearinghouse or authority which monitors or facilitates the trading or settlement of all bank loan trades. Often, settlement may be delayed based on the actions of any third party or counterparty, and adverse price movements may occur in the time between trade and settlement, which could result in adverse consequences for the Fund.

In recent years, a number of judicial decisions in the United States have upheld the right of borrowers to sue lending institutions on the basis of various evolving legal theories (collectively termed “lender liability”). Generally, lender liability is founded upon the premise that an institutional lender has violated a duty (whether implied or contractual) of good faith and fair dealing owed to a borrower or has assumed a degree of control over the borrower resulting in a creation of a fiduciary duty owed to the borrower or its other creditors or shareholders. Because of the nature of certain of the Fund’s investments, the Fund could be subject to allegations of lender liability.

The Fund may acquire interests in bank loans either directly (by way of sale or assignment) or indirectly (by way of participation). The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a contracting party under the credit agreement with respect to the debt obligation; however, its rights can be more restricted than those of the assigning institution. Participation interests in a portion of a debt obligation typically result in a contractual relationship only with the institution participating out the interest and not with the borrower. In purchasing participations, the Fund typically will not have the right to vote on matters requiring a vote of holders of the underlying debt and may have no right to enforce compliance by the borrower with the terms of the loan agreement, or any rights of set-off against the borrower, and the Fund may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, if the Fund were to hold a participation, it would assume the credit risk of both the borrower and the institution selling the participation to the Fund. In certain circumstances, investing in the form of participation may be the most advantageous or only route for the Fund to make or hold any such investment, including in light of limitations relating to local laws or the willingness of administrative agents or borrowers to allow the Fund to become a direct lender.

Finally, loans may become non-performing for a variety of reasons. Non-performing debt obligations may require substantial workout negotiations, restructuring or bankruptcy filings that may entail a substantial reduction in the interest rate, deferral of payments and/or a substantial write-down of the principal of a loan or conversion of some or all of the debt to equity. Additional costs associated with these activities may reduce returns.

Unitranche Loans. Unitranche loans provide leverage levels comparable to a combination of first lien and second lien or subordinated loans. From the perspective of a lender, in addition to making a single loan, a unitranche loan may allow the lender to choose to participate in the “first out” tranche, which will generally receive priority with respect to payments of principal, interest and any other amounts due, or to choose to participate only in the “last out” tranche, which is generally paid after the “first out” tranche is paid. The Fund intends to participate in “first out” and “last out” tranches of unitranche loans and make single unitranche loans.

Investments in Middle-Market Companies. Investments in middle-market companies such as those that the Fund may invest in, while often presenting greater opportunities for growth, may also entail larger risks than are customarily associated with investments in large companies. Middle-market companies may have more limited product lines, capitalization, markets and financial resources, and may be dependent on a smaller management group. As a result, such companies may be more vulnerable to general economic trends and to specific changes in markets and technology. In addition, future growth may be dependent on additional financing, which may not be available on acceptable terms when required. Furthermore, there is ordinarily a more limited marketplace for the sale of interests in smaller, private companies, which may make realizations of gains more difficult, by requiring sales to other private investors. In addition, the relative illiquidity of investments held by closed-end funds generally, and the somewhat greater illiquidity of closed-end fund investments in middle-market companies, could make it difficult for the Fund to react quickly to negative economic or political developments.

Investments in Less Established Companies. The Fund may invest a portion of its assets in the securities of less established companies. Certain of the investments may be in businesses with little or no operating history. Investments in such early-stage growth companies may involve greater risks than are generally associated with investments in more established companies. To the extent there is any public market for the securities held by the Fund, such securities may be subject to more abrupt and erratic market price movements than those of larger, more established companies. Less established companies tend to have lower capitalizations and fewer resources and are, therefore, often more vulnerable to financial failure. Such companies also may have shorter operating histories on which to judge future performance and in many cases, if operating, will have negative cash flow. There can be no assurance that any such losses will be offset by gains (if any) realized on the Fund’s other investments. In addition, less mature companies could be deemed to be more susceptible to irregular accounting or other fraudulent practices. In the event of fraud by any company in which the Fund invests, the Fund may suffer a partial or total loss of capital invested in that company.

The Fund may invest in issuers that: (i) have little or no operating history, (ii) offer services or products that are not yet ready to be marketed, (iii) are operating at a loss or have significant fluctuations in operating results, (iv) are engaged in a rapidly changing business or (v) need substantial additional capital to set up internal infrastructure, hire management and personnel, support expansion or achieve or maintain a competitive position. Such issuers may face intense competition, including competition from companies with greater financial resources, more extensive capabilities and a larger number of qualified managerial and technical personnel.

High Yield Debt. The Fund may invest in debt securities that may be classified as “higher-yielding” (and, therefore, higher-risk) debt securities (also known as “junk bonds”). In most cases, such debt will be rated below “investment grade” or will be unrated and will face both ongoing uncertainties and exposure to adverse business, financial or economic conditions and the issuer’s failure to make timely interest and principal payments. The market for high yield securities (junk bonds) has experienced periods of volatility and reduced liquidity. High yield securities (junk bonds) may or may not be subordinated to certain other outstanding securities and obligations of the issuer, which may be secured by all or substantially all of the issuer’s assets. High yield securities (junk bonds) may also not be protected by financial covenants or limitations on additional indebtedness. The market values of certain of these debt securities may reflect individual corporate developments. General economic recession or a major decline in the demand for products and services in the industry in which the borrower operates would likely have a materially adverse impact on the value of such securities or could adversely affect the ability of the issuers of such securities to repay principal and pay interest thereon and increase the incidence of default of such securities. In addition, adverse publicity and investor perceptions, whether or not based on fundamental analysis, may also decrease the value and liquidity of these high yield debt securities (junk bonds).

Distressed Credit Investments. The Fund’s distressed credit investments (e.g., investments in defaulted, out-of-favor or distressed bank loans and debt and equity securities) are inherently speculative and are subject to a high degree of risk. Companies experiencing financial distress are often those operating at a loss or with substantial variations in operating results from period to period. Companies experiencing financial distress may be involved in insolvency proceedings and have the need for substantial additional capital to support continued operations or to improve their financial condition and may have very high amounts of leverage. Distressed companies typically are in default under, or have a significant risk of an inability to service, their debt obligations, especially during an economic downturn or periods of rising interest rates, may not have access to more traditional methods of financing and may be unable to repay debt by refinancing. Investments in distressed companies may be premised on a turnaround strategy. If turnarounds are not achieved, these companies could experience failures or substantial declines in value, and the Fund may not be able to divest itself of such unprofitable investments in a timely fashion or at all. Additionally, turnarounds may not be achieved within the contemplated investment horizons.

The value of distressed instruments tends to be more volatile and may have an increased price sensitivity to changing interest rates and adverse economic and business developments than other securities or instruments. Distressed credit investments are often more sensitive to company-specific developments and changes in economic conditions than other securities. Furthermore, distressed debt instruments are often unsecured and may be subordinated to senior debt. Accordingly, an investment in the Fund should only be considered by persons who can afford a loss of their entire investment.

Mezzanine Investments. The Fund may make mezzanine investments. Such investments, if made, may be unsecured and made in companies whose capital structures have significant indebtedness ranking ahead of the Fund’s investments, all or a significant portion of which may be secured. While the Fund’s mezzanine investments may benefit from the same or similar financial and other covenants as those enjoyed by the indebtedness ranking ahead of such investments and may benefit from cross-default provisions and security over the assets of the issuer, some or all of such terms may not be part of particular investments. Moreover, the ability of the Fund to influence an issuer’s affairs, especially during periods of financial distress or following insolvency, is likely to be substantially less than that of senior creditors. Mezzanine investments generally are subject to various risks, including, without limitation: (i) a subsequent characterization of an investment as a “fraudulent conveyance”; (ii) the recovery as a “preference” of liens perfected or payments made on account of a debt in the 90 days before a bankruptcy filing; (iii) equitable subordination claims by other creditors; (iv) so-called “lender liability” claims by the issuer of the obligations; and (v) environmental liabilities that may arise with respect to collateral securing the obligations.

Collateralized Loan Obligations. In the case of most CLOs, the structured finance securities are issued in multiple tranches, offering investors various maturity and credit risk characteristics, often categorized as senior, mezzanine and subordinated/equity according to their degree of risk. If there are defaults or the relevant collateral otherwise underperforms, scheduled payments to senior tranches of such securities take precedence over those of mezzanine tranches, and scheduled payments to mezzanine tranches have a priority in right of payment to subordinated/equity tranches.

In light of the above, CLOs may therefore present risks similar to those of other types of debt obligations and, in fact, such risks may be of greater significance in the case of CLOs depending upon the Fund’s ranking in the capital structure. In certain cases, losses may equal the total amount of the Fund’s principal investment. Investments in structured vehicles, including equity and junior debt securities issued by CLOs, involve risks, including credit risk and market risk. Changes in interest rates and credit quality may cause significant price fluctuations.

In addition to the general risks associated with investing in debt securities, CLO securities carry additional risks, including: (1) the possibility that distributions from collateral assets will not be adequate to make interest or other payments; (2) the quality of the collateral may decline in value or default; (3) investments in CLO equity and junior debt tranches will likely be subordinate in right of payment to other senior classes of CLO debt; and (4) the complex structure of a particular security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results. Additionally, changes in the collateral held by a CLO may cause payments on the instruments held by the Fund to be reduced, either temporarily or permanently. CLOs also may be subject to prepayment risk. Further, the performance of a CLO may be adversely affected by a variety of factors, including the security’s priority in the capital structure of the issuer thereof, the availability of any credit enhancement, the level and timing of payments and recoveries on and the characteristics of the underlying receivables, loans or other assets that are being securitized, remoteness of those assets from the originator or transferor, the adequacy of and ability to realize upon any related collateral and the capability of the servicer of the securitized assets. There are also the risks that the trustee of a CLO does not properly carry out its duties to the CLO, potentially resulting in loss to the CLO. In addition, the complex structure of the security may produce unexpected investment results, especially during times of market stress or volatility.

Investing in securities of CLOs involves the possibility of investments being subject to potential losses arising from material misrepresentation or omission on the part of borrowers whose loans make up the assets of such entities. Such inaccuracy or incompleteness may adversely affect the valuation of the receivables or may adversely affect the ability of the relevant entity to perfect or effectuate a lien on the collateral securing its assets. The CLOs in which the Fund invests will rely upon the accuracy and completeness of representations made by the underlying borrowers to the extent reasonable, but cannot guarantee such accuracy or completeness. The quality of the Fund’s investments in CLOs is subject to the accuracy of representations made by the underlying borrowers. In addition, the Fund is subject to the risk that the systems used by the originators of CLOs to control for accuracy are defective. Under certain circumstances, payments to the Fund may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance or a preferential payment.

To the extent underlying default rates with respect to the securities in which the Fund invests occur or otherwise increase, the performance of the Fund’s investments may be adversely affected. The rate of defaults and losses on debt instruments will be affected by a number of factors, including global, regional and local economic conditions in the area where the borrower operates, the financial circumstances of the borrower as well as the general market conditions. A decline in global markets (or any particular sub-market thereof) may result in higher delinquencies and/or defaults as borrowers may not be able to repay or refinance their outstanding debt obligations when due for a variety of reasons, which may adversely affect the performance of the Fund’s investments.

CLOs typically will have no significant assets other than the assets underlying such CLOs, including, but not limited to, secured loans, leveraged loans, project finance loans, unsecured loans, cash collateralized letters of credit and other asset-backed obligations, and/or instruments (each of which may be listed or unlisted and in bearer or registered form) that serve as collateral. Payments on the CLO securities are and will be payable solely from the cash flows from the collateral, net of all management fees and other expenses.

The failure by a CLO in which the Fund invests to satisfy financial covenants, including with respect to adequate collateralization and/or interest coverage tests, could lead to a reduction in its payments to the Fund. In the event that a CLO fails certain tests, holders of CLO senior debt may be entitled to additional payments that would, in turn, reduce the payments the Fund would otherwise be entitled to receive. Separately, the Fund may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting CLO or any other investment the Fund may make. If any of these occur, it could materially and adversely affect the Fund’s returns.

Issuers may be subject to management, administration and incentive or performance fees. Payment of such additional fees will adversely impact on the returns achieved by the Fund.

The Fund may hold securities that are in a first loss or subordinated position with respect to realized losses on the collateral of its issuers. The leveraged nature of CLOs, in particular, magnifies the adverse impact of loan defaults. CLO investments represent a leveraged investment with respect to the underlying loans. Therefore, changes in the market value of the CLO investments could be greater than the change in the market value of the underlying loans, which are subject to credit, liquidity and interest rate risk.

The Fund’s investments and the assets that collateralize them may prepay more quickly than expected and have an impact on the value of the Fund. Prepayment rates are influenced by changes in interest rates and a variety of factors beyond the Fund’s control and consequently cannot be accurately predicted. Early prepayments give rise to increased re-investment risk, as the Fund or a CLO collateral manager might realize excess cash from prepayments earlier than expected. If the Fund or a CLO collateral manager is unable to reinvest such cash in a new investment with an expected rate of return at least equal to that of the investment repaid, this may reduce net income and the fair value of that asset.

The Fund is expected to rely on CLO collateral managers to administer and review the portfolios of collateral they manage. The actions of the CLO collateral managers may significantly affect the return on investments. The ability of each CLO collateral manager to identify and report on issues affecting its securitization portfolio on a timely basis could also affect the return on investments, as the Fund may not be provided with information on a timely basis in order to take appropriate measures to manage its risks. The Fund is also expected to rely on CLO collateral managers to act in the best interests of a CLO it manages. If any CLO collateral manager were to act in a manner that was not in the best interest of the CLOs (e.g., gross negligence, with reckless disregard or in bad faith), this could adversely impact the overall performance of investments.

There could in the future be circumstances when uncertainty exists with respect to the roles of certain parties in respect of the Fund’s issuers. Various issues may arise for which there may not be a clear answer in the transaction documents of such issuers, such as, for example only, whether the trustee is obligated to actively search for breaches of representations and warranties, whether holders of the issuer should be allowed access to all deal documents and whether principal forgiveness should be treated as a realized loss. The manner in which these open issues are resolved, specifically those which impact the receipt and allocation of underlying cash flows and losses, could adversely impact the Fund’s future investments in issuers.

The failure of servicers to effectively service the loans underlying certain of the investments in the Fund would materially and adversely affect the Fund. Most securitizations of loans require a servicer to manage collections on each of the underlying loans. Both default frequency and default severity of loans may depend upon the quality of the servicer. If servicers are not vigilant in encouraging borrowers to make their monthly payments, the borrowers may be far less likely to make these payments, which could result in a higher frequency of default. If servicers take longer to liquidate non-performing assets, loss severities may tend to be higher than originally anticipated. The failure of servicers to effectively service the receivables underlying certain assets in the Fund’s investments could negatively impact the value of its investments and its performance. Servicer quality is of prime importance in the default performance of certain personal loans. Servicers may go out of business which would require a transfer of servicing to another servicer. Such transfers take time and loans may become delinquent because of confusion or lack of attention. Servicers may be required to advance interest on delinquent loans to the extent the servicer deems those advances recoverable. In the event the servicer does not advance, interest may be interrupted even on more senior securities. Servicers may also advance more than is in fact recoverable once a defaulted loan is disposed, and the loss to the trust may be greater than the outstanding principal balance of that loan (greater than 100% loss severity). For securitizations with corporate loans, the collateral manager’s role in reinvestment of principal amortization in performing credits and with respect to loans that default, as well as its ability to actively manage the portfolio through trading, will have a significant impact on the value of the underlying collateral and the performance of its securitization. If the collateral manager reinvests proceeds into loans which then default, does not sell loans before such loans default close to the original purchase price or does not effectively contribute to a restructuring process to maximize value of the loan the securitization owns, the collateral manager could materially and adversely impact the Fund’s investments.

The Fund’s investment strategy with respect to certain investments (or types of investments) may be based, in part, upon the premise that interests in issuers and/or an issuer’s underlying collateral that are otherwise performing may from time to time be available for participation by the Fund at “discounted” rates or at “undervalued” prices. Purchasing debt instruments and/or other interests at what may appear to be “undervalued” or “discounted” levels is no guarantee that these investments will generate attractive risk-adjusted returns to the Fund or will not be subject to further reductions in value. For reasons not necessarily attributable to any of the risks set forth herein (for example, supply/demand imbalances or other market forces), the prices of the debt instruments and other securities in which the Fund invests may decline substantially. In particular, purchasing debt instruments or other assets at what may appear to be “undervalued” or “discounted” levels is no guarantee that these assets will not be trading at even lower levels at a time of valuation or at the time of sale. It may not be possible to predict such “spread widening” risk. Additionally, the perceived discount in pricing from previous environments described herein may still not reflect the true value of the collateral assets underlying debt instruments in which the Fund invests.

The fair value of investments may be significantly affected by changes in interest rates. Investments in senior-secured loans through CLOs are sensitive to interest rate levels and volatility. Although CLOs are generally structured to mitigate the risk of interest rate mismatch, there may be some difference between the timing of interest rate resets on the assets and liabilities of a CLO. Such a mismatch in timing could have a negative effect on the amount of funds distributed to CLO investors. In addition, CLOs may not be able to enter into hedge agreements, even if it may otherwise be in the best interests of the CLO to hedge such interest rate risk. Furthermore, in the event of a significant rising interest rate environment and/or economic downturn, loan defaults may increase and result in credit losses that may adversely affect the Fund’s cash flow, fair value of its assets and operating results.

CLOs are typically actively managed by an investment manager, and as a result the interests therein are traded, subject to credit rating agency and other constraints, by such investment manager. The aggregate return on the CLO equity securities will depend in part upon the ability of each investment manager to actively manage the issuer’s portfolio of assets. Additionally, CLOs may be negatively impacted by rating agency actions, and if the securities issued by, or the portfolio securities of, a CLO are downgraded, the Fund’s investment may decline in value. It is possible that an affiliate of the Fund may participate (in certain instances) in the review and approval of the initial collateral selection of the Fund’s issuers as well as any collateral additions to the portfolio. In times of market stress, valuation of CLO securities may reflect wide bid-ask spreads from numerous valuation sources and be subject to good faith valuations. However, the exercise of control over an issuer could expose the assets of the Fund to claims by such issuer, its investors and its creditors. While the Adviser intends to manage the Fund in a manner that will minimize the exposure of these risks, the possibility of successful claims cannot be precluded.

Between the closing date and the effective date of a CLO, the CLO collateral manager will generally expect to purchase additional collateral obligations for the CLO. During this period, the price and availability of these collateral obligations may be adversely affected by a number of market factors, including price volatility and availability of investments suitable for the CLO, which could hamper the ability of the collateral manager to acquire a portfolio of collateral obligations that will satisfy specified concentration limitations and allow the CLO to reach the target initial par amount of collateral prior to the effective date. An inability or delay in reaching the target initial par amount of collateral may adversely affect the timing and amount of interest or principal payments received by the holders of the CLO debt securities and distributions on the CLO equity securities and could result in early redemptions which may cause CLO debt and equity investors to receive less than face value of their investment.

Interest Rate Risk. General interest rate fluctuations and changes in credit spreads on floating rate loans may have a substantial negative impact on the Fund’s investments and investment opportunities and, accordingly, may have a material adverse effect on the Fund’s rate of return on invested capital, the Fund’s net investment income and the Fund’s NAV. Certain of the Fund’s debt investments will have variable interest rates that reset periodically based on benchmarks such as SOFR and the prime rate, so an increase in interest rates may make it more difficult for issuers to service their obligations under the debt investments that the Fund will hold. In addition, to the extent the Fund borrows money to make investments, its returns will depend, in part, upon the difference between the rate at which it borrows funds and the rate at which it invests those funds. As a result, there can be no assurance that a significant change in market interest rates will not have a material adverse effect on the Fund’s net investment income to the extent it uses debt to finance its investments. In periods of rising interest rates, the Fund’s cost of funds would increase, which could reduce its net investment income. In general, rising interest rates will negatively impact the price of a fixed rate debt instrument and falling interest rates will have a positive effect on price. Adjustable rate instruments also react to interest rate changes in a similar manner, although generally to a lesser degree (depending, however, on the characteristics of the reset terms, including the index chosen, frequency of reset and reset caps or floors, among other factors). From time to time, the Fund may be exposed to medium- to long-term spread duration securities. Longer spread duration securities have a greater adverse price impact to increases in interest rates. Interest rate sensitivity is generally more pronounced and less predictable in instruments with uncertain payment or prepayment schedules.

If general interest rates rise, there is a risk that the portfolio companies in which the Fund holds floating rate securities will be unable to pay escalating interest amounts, which could result in a default under their loan documents. Rising interest rates could also cause portfolio companies to shift cash from other productive uses to the payment of interest, which may have a material adverse effect on their business and operations and could, over time, lead to increased defaults. In addition, rising interest rates may increase pressure on the Fund to provide fixed rate loans to the Fund’s portfolio companies, which could adversely affect the Fund’s net investment income, as increases in the cost of borrowed funds would not be accompanied by increased interest income from such fixed-rate investments.

Inflation Risk. Inflation risk is the risk that the value of certain assets or income from the Fund’s investments will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of investments and distributions can decline. In addition, during any periods of rising inflation, the dividend rates or borrowing costs associated with the Fund’s use of leverage would likely increase, which would tend to further reduce returns to shareholders.

Real Assets Investments Risk. The Fund may invest a portion of its assets in credit instruments associated with real assets, including infrastructure and aviation, which have historically experienced substantial price volatility. The value of companies engaged in these industries is affected by (i) changes in general economic and market conditions; (ii) changes in environmental, governmental and other regulations; (iii) risks related to local economic conditions, overbuilding and increased competition; (iv) increases in property taxes and operating expenses; (v) changes in zoning laws; (vi) casualty and condemnation losses; (vii) surplus capacity and depletion concerns; (viii) the availability of financing; and (ix) changes in interest rates and leverage. In addition, the availability of attractive financing and refinancing typically plays a critical role in the success of these investments. As a result, such investments are subject to credit risk because borrowers may be delinquent in payment or default. Borrower delinquency and default rates may be significantly higher than estimated. The Adviser’s assessment, or a rating agency’s assessment, of borrower credit quality may prove to be overly optimistic. The value of securities in these industries may go through cycles of relative under-performance and over-performance in comparison to equity securities markets in general.

Real Estate Investments Risk. The Fund may acquire, directly or indirectly, debt and/or equity interests in real estate. The real estate investments of the Fund will be subject to the risks generally incident to the ownership of real property, including uncertainty of cash flow to meet fixed and other obligations; adverse changes in local market conditions, population trends, neighborhood values, community conditions, general economic conditions, local employment conditions, interest rates, and real estate tax rates; changes in fiscal policies; competition from other properties; and uninsured losses and other risks that are beyond the control of the Fund, such as the threat of terrorism and their consequences. There can be no assurance of profitable operations because the cost of owning the Fund’s real estate investments may exceed the income produced, particularly since certain expenses related to real estate and its development and ownership, such as property taxes, utility costs, maintenance costs and insurance, tend to increase over time and are largely beyond the control of the owner. In addition, the Fund’s ownership of equity interests in real estate may have tax consequences for certain investors that do not apply in the case of the Fund’s ownership of debt interests in real estate. To the extent the Fund makes investments in real estate assets (or a pool of real estate assets) that are geographically dispersed, leased to (or otherwise exposed to the credit risk of) a geographically diverse group of counterparties whose location changes on an ongoing basis and/or that otherwise have a “global” risk profile, the Adviser will, in its discretion, assign a country of risk for purposes of any applicable investment limitations or other purposes, which country of risk may not correspond with the actual geographic risk of some or all of such assets, and/or determine to exclude such assets from any such geographic limitations.

Certain real estate investment opportunities may originate from owners who are insolvent or in serious financial difficulty. As a result, the recourse to the sellers and/or the standards by which such properties are being serviced or operated may be adversely affected.

With respect to particular real estate credit investments, real estate debt instruments that are in default may require a substantial amount of workout negotiations and/or restructuring, which may entail, among other things, a substantial reduction in the interest rate and/or a substantial write-down of the principal of such debt instruments. Even if a restructuring were successful, a risk exists that upon maturity of such real estate debt instrument, replacement “takeout” financing will not be available. It is possible that the Adviser may find it necessary or desirable to foreclose on collateral securing one or more real estate debt instruments purchased by the Fund. The foreclosure process can be lengthy, uncertain and expensive. Real estate risks typically include fluctuations in the real estate markets, slowdown in demand for the purchase or rental of properties, changes in the relative popularity of property types and locations, the oversupply of a certain type of property, changes in regional, national and international economic conditions, adverse local market conditions, the financial conditions of tenants, buyers and sellers of properties, changes in building, environmental, zoning and other laws and other governmental rules and fiscal policies, changes in real property tax rates or the assessed values of the investments, changes in interest rates and the availability or terms of debt financing, changes in operating costs, risks due to dependence on cash flow, environmental claims arising in respect of real estate acquired with undisclosed or unknown environmental problems or as to which inadequate reserves had been established, uninsured casualties, risks due to dependence on cash flow and risks and operating problems arising out of the presence of certain construction materials, unavailability of or increased cost of certain types of insurance coverage, such as terrorism insurance, fluctuations in energy prices, acts of God, natural disasters and uninsurable losses, acts of war (declared and undeclared), terrorist acts, strikes and other factors which are not within the control of the Adviser.

Preferred Stock. Preferred stock generally has a preference as to dividends and upon the event of liquidation over an issuer’s common stock, but it ranks junior to debt securities in an issuer’s capital structure. Preferred stock generally pays dividends in cash (or additional shares of preferred stock) at a defined rate, but unlike interest payments on debt securities, preferred stock dividends are payable only if declared by the issuer’s board of directors. Dividends on preferred stock may be cumulative, meaning that, in the event the issuer fails to make one or more dividend payments on the preferred stock, no dividends may be paid on the issuer’s common stock until all unpaid preferred stock dividends have been paid. Preferred stock may also be subject to optional or mandatory redemption provisions.

Convertible Securities. Convertible securities are bonds, debentures, notes, preferred stocks or other securities that may be converted into or exchanged for a specified amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. A convertible security generally entitles its holder to receive interest or a dividend until the convertible security matures or is redeemed or converted. Convertible securities generally: (i) have higher yields than the dividends on the underlying common stocks, but lower yields than non-convertible securities of a comparable duration; (ii) are less volatile in price than the underlying common stock due to their fixed-income characteristics; (iii) have a significant option component to their value which is directly impacted by the prevailing market volatility and interest rates; and (iv) provide the potential for capital appreciation if the market price of the underlying common stock increases.

The value of a convertible security is a function of its “investment value” (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion feature) and its “conversion value” (the security’s worth, at market value, if converted into the underlying common stock). The investment value of a convertible security is influenced by changes in interest rates (with investment value declining as interest rates increase) as well as market volatility (with the conversion value increasing as market volatility increases). The credit standing of the issuer and other factors may also have an effect on investment value. The conversion value of a convertible security is determined by the market price of the underlying common stock. If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value. To the extent that the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. A convertible security generally will sell at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying common stock while holding a fixed-income security. Generally, the amount of the premium decreases (as with an option) as the convertible security approaches maturity.

A convertible security may be subject to redemption at the option of the issuer. If a convertible security held by the Fund is called for redemption, the Fund will be required either to permit the issuer to redeem the security or convert it into the underlying common stock. Either of these actions could have an adverse effect on the value of the position.

Limited Amortization Requirements. The Fund may invest in loans that have limited mandatory amortization requirements. While these loans may obligate an issuer to repay the loan out of asset sale proceeds, with annual excess cash flow or by refinancing upon maturity, repayment requirements may be subject to substantial limitations that would allow an issuer to retain such asset sale proceeds or cash flow, thereby extending the expected weighted average life of the investment. In addition, a low level of amortization of any debt over the life of the investment may increase the risk that an issuer will not be able to repay or refinance the loans held by the Fund when it matures.

Securities on a When-Issued or Forward Commitment Basis. The Fund may purchase securities on a “when-issued” basis and may purchase or sell securities on a “forward commitment” basis to acquire the security or to hedge against anticipated changes in interest rates and prices. When such transactions are negotiated, the price is fixed at the time the commitment is made, but delivery and payment for the securities take place at a later date. When-issued securities and forward commitments may be sold prior to the settlement date, but the Fund will enter into when-issued and forward commitments only with the intention of actually receiving or delivering the securities, as the case may be. If the Fund disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it might incur a gain or loss. There is always a risk that the securities may not be delivered and that the Fund may incur a loss. Settlements in the ordinary course, which may take substantially more than five business days, are not treated by the Fund as when-issued or forward commitment transactions. The settlements of secondary market purchases of senior loans in the ordinary course, on a settlement date beyond the period expected by loan market participants are subject to delayed compensation. Furthermore, the purchase of a senior loan in the secondary market is typically negotiated and finalized pursuant to a binding trade confirmation, and therefore, the risk of non-delivery of the security to the Fund is reduced or eliminated when compared with such risk when investing in when-issued or forward commitment securities.

Prepayment Risk. Prepayment risk relates to the early repayment of principal on a loan or debt security. Loans are generally callable at any time, and certain loans may be callable at any time at no premium to par. The Adviser is generally unable to predict the rate and frequency of such repayments. Whether a loan is called will depend both on the continued positive performance of the issuer and the existence of favorable financing market conditions that allow such issuer the ability to replace existing financing with less expensive capital. As market conditions change frequently, the Adviser will often be unable to predict when, and if, this may be possible for each of the Fund’s issuers. Having the loan or other debt instrument called early may have the effect of reducing the Fund’s actual investment income below its expected investment income if the capital returned cannot be invested in transactions with equal or greater yields.

Investments in Highly Leveraged Issuers. The Fund’s investments are expected to include investments in issuers whose capital structures have significant leverage (including substantial leverage senior to the Fund’s investments), a considerable portion of which may be at floating interest rates. The leveraged capital structure of such issuers will increase their exposure to adverse economic factors such as rising interest rates, downturns in the economy or further deteriorations in the financial condition of the issuer or its industry. This leverage may result in more serious adverse consequences to such companies (including their overall profitability or solvency) in the event these factors or events occur than would be the case for less leveraged issuers. In using leverage, these issuers may be subject to terms and conditions that include restrictive financial and operating covenants, which may impair their ability to finance or otherwise pursue their future operations or otherwise satisfy additional capital needs. Moreover, rising interest rates may significantly increase the issuers or project’s interest expense, or a significant industry downturn may affect a company’s ability to generate positive cash flow, in either case causing an inability to service outstanding debt. The Fund’s investments may be among the most junior financing in an issuer’s capital structure. In the event such issuer cannot generate adequate cash flow to meet debt obligations, the company may default on its loan agreements or be forced into bankruptcy resulting in a restructuring or liquidation of the company, and the Fund, particularly in light of the subordinated and/or unsecured position of the Fund’s investments, may suffer a partial or total loss of capital invested in the company, which could adversely affect the return of the Fund.

Non-Performing Investments. The Fund’s portfolio may include investments whose underlying collateral are “non-performing” and that are typically highly leveraged, with significant burdens on cash flow and, therefore, involve a high degree of financial risk. During an economic downturn or recession, securities of financially troubled or operationally troubled issuers are more likely to go into default than securities or instruments of other issuers. Securities or instruments of financially troubled issuers and operationally troubled issuers are less liquid and more volatile than securities or instruments of companies not experiencing financial difficulties. Investment, directly or indirectly in the financially and/or operationally troubled issuers involves a high degree of credit and market risk. These difficulties may never be overcome and may cause borrowers to become subject to bankruptcy or other similar administrative proceedings. There is a possibility that the Fund may incur substantial or total losses on its investments and in certain circumstances, subject the Fund to certain additional potential liabilities that may exceed the value of the Fund’s original investment therein.

Risks of Certain Non-U.S. Investments. The Fund expects to invest a portion of its aggregate commitments outside of the United States. Non-U.S. securities or instruments involve certain factors not typically associated with investing in U.S. securities or instruments, including risks relating to (i) currency exchange matters, including fluctuations in the rate of exchange between the U.S. dollar and the various non-U.S. currencies in which the Fund’s non-U.S. investments are denominated, and costs associated with conversion of investment principal and income from one currency into another; (ii) differences in conventions relating to documentation, settlement, corporate actions, stakeholder rights and other matters; (iii) differences between the U.S. and non-U.S. securities markets, including higher rates of inflations, higher transaction costs and potential price volatility in, and relative illiquidity of, some non-U.S. securities markets; (iv) the absence of uniform accounting, auditing and financial reporting standards, practices and disclosure requirements and less governmental supervision and regulation in some countries; (v) certain economic, social and political risks, including potential exchange control regulations and restrictions on non-U.S. investment and repatriation of capital, the risks of political, economic or social instability, including the risk of sovereign defaults, and the possibility of expropriation or confiscatory taxation and adverse economic and political development; (vi) the possible imposition of non-U.S. taxes on income and gains recognized with respect to such securities or instruments; (vii) differing, and potentially less well developed or well-tested laws regarding creditor’s rights (including the rights of secured parties), corporate governance, fiduciary duties and the protection of investors; (viii) difficulty in enforcing contractual obligations; (ix) differences in the legal and regulatory environment or enhanced legal and regulatory compliance; (x) reliance on a more limited number of commodity inputs, service providers and/or distribution mechanisms; (xi) political hostility to investments by foreign or private investment fund investors; and (xii) less publicly available information.

In addition, the Fund’s investments in the debt of issuers located in certain non-U.S. jurisdictions may be adversely affected as a result of the ownership or control of an equity stake in such issuers by the Adviser and/or its affiliates. For example, in certain circumstances, the Fund could be subject to German “equity substitution rules” (similar to equitable subordination in the United States) if an issuer in which the Fund holds a debt investment and in which the Adviser and/or its affiliates holds an equity investment was to become insolvent. In such case, among other things, (i) the Fund may not be able to enforce its rights with respect to collateral, if any, (ii) the debt held by the Fund may be subordinated and (iii) the receiver may be entitled to reclaim amounts paid to the Fund within one year of the filing for commencement of insolvency proceedings or thereafter. The laws of other non-U.S. jurisdictions in which the Fund may seek to invest may have rules similar to Germany’s “equity substitution rules” discussed above, and the consequences to the Fund with respect to such rules may be more or less severe. Moreover, additional laws and regulations in non-U.S. jurisdictions in which the Fund may invest may affect the Fund’s investments in such jurisdictions in a manner that differs adversely from the results that would occur under U.S. laws and regulations applied to similar facts.

Additionally, the Fund may be less influential than other market participants in jurisdictions where it or the Adviser do not have a significant presence. The Fund may be subject to additional risks, which include possible adverse political and economic development, possible seizure or nationalization of non-U.S. deposits and possible adoption of governmental restrictions which might adversely affect the payment of principal and interest to investors located outside the country of the issuer, whether from currency blockage or otherwise. Furthermore, some of the securities may be subject to brokerage taxes levied by governments, which has the effect of increasing the cost of such investment and reducing the realized gain or increasing the realized loss on such securities at the time of sale. While the Adviser intends, where deemed appropriate, to seek to manage the Fund in a manner that will minimize exposure to the foregoing risks and will take these factors into consideration in making investment decisions for the Fund, there can be no assurance that adverse developments with respect to such risks will not adversely affect the assets of the Fund that are held in certain countries.

Foreign Currency Risks. A significant portion of the Fund’s investments (and the income and gains received by the Fund in respect of such investments) may be denominated in currencies other than the U.S. dollar. However, the books of the Fund will be maintained, and contributions to and distributions from the Fund will generally be made, in U.S. dollars. Accordingly, changes in foreign currency exchange rates and exchange controls may materially adversely affect the value of the investments and the other assets of the Fund. For example, any significant depreciation in the exchange rate of the Euro, or any other currency in which the Fund makes investments, against the U.S. dollar, could adversely affect the value of dividends or proceeds on investments denominated in the Euro or such other currencies. In addition, the Fund will incur costs, which may be significant, in connection with the conversion of various currencies.

Currency Hedging Risk. The Adviser may seek to hedge all or a portion of the Fund’s foreign currency risk. For example, the Fund may enter into foreign currency forward contracts to reduce the Fund’s exposure to foreign currency exchange rate fluctuations in the value of foreign currencies. In a foreign currency forward contract, the Fund agrees to receive or deliver a fixed quantity of one currency for another, at a pre-determined price at a future date. Forward foreign currency contracts are marked-to-market at the applicable forward rate. There is no guarantee that it will be practical to hedge currency risks or that any efforts to do so will be successful. The use of foreign currency forward contracts is a highly specialized activity that involves investment techniques and risks different from those associated with investments in more traditional securities and instruments, and there is no guarantee that the use of foreign currency forward contracts will achieve their intended result. If the Adviser is incorrect in its expectation of the timing or level of fluctuation in securities prices, currency prices or other variables, the use of foreign currency forward contracts could result in losses, which in some cases may be significant. A lack of correlation between changes in the value of foreign currency forward contracts and the value of the portfolio assets (if any) being hedged could also result in losses.

Use of Leverage: Risks Associated with the Fund’s Use of Borrowing. From time to time, the Fund may employ short term leverage to achieve its investment objective, but does not expect to borrow for investment purposes. For example, in certain circumstances, the Fund may receive a subscription from one or more Shareholders that does not settle with the Fund in time for the Fund to invest in a particular investment opportunity. Subject to prevailing market conditions, the Fund may add financial leverage if, immediately after such borrowing, it would have asset coverage (as defined in the 1940 Act) of 300% or more (for leverage obtained through debt) or 200% or more (for leverage obtained through preferred stock, although the Fund does not intend to issue preferred stock). For example, if the Fund has $100 in net assets, it may utilize leverage through obtaining debt of up to $50, resulting in $150 in total assets (or 300% asset coverage). In addition, if the Fund has $100 in net assets, it may issue $100 in Preferred Shares, resulting in $200 in total assets (or 200% asset coverage). Any expenses related to the use of borrowings is expected to be minimal.

In addition, pursuant to Rule 18f-4 under the 1940 Act, registered investment companies that make significant use of derivatives are required to operate subject to a value-at-risk leverage limit, adopt a derivatives risk management program and appoint a derivatives risk manager, and comply with various testing and board reporting requirements. Such requirements may limit the ability of the Fund to invest in derivatives, short sales and similar financing transactions, limit the Fund’s ability to employ certain strategies that use these instruments and/or adversely affect the Fund’s efficiency in implementing its strategy, liquidity and/or ability to pursue its investment objective.

Subject to certain exceptions, the Fund is required to trade derivatives and other transactions that create future payment or delivery obligations (except reverse repurchase agreements and similar financing transactions if the Fund has elected to treat them as borrowings) subject to a limit on notional derivatives exposure as a limited derivatives user. These requirements may limit the ability of the Fund to invest in derivatives, short sales and similar financing transactions, limit the Fund’s ability to employ certain strategies that use these instruments and/or adversely affect the Fund’s efficiency in implementing its strategy, liquidity and/or ability to pursue its investment objectives.

The Fund is expected to utilize leverage less frequently than other interval funds and other investment products such as BDCs, which may have a negative impact on the Fund’s overall performance. In addition, the Fund may hold significant amounts of cash to fund investments or to meet repurchase requests, which may negatively impact the Fund’s performance.

Change of Law Risk. Government counterparties or agencies may have the discretion to change or increase regulation of a portfolio investment’s operations or implement laws or regulations affecting the portfolio investment’s operations, separate from any contractual rights it may have. A portfolio investment also could be materially and adversely affected as a result of statutory or regulatory changes or judicial or administrative interpretations of existing laws and regulations that impose more comprehensive or stringent requirements on such portfolio company. Governments have considerable discretion in implementing regulations and tax reform, including, for example, the possible imposition or increase of taxes on income earned by a portfolio company or gains recognized by the Fund on its investment in such portfolio company, that could impact a portfolio company’s business as well as the Fund’s return on investment with respect to such portfolio company.

Force Majeure Risk. Issuers may be affected by force majeure events (i.e., events beyond the control of the party claiming that the event has occurred, including, without limitation, acts of God, fire, flood, earthquakes, outbreaks of an infectious disease, pandemic or any other serious public health concern, war, terrorism and labor strikes). Some force majeure events may adversely affect the ability of a party (including an issuer or a counterparty to the Fund or an issuer) to perform its obligations until it is able to remedy the force majeure event. In addition, the cost to an issuer or the Fund of repairing or replacing damaged assets resulting from such force majeure event could be considerable. Certain force majeure events (such as war or an outbreak of an infectious disease) could have a broader negative impact on the world economy and international business activity generally, or in any of the countries in which the Fund may invest specifically. Additionally, a major governmental intervention into industry, including the nationalization of an industry or the assertion of control over one or more issuers or its assets, could result in a loss to the Fund, including if its investment in such issuer is canceled, unwound or acquired (which could be without what the Fund considers to be adequate compensation). Any of the foregoing may therefore adversely affect the performance of the Fund and its investments.

Terrorist Activities. Terrorist attacks have caused instability in the world financial markets and may generate global economic instability. The continued threat of terrorism and the impact of military or other action could affect the Fund’s financial results.

Volatility of Commodity Prices. The performance of certain of the Fund’s investments may be substantially dependent upon prevailing prices of electricity, oil, natural gas, natural gas liquids, coal and other commodities (such as metals) and the differential between prices of specific commodities that are a primary factor in the profitability of certain conversion activities such as petroleum refining (“crack spread”) and power generation (“spark spread”). Commodity prices have been, and are likely to continue to be, volatile and subject to wide fluctuations in response to any of the following factors: (i) relatively minor changes in the supply of and demand for electricity or such other commodities; (ii) market uncertainty and the condition of various economies (including interest rates, levels of economic activity, the price of securities and the participation by other investors in the financial markets); (iii) political conditions in the United States and other project locations; (iv) the extent of domestic production and importation of oil, natural gas, natural gas liquids, coal or metals in certain relevant markets; (v) the foreign supply of oil, natural gas and metals; (vi) the prices of foreign imports; (vii) the level of consumer demand; (viii) the price and availability of alternative electric generation options; (ix) the price of steel and the outlook for steel production; (x) pandemics, wars, sanctions and weather conditions; (xi) the competitive position of electricity, ethanol/biodiesel, oil, gas or coal as a source of energy as compared with other energy sources; (xii) the industry-wide or local refining, transportation or processing capacity for natural gas or transmission capacity for electric energy; (xiii) the effect of United States and non-U.S. federal, state and local regulation on the production, transportation and sale of electric energy and other commodities; (xiv) breakthrough technologies (such as improved storage or clean coal technologies) or government subsidies, tax credits or other support that allow alternative fuel generation projects to produce more reliable electric energy or lower the cost of such production compared to natural gas fueled electric generation projects; (xv) with respect to the price of oil, actions of the Organization of Petroleum Exporting Countries; or (xvi) the expected consumption of coking coal in steel production. While the Adviser will endeavor to take into account existing and anticipated future applicable greenhouse gas regulation in its investment decisions, changes in the regulation of greenhouse gases could impact an investment or make future investments undesirable.

Regulatory Approvals. The Fund may invest in portfolio companies believed to have obtained all material United States federal, state, local or non-U.S. approvals, if any, required as of the date thereof to acquire and operate their facilities. In addition, the Fund may be required to obtain the consent or approval of applicable regulatory authorities in order to acquire or hold certain ownership positions in portfolio companies. A portfolio company could be materially and adversely affected as a result of statutory or regulatory changes or judicial or administrative interpretations of existing laws and regulations that impose more comprehensive or stringent requirements on such portfolio company. For example, in the case of oil and gas drilling, handling and transportation, such activities are extensively regulated, and statutory and regulatory requirements may include those imposed by energy, zoning, environmental, health, safety, labor and other regulatory or political authorities. Moreover, additional regulatory approvals, including without limitation, renewals, extensions, transfers, assignments, reissuances or similar actions, may become applicable in the future due to a change in laws and regulations, a change in the companies’ customers or for other reasons. There can be no assurance that a portfolio company will be able to (i) obtain all required regulatory approvals that it does not have at the time of the Fund’s investment or that it may be required to have in the future; (ii) obtain any necessary modifications to existing regulatory approvals; or (iii) maintain required regulatory approvals. Delay in obtaining or failure to obtain and maintain in full force and effect any regulatory approvals, or amendments thereto, or delay or failure to satisfy any regulatory conditions or other applicable requirements could prevent operation of a facility or sales to or from third parties or could result in fines or additional costs to a portfolio company. Regulatory changes in a jurisdiction where a portfolio investment is located may make the continued operation of the portfolio investment infeasible or economically disadvantageous and any expenditures made to date by such portfolio investment may be wholly or partially written off. The locations of the portfolio investments may also be subject to government exercise of eminent domain power or similar events. Any of these changes could significantly increase the regulatory-related compliance and other expenses incurred by the portfolio investments and could significantly reduce or entirely eliminate any potential revenues generated by one or more of the portfolio investments, which could materially and adversely affect returns to the Fund.

Political and Societal Challenges. Energy and energy-related infrastructure projects may be subject to siting requirements. Siting of energy projects is also frequently subject to regulation by applicable state, county and local authorities. For example, proposals to site an energy plant or engage in drilling activities in a particular location may be challenged by a number of parties, including special interest groups based on alleged security concerns, disturbances to natural habitats for wildlife and adverse aesthetic impacts, including the common “not in my backyard” phenomenon. Concerns regarding some of the techniques used in the extraction of shale gas in order to enhance recovery, such as the use of natural gas hydraulic fracturing (also known as “fracking”) may also arise, which may require governmental permits or approvals and which have recently been the subject of heightened environmental concerns and public opposition in some jurisdictions (as more fully described below). The failure of any portfolio investment to receive, renew or maintain any required permits or approvals or any inability to satisfy any requirement of any permits or approvals may result in increased compliance costs, the need for additional capital expenditures or a suspension of project operations.

Environmental Matters. Environmental laws, regulations and regulatory initiatives play a significant role in the electric power industry and can have a substantial impact on investments in this industry. For example, global initiatives to minimize pollution have played a major role in the increase in demand for natural gas and alternative energy sources, creating numerous new investment opportunities. Conversely, required expenditures for environmental compliance have adversely impacted investment returns in a number of segments of the industry. The electric power industry will continue to face considerable oversight from environmental regulatory authorities and significant influence from nongovernmental and special interest groups, and the Adviser will seek to evaluate carefully the expected impact of environmental compliance on all potential investments. The Fund may invest in portfolio companies that are subject to changing and increasingly stringent environmental and health and safety laws, regulations and permit requirements. There can be no guarantee that all costs and risks regarding compliance with environmental laws and regulations can be identified. New and more stringent environmental and health and safety laws, regulations and permit requirements or stricter interpretations of current laws or regulations could impose substantial additional costs on portfolio companies or potential investments. Compliance with such current or future environmental requirements does not ensure that the operations of the portfolio companies will not cause injury to the environment or people under all circumstances or that the portfolio companies will not be required to incur additional unforeseen environmental expenditures. In particular, the oil and gas industry, for example, is subject to environmental hazards, such as oil spills, natural gas leaks and ruptures, discharges of petroleum products and hazardous substances and historic disposal activities. These environmental hazards could expose the Fund’s investments to material liabilities for property damages, personal injuries or other environmental harm, including costs of investigating and remediating contaminated properties. Moreover, failure to comply with any regulatory or legal requirements could have a material adverse effect on a portfolio company, and there can be no assurance that portfolio companies will at all times comply with all applicable environmental laws, regulations and permit requirements. Past practices or future operations of portfolio companies could also result in material personal injury or property damage claims. Any noncompliance with these laws and regulations could subject the Fund and its properties to material administrative, civil or criminal penalties or other liabilities. Certain environmental laws and regulations may require that an owner or operator of an asset address prior environmental contamination, which could involve substantial cost. Such laws and regulations often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of environmental contamination. The Fund may therefore be exposed to substantial risk of loss as a result of environmental claims against portfolio companies. Community and environmental groups may protest about the development or operation of power generation assets which may induce government action to the detriment of the Fund. Some of the most onerous environmental requirements regulate air emissions of pollutants and greenhouse gases; these requirements may particularly affect companies in the energy sector, and in particular in its power generation fragment.

Counterparty Risk. The Fund is exposed to the risk that third parties that may owe the Fund, or its issuers, money, securities or other assets will not perform their obligations. These parties include trading counterparties, clearing agents, exchanges, clearing houses, custodians, prime brokers, administrators and other intermediaries. These parties may default on their obligations to the Fund or its issuers, due to bankruptcy, lack of liquidity, operational failure or other reasons. This risk may arise, for example, from entering into swap or other derivative contracts under which counterparties have long-term obligations to make payments to the Fund or its issuers, or executing securities, futures, currency or commodity trades that fail to settle at the required time due to non-delivery by the counterparty or systems failure by clearing agents, exchanges, clearing houses or other intermediaries. Also, any practice of rehypothecation of securities of the Fund or its issuers held by counterparties could result in the loss of such securities upon the bankruptcy, insolvency or failure of such counterparties. In addition, any of the Fund’s cash held with a prime broker, custodian or counterparty may not be segregated from the prime broker’s, custodian’s or counterparty’s own cash, and the Fund therefore may rank as an unsecured creditor in relation thereto. The inability to recover the Fund’s assets could have a material impact on the performance of the Fund. The consolidation and elimination of counterparties resulting from the disruption in the financial markets has generally increased the concentration of counterparty risk and has decreased the number of potential counterparties.

Payment-in-Kind (“PIK”) Income Risk. The Fund may hold investments that result in PIK income or PIK dividends. PIK income creates the risk that incentive fees will be paid to the Adviser based on non-cash accruals that ultimately may not be realized, while the Adviser will be under no obligation to reimburse the Fund for these fees. PIK income may have a negative impact on liquidity, as it represents a non-cash component of the Fund’s taxable income that may require cash distributions to shareholders in order to maintain the Fund’s ability to be subject to tax as a RIC. PIK income has the effect of generating investment income at a compounding rate, thereby further increasing the incentive fees payable to the Adviser. Similarly, all things being equal, the deferral associated with PIK income also increases the loan-to-value ratio at a compounding rate. Further, the interest rates on PIK loans may be higher to reflect the time-value of money on deferred interest payments and the higher credit risk of borrowers who may need to defer interest payments. The market prices of PIK securities generally are more volatile than the market prices of interest-bearing securities and are likely to respond to a greater degree to changes in interest rates than interest-bearing securities having similar maturities and credit quality. Because PIK income results in an increase in the size of the PIK securities held, the Fund’s exposure to potential losses increases when a security pays PIK income.

Changes to United States tariff and import/export regulations may have a negative effect on our portfolio companies and, in turn, harm us.

There has been ongoing discussion and commentary regarding potential significant changes to United States trade policies, treaties and tariffs. There is significant uncertainty about the future relationship between the United States and other countries with respect to trade policies, treaties and tariffs. These developments, or the perception that any of them could occur, may have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global trade and, in particular, trade between impacted nations and the United States. Any of these factors could depress economic activity and restrict our portfolio companies’ access to suppliers or customers and have a material adverse effect on their business, financial condition and results of operations, which in turn would negatively impact us.

The U.S. government has indicated its intent to alter its approach to international trade policy and in some cases to renegotiate, or potentially terminate, certain existing bilateral or multi-lateral trade agreements and treaties with foreign countries. In addition, the U.S. government has recently imposed tariffs on certain foreign goods, including steel and aluminum, and has indicated a willingness to impose tariffs on imports of other products. Related to this action, certain foreign governments, including China, have instituted retaliatory tariffs on certain U.S. goods, and have indicated a willingness to impose additional tariffs on U.S. products. Global trade disruption, together with future downturns in the global economy, significant introductions of trade barriers and bilateral trade frictions between the region’s major trading partners and the U.S. and key export markets in Europe could adversely affect the financial performance of the Company and the Company could lose both invested capital and anticipated profits from the affected investments. The U.S. government’s approach to international trade policy in general and tariffs in particular is dynamic and could change materially from time to time.

Other Risks Relating to the Fund

Senior Management Personnel of the Adviser. Since the Fund has no employees, it depends on the investment expertise, skill and network of business contacts of the Adviser. The Adviser evaluates, negotiates, structures, executes, monitors and services the Fund’s investments. The Fund’s future success depends to a significant extent on the continued service and coordination of the Adviser and its senior management team. The departure of any members of the Adviser’s senior management team could have a material adverse effect on the Fund’s ability to achieve its investment objective.

The Fund’s ability to achieve its investment objective depends on the Adviser’s ability to identify, analyze, invest in, finance and monitor companies that meet the Fund’s investment criteria. The Adviser’s capabilities in managing the investment process, providing competent, attentive and efficient services to the Fund, and facilitating access to financing on acceptable terms depend on the employment of investment professionals in an adequate number and of adequate sophistication to match the corresponding flow of transactions. Under a resource sharing agreement between the Adviser and OHA (the “Resource Sharing Agreement”), OHA has agreed to provide the Adviser with experienced investment professionals necessary to fulfill its obligations under the Agreement. The Resource Sharing Agreement, however, may be terminated by either party on 60 days’ notice. The Fund cannot assure shareholders that OHA will fulfill its obligations under the Resource Sharing Agreement. The Fund also cannot assure shareholders that the Adviser will enforce the Resource Sharing Agreement if OHA fails to perform, that such agreement will not be terminated by either party or that the Fund will continue to have access to the investment professionals of OHA and its affiliates or their information and deal flow. Further, to achieve the Fund’s investment objective, the Adviser may need to hire, train, supervise and manage new investment professionals to participate in the Fund’s investment selection and monitoring process. The Adviser may not be able to find investment professionals in a timely manner or at all. Failure to support the Fund’s investment process could have a material adverse effect on the Fund’s business, financial condition and results of operations.

In addition, the Agreement has termination provisions that allow the parties to terminate the agreements without penalty. The Agreement may be terminated at any time, without penalty, by the Adviser upon 60 days’ notice to the Fund. If the Agreement is terminated, it may adversely affect the quality of the Fund’s investment opportunities. In addition, in the event the Agreement is terminated, it may be difficult for the Fund to replace the Adviser. Furthermore, the termination of the Agreement may adversely impact the terms of the Fund’s or its subsidiaries’ financing facilities or any financing facility into which the Fund or its subsidiaries may enter in the future, which could have a material adverse effect on the Fund’s business and financial condition.

Key Personnel Risk. The Adviser depends on the diligence, skill and network of business contacts of certain professionals. The Adviser also depends, to a significant extent, on access to other investment professionals and the information and deal flow generated by these investment professionals in the course of their investment and portfolio management activities. The Fund’s success depends on the continued service of such personnel. The investment professionals associated with the Adviser are actively involved in other investment activities not concerning the Fund and will not be able to devote all of their time to the Fund’s business and affairs. The departure of any of the senior managers of the Adviser, or of a significant number of the investment professionals or partners of the Adviser’s affiliates, could have a material adverse effect on the Fund’s ability to achieve its investment objective. Individuals not currently associated with the Adviser may become associated with the Fund and the performance of the Fund may also depend on the experience and expertise of such individuals. In addition, there is no assurance that the Adviser will remain the Fund’s investment adviser or that the Adviser will continue to have access to the investment professionals and partners of its affiliates and the information and deal flow generated by the investment professionals of its affiliates.

The Adviser’s Relationships. The Fund expects that the Adviser will depend on its existing relationships with private equity sponsors, investment banks and commercial banks, and the Fund expects to rely to a significant extent upon these relationships for purposes of potential investment opportunities. If the Adviser fails to maintain its existing relationships or develop new relationships with other sources or sponsors of investment opportunities, the Fund may not be able to expand its investment portfolio. In addition, individuals with whom the Adviser has relationships are not obligated to provide the Fund with investment opportunities and, therefore, there is no assurance that such relationships will generate investment opportunities for the Fund.

Large Shareholder Risks. Certain shareholders of the Fund are expected own a significant percentage of the Fund’s shares (Large Shareholders). Large Shareholders may sell all or a portion of their shares of a fund at any time or may be required to sell all or a portion of their shares in order to comply with applicable regulatory restrictions (including, but not limited to, limits on investments in illiquid securities). Certain Investing Funds may add or remove the Fund from their list of permissible investments, change their allocation to the Fund, which could cause some (but not all) Shareholders to submit large repurchase requests. These actions could also cause the Fund to sell securities or invest additional cash at disadvantageous prices. In an effort to minimize any potential adverse impact on the Fund or the Fund’s other Shareholders, applicable Investing Funds may purchase or submit repurchase offers to the Fund gradually over time.

Shares Not Listed; No Market for Shares. The Fund has been organized as a closed-end management investment company. Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) because investors in a closed-end fund do not have the right to redeem their shares on a daily basis. Unlike most closed-end funds, which typically list their shares on a securities exchange, the Fund does not currently intend to list the Shares for trading on any securities exchange, and the Fund does not expect any secondary market to develop for the Shares in the foreseeable future. Therefore, an investment in the Fund, unlike an investment in a typical closed-end fund, is not a liquid investment.

Closed-end Interval Fund; Liquidity Risks. The Fund is a non-diversified, closed-end management investment company structured as an interval fund and designed primarily for long-term investors. The Fund is not intended to be a typical traded investment. There is no secondary market for the Fund’s Shares and the Fund expects that no secondary market will develop. An investor should not invest in the Fund if the investor needs a liquid investment. Closed-end funds differ from open-end management investment companies, commonly known as mutual funds, in that investors in a closed-end fund do not have the right to redeem their shares on a daily basis at a price based on NAV. Although the Fund, as a fundamental policy, will make quarterly (and, if exemptive relief is obtained, as requested, monthly) offers to repurchase between 5% and 25% of its outstanding Shares at NAV, the number of Shares tendered in connection with a repurchase offer may exceed the number of Shares the Fund has offered to repurchase, in which case not all of your Shares tendered in that offer will be repurchased. In connection with any given repurchase offer, it is likely that the Fund may offer to repurchase only the minimum amount of 5% of its outstanding Shares. Hence, an investor may not be able to sell its Shares when and/or in the amount that it desires.

Competition for Investment Opportunities. The Fund competes for investments with other closed-end funds and investment funds, as well as traditional financial services companies such as commercial banks and other sources of funding. Moreover, alternative investment vehicles, such as hedge funds, have begun to invest in areas in which they have not traditionally invested. As a result of these new entrants, competition for investment opportunities may intensify. Many of the Fund’s competitors are substantially larger and may have considerably greater financial, technical and marketing resources than the Fund. For example, some competitors may have a lower cost of capital and access to funding sources that are not available to the Fund. In addition, some of the Fund’s competitors may have higher risk tolerances or different risk assessments than it has. These characteristics could allow the Fund’s competitors to consider a wider variety of investments, establish more relationships and pay more competitive prices for investments than it is able to do. The Fund may lose investment opportunities if it does not match its competitors’ pricing. If the Fund is forced to match its competitors’ pricing, it may not be able to achieve acceptable returns on its investments or may bear substantial risk of capital loss. A significant increase in the number and/or the size of the Fund’s competitors could force it to accept less attractive investment terms. Furthermore, many of the Fund’s competitors have greater experience operating under, or are not subject to, the regulatory restrictions that the 1940 Act imposes on it as a closed-end fund.

Inadequate Return Risk. No assurance can be given that the returns on the Fund’s investments will be commensurate with the risk of investment in its Shares.

Registration under the U.S. Commodity Exchange Act. Registration with the CFTC as a “commodity pool operator” or any change in the Fund’s operations necessary to maintain the Adviser’s ability to rely upon exemption from registration as such could adversely affect the Fund’s ability to implement its investment program, conduct its operations and/or achieve its objective and subject the Fund to certain additional costs, expenses and administrative burdens.

Repurchase Offers Risks. As described under “Share Repurchase Program,” the Fund is an “interval fund” and, to provide some liquidity to Shareholders, makes quarterly offers to repurchase between 5% and 25% of its outstanding Shares at NAV, pursuant to Rule 23c-3 under the 1940 Act. The Fund believes that these repurchase offers are generally beneficial to the Fund’s Shareholders, and generally are funded from available cash or sales of portfolio securities.

The Fund has submitted an application for exemptive relief that, if granted, will permit the Fund to make monthly repurchase offers of no less than 5% of the Fund’s outstanding shares at NAV. If granted, written notification of each monthly repurchase offer will be sent to Shareholders between 7 and 14 calendar days before the repurchase request deadline (i.e., the date by which Shareholders must tender their shares in response to a repurchase offer). There is no guarantee that any such exemptive relief will be granted. Prior to relying on the requested relief, if granted, the Fund’s Board will revise the Fund’s fundamental policy of making quarterly repurchase offers such that the Fund will make monthly repurchase offers. In addition, the Fund will obtain the approval of all Shareholders by unanimous written consent in lieu of a meeting. In addition, the Fund will disclose in its offering document and annual reports its fundamental policy to make monthly offers to repurchase a portion of its common shares at net asset value, as permitted by Rule 23c-3(b)(1).

The need to sell portfolio securities to fund repurchase offers may affect the market for the portfolio securities being sold, which may, in turn, diminish the value of an investment in the Fund. However, the repurchase of Shares by the Fund decreases the assets of the Fund and, therefore, may have the effect of increasing the Fund’s expense ratios. Repurchase offers and the need to fund repurchase obligations may also affect the ability of the Fund to be fully invested or force the Fund to maintain a higher percentage of its assets in liquid investments, which may harm the Fund’s investment performance. Moreover, diminution in the size of the Fund through repurchases may result in untimely sales of portfolio securities, and may limit the ability of the Fund to participate in new investment opportunities. If the Fund uses leverage, repurchases of Shares may compound the adverse effects of leverage in a declining market. In addition, if the Fund borrows money to finance repurchases, interest on that borrowing will negatively affect Shareholders who do not tender their Shares by increasing Fund expenses and reducing any net investment income. Certain Shareholders may from time to time own or control a significant percentage of the Fund’s Shares. Repurchase requests by these Shareholders of these Shares of the Fund may cause repurchases to be oversubscribed, with the result that Shareholders may only be able to have a portion of their Shares repurchased in connection with any repurchase offer. If a repurchase offer is oversubscribed and the Fund determines not to repurchase additional Shares beyond the repurchase offer amount, or if Shareholders tender an amount of Shares greater than that which the Fund is entitled to purchase, the Fund will repurchase the Shares tendered on a pro rata basis, and Shareholders will have to wait until the next repurchase offer to make another repurchase request. Shareholders will be subject to the risk of NAV fluctuations during that period. Thus, there is also a risk that some Shareholders, in anticipation of proration, may tender more Shares than they wish to have repurchased in a particular quarterly (or monthly, if the Fund receives the requested exemptive relief) period, thereby increasing the likelihood that proration will occur. The NAV of Shares tendered in a repurchase offer may fluctuate between the date a Shareholder submits a repurchase request and the Repurchase Request Deadline, and to the extent there is any delay between the Repurchase Request Deadline and the Repurchase Pricing Date. The NAV on the Repurchase Request Deadline or the Repurchase Pricing Date may be higher or lower than on the date a Shareholder submits a repurchase request.

See “Share Repurchase Program.”

The repurchase of Shares by the Fund decreases the assets of the Fund and, therefore, may have the effect of increasing the Fund’s expense ratio. In addition, the repurchase of Shares by the Fund may increase the Fund’s portfolio turnover rate, which may result in increased transaction costs and reduced returns to shareholders.

To the extent that the Fund invests a portion of its portfolio in foreign markets, there is the risk of a possible decrease in Share value as a result of currency fluctuations between the date of tender and the Repurchase Pricing Date.

Distribution Payment Risk. The Fund cannot assure investors that the Fund will achieve investment results that will allow the Fund to make a specified level of cash distributions or year-to-year increases in cash distributions. All distributions will be paid at the discretion of the Board and may depend on the Fund’s earnings, the Fund’s net investment income, the Fund’s financial condition, maintenance of the Fund’s RIC status, compliance with applicable regulations and such other factors as the Board may deem relevant from time to time.

In the event that the Fund encounters delays in locating suitable investment opportunities, all or a substantial portion of the Fund’s distributions may constitute a return of capital to Shareholders. To the extent that the Fund pays distributions that constitute a return of capital for U.S. federal income tax purposes, it will lower an investor’s tax basis in his or her Shares. A return of capital generally is a return of an investor’s investment, rather than a return of earnings or gains derived from the Fund’s investment activities, and generally results in a reduction of the tax basis in the Shares. As a result of such reduction in tax basis, Shareholders may be subject to tax in connection with the sale of Fund Shares, even if such Shares are sold at a loss relative to the Shareholder’s original investment.

Risks Associated with the Fund Distribution Policy. The Fund intends to make regular distributions. In order to maintain a relatively stable level of distributions, the Fund may pay out less than all of its net investment income to the extent consistent with maintaining its ability to be subject to tax as a RIC under the Code, pay out undistributed income from prior months, return capital in addition to current period net investment income or borrow money to fund distributions. The distributions for any full or partial calendar year might not be made in equal amounts, and one distribution may be larger than the other. The Fund will make a distribution only if authorized by the Board and declared by the Fund out of assets legally available for these distributions. This distribution policy may, under certain circumstances, have certain adverse consequences to the Fund and its Shareholders because it may result in a return of capital, which would reduce the NAV of the Shares and, over time, potentially increase the Fund’s expense ratios. If a distribution constitutes a return of capital, it means that the Fund is returning to Shareholders a portion of their investment rather than making a distribution that is funded from the Fund’s earned income or other profits. The Fund’s distribution policy may be changed at any time by the Board.

There is a possibility that the Fund may make total distributions during a calendar or taxable year in an amount that exceeds the Fund’s net investment company taxable income and net capital gains for the relevant taxable year. In such situations, if a distribution exceeds the Fund’s then-current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), such distribution would generally be treated as a return of capital for U.S. federal income tax purposes, thereby reducing the amount of a Shareholder’s tax basis in such Shareholder’s Fund Shares. When a Shareholder sells Fund Shares, the amount, if any, by which the sales price exceeds the Shareholder’s tax basis in Fund Shares may be treated as a gain subject to tax. Because a return of capital reduces a Shareholder’s tax basis in Fund Shares, it generally will increase the amount of such Shareholder’s gain or decrease the amount of such Shareholder’s loss when such Shareholder sells Fund Shares. To the extent that the amount of any return of capital distribution exceeds a Shareholder’s tax basis in Fund Shares, such excess generally will be treated as gain from a sale or exchange of the Shares.

Investment Dilution Risk. The Fund’s investors do not have preemptive rights to any Shares the Fund may issue in the future. The Fund’s second amended and restated declaration of trust (the “Declaration of Trust”) authorizes it to issue an unlimited number of Shares. The Board may make certain amendments to the Declaration of Trust. After an investor purchases Shares, the Fund may sell additional Shares in the future or issue equity interests in private offerings. To the extent the Fund issues additional equity interests after an investor purchases its Shares, such investor’s percentage ownership interest in the Fund will be diluted.

Anti-Takeover Risk. The Declaration of Trust and bylaws, as well as certain statutory and regulatory requirements, contain certain provisions that may have the effect of discouraging a third party from attempting to acquire it. Subject to the limitations of the 1940 Act, the Board may, without Shareholder action, authorize the issuance of Shares in one or more classes or series, including preferred Shares; and the Board may, without Shareholder action, make certain amendments to the Declaration of Trust. These anti-takeover provisions may inhibit a change of control in circumstances that could give Shareholders the opportunity to realize a premium over the value of the Shares.

Conflicts of Interest Risk. The Adviser is an entity in which the Fund’s Interested Trustees, officers and members of the investment committee of the Adviser may have indirect ownership and economic interests. Certain of the Fund’s Trustees and officers and members of the investment committee of the Adviser also serve as officers or principals of other investment managers affiliated with the Adviser that currently, and may in the future, manage investment funds with investment objectives similar to the Fund’s investment objective. In addition, certain of the Fund’s officers and Trustees and the members of the investment committee of the Adviser serve or may serve as officers, trustees or principals of entities that operate in the same or related line of business as the Fund does or of investment funds managed by the Fund’s affiliates. Accordingly, the Fund may not be made aware of and/or given the opportunity to participate in certain investments made by investment funds managed by advisers affiliated with the Adviser. However, the Adviser intends to allocate investment opportunities in a fair and equitable manner in accordance with the Adviser’s investment allocation policy, consistent with each fund’s or separate account’s investment objective and strategies and legal and regulatory requirements.

The Fund serves as an underlying investment option for various T. Rowe Price open-ended and closed-ended investment companies and certain funds or trusts exempt from registration under the 1940 Act. If the interests of the Fund’s Shareholders (i.e., the Investing Funds) and the Fund ever diverge, it is possible that a conflict of interest could arise and affect how the Fund’s Trustees and officers fulfill their fiduciary duties. The Adviser, T. Rowe Price, and their affiliates believe they have structured the Fund to avoid these concerns. However, a situation could conceivably occur where proper action for one particular Shareholder or all of the Fund’s Shareholders could be adverse to the interests of the Fund, or the reverse could occur. If the possibility of such a situation arises, the Adviser and T. Rowe Price, along with applicable directors and/or Trustees and officers, will carefully analyze the situation and take all steps they believe reasonable to minimize and, where possible, eliminate the potential conflict or adverse impacts. For example, one or more Shareholders may add or remove the Fund from their list of permissible investments, change their asset allocations among their various asset classes, which could cause large purchases into the Fund or large repurchase requests. Such actions could cause the Fund to sell securities or invest additional cash at disadvantageous prices. In an effort to minimize any potential adverse impacts on the Fund or its Shareholders, Shareholders of the Fund may purchase Shares or submit repurchase requests gradually over time, but are not required to do so.

Potential Conflicts of Interest Risk—Allocation of Investment Opportunities. The Fund generally is prohibited under the 1940 Act from participating in certain transactions with its affiliates without prior approval of the Independent Trustees and, in some cases, the SEC. The 1940 Act prohibits certain “joint” transactions with certain of the Fund’s affiliates, which could include investments in the same issuers (whether at the same or different times), without prior approval of the Independent Trustees and, in some cases, the SEC. The Fund’s ability to transact with the Fund’s officers or Trustees or their affiliates is limited. These prohibitions will affect the manner in which investment opportunities are allocated between the Fund and other funds managed by the Adviser or its affiliates. Most importantly, the Fund generally is prohibited from co-investing with other OHA Clients or affiliates of the Adviser in Adviser-originated loans and financings unless the Fund co-invests in accordance with the applicable regulatory guidance or with the co-investment exemptive relief. The Adviser, the Fund and certain of their affiliates rely on an exemptive order from the SEC, which expands the Fund’s ability to co-invest alongside the Adviser’s affiliates in privately negotiated transactions. Subject to the conditions specified in the exemptive order, the Fund is permitted to co-invest with those affiliates in certain additional investment opportunities, including investments originated and directly negotiated by the Adviser. These co-investment transactions may give rise to conflicts of interests or perceived conflicts of interests among the Fund and the participating affiliates. Accordingly, while the Adviser intends to allocate suitable opportunities among the Fund and other OHA Clients or affiliates of the Adviser based on the principles described above, the prohibition on co-investing with affiliates could significantly limit the scope of investment opportunities available to the Fund. In particular, the decision by the Adviser to allocate an opportunity to one or more other OHA Clients or to an affiliate of the Adviser, or the existence of a prior co-investment structure, might cause the Fund to forgo an investment opportunity that it otherwise would have made. The Fund may in certain circumstances also be required to sell, transfer or otherwise reorganize assets in which the Fund has invested with other OHA Clients or affiliates of the Adviser at times that the Fund may not consider advantageous.

Potential Conflicts of Interest Risk—Allocation of Personnel. The Fund’s executive officers and Trustees, and the employees of the Adviser, serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as the Fund or of investment funds or accounts managed by the Adviser or its affiliates. As a result, they may have obligations to investors in those entities, the fulfillment of which might not be in the best interests of the Fund or its Shareholders. Additionally, certain personnel of the Adviser and their management may face conflicts in their time management and commitments.

Potential Conflicts of Interest Risk—Lack of Information Barriers. By reason of the various activities of the Adviser and its affiliates, the Adviser and such affiliates may acquire confidential or material non-public information or otherwise be restricted from purchasing certain potential Fund investments that otherwise might have been purchased or be restricted from selling certain Fund investments that might otherwise have been sold at the time.

Portfolio Fair Value Risk. Under the 1940 Act, the Fund is required to carry its portfolio investments at market value or, if there is no readily available market value, at fair value. There is not a public market for the securities of the privately held companies in which the Fund may invest. Many of the Fund’s investments are not exchange-traded, but are, instead, traded on a privately negotiated OTC secondary market for institutional investors. The Adviser, as valuation designee, is responsible for the valuation of the Fund’s portfolio investments and implementing the portfolio valuation process set forth in the Adviser’s and the Fund’s valuation policy. Valuations of Fund investments are disclosed quarterly in reports publicly filed with the SEC. See “Determination of Net Asset Value.”

A high proportion of the Fund’s investments relative to its total investments are valued at fair value. Certain factors that may be considered in determining the fair value of the Fund’s investments include dealer quotes for securities traded on the OTC secondary market for institutional investors, the nature and realizable value of any collateral, the portfolio company’s earnings and its ability to make payments on its indebtedness, the markets in which the portfolio company does business, comparison to selected publicly-traded companies, discounted cash flow and other relevant factors. The factors and methodologies used for the valuation of such securities are not necessarily an indication of the risks associated with investing in those securities nor can it be assured that the Fund can realize the fair value assigned to a security if it were to sell the security. Such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, and they often reflect only periodic information received by the Adviser about such companies’ financial condition and/or business operations, which may be on a lagged basis and can be based on estimates. Determinations of fair value may differ materially from the values that would have been used if an exchange-traded market for these securities existed. Investments in private companies are typically governed by privately negotiated credit agreements and covenants, and reporting requirements contained in the agreements may result in a delay in reporting their financial position to lenders, which in turn may result in the Fund’s investments being valued on the basis of this reported information. Further, the Fund is offered on a daily basis and calculates a daily NAV per Share. The Adviser seeks to evaluate on a daily basis material information about the Fund’s portfolio companies; however, for the reasons noted herein, the Adviser may not be able to acquire and/or evaluate properly such information on a daily basis. Due to these various factors, the Adviser’s fair value determinations could cause the Fund’s NAV on a valuation day to materially differ from what it would have been had such information been fully incorporated. As a result, investors who purchase shares may receive more or less shares and investors who tender their shares may receive more or less cash proceeds than they otherwise would receive.

Portfolio Turnover Risk. The Fund’s annual portfolio turnover rate may vary greatly from year to year, as well as within a given year. However, portfolio turnover rate is not considered a limiting factor in the execution of investment decisions for the Fund. High portfolio turnover may result in the realization of net short-term capital gains by the Fund which, when distributed to the Fund and, ultimately, received by Shareholders, will be taxable as ordinary income. In addition, a higher portfolio turnover rate results in correspondingly greater brokerage commissions and other transactional expenses that are borne by the Fund.

Cybersecurity Risks. Cybersecurity incidents and cyber-attacks have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future. The Adviser faces various security threats on a regular basis, including ongoing cyber security threats to and attacks on its information technology infrastructure that are intended to gain access to its proprietary information, destroy data or disable, degrade or sabotage its systems. These security threats could originate from a wide variety of sources, including unknown third parties outside of the Adviser. Although the Adviser is not currently aware that it has been subject to cyber-attacks or other cyber incidents which, individually or in the aggregate, have materially affected its operations or financial condition, there can be no assurance that the various procedures and controls utilized to mitigate these threats will be sufficient to prevent disruptions to its systems.

The Adviser’s and issuers’ information and technology systems may be vulnerable to damage or interruption from computer viruses, network failures, computer and telecommunication failures, infiltration by unauthorized persons and security breaches, usage errors by their respective professionals, power outages and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes.

In addition, the Fund will heavily rely on the Adviser’s and third parties’ financial, accounting, information and other data processing systems. Any failure or interruption of those systems, including as a result of the termination of an agreement with any third- party service providers, could cause delays or other problems in its activities. If any of these systems do not operate properly or are disabled for any reason or if there is any unauthorized disclosure of data, whether as a result of tampering, a breach of its network security systems, a cyber-incident or attack or otherwise, the Fund and/or the Adviser could suffer substantial financial loss, increased costs, a disruption of its businesses, liability to its investors, regulatory intervention or reputational damage. In addition, the Adviser operates in a business that is highly dependent on information systems and technology. The information systems and technology that the Adviser relies on may not continue to be able to accommodate their growth, and the cost of maintaining such systems may increase from its current level. Such a failure to accommodate growth, or an increase in costs related to such information systems, could have a material adverse effect on the Fund and/or the Adviser.

A cybersecurity incident could have numerous material adverse effects, including on the operations, liquidity and financial condition of the Fund. Cyber threats and/or incidents could cause financial costs from the theft of Fund assets (including proprietary information and intellectual property) as well as numerous unforeseen costs including, but not limited to: litigation costs, preventative and protective costs, remediation costs and costs associated with reputational damage, any one of which, could be materially adverse to the Fund. There can be no guarantee that the Fund will be able to prevent or mitigate such incidents. If systems and measures to manage risks relating to these types of events, are compromised, become inoperable for extended periods of time or cease to function properly, the Adviser, the Fund and/or an issuer may have to make a significant investment to fix or replace them. The failure of these systems and/or of disaster recovery plans for any reason could cause significant interruptions in the Adviser’s, the Fund’s and/or an issuer’s operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to investors (and the beneficial owners of investors).

In addition, the Fund or the Adviser may not be in a position to verify the risks or reliability of third parties with which the Fund’s and the Adviser’s operations interface with and/or depend on third parties, including the Fund’s Administrator, sub-administrator, and other service providers. The Fund may suffer adverse consequences from actions, errors or failure to act by such third parties, and will have obligations, including indemnity obligations, and limited recourse against them.

Risks Relating to Fund’s RIC Status. Although the Fund intends to elect to be treated as a RIC under Subchapter M of the Code, no assurance can be given that the Fund will be able to qualify for and maintain RIC status. If the Fund qualifies as a RIC under the Code, the Fund generally will not be subject to corporate-level federal income taxes on its income and capital gains that are timely distributed (or deemed distributed) as dividends for U.S. federal income tax purposes to its Shareholders. To qualify as a RIC under the Code and to be relieved of federal taxes on income and gains distributed as dividends for U.S. federal income tax purposes to the Fund’s Shareholders, the Fund must, among other things, meet certain source-of-income, asset diversification and distribution requirements. The distribution requirement for a RIC is satisfied if the Fund distributes dividends each tax year for U.S. federal income tax purposes of an amount generally at least equal to 90% of the sum of its “investment company taxable income” (generally, its net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses) and its net tax-exempt interest income, determined without regard to any deduction for dividends paid, to the Fund’s Shareholders.

RIC-Related Risks of Investments Generating Non-Cash Taxable Income. Certain of the Fund’s investments will require the Fund to recognize taxable income in a tax year in excess of the cash generated on those investments during that year. In particular, the Fund expects to invest in loans and other debt instruments that will be treated as having “market discount” and/or original issue discount (“OID”) (such as debt instruments with PIK interest or, in certain cases, increasing interest rates or issued with equity or warrants) for U.S. federal income tax purposes. Because the Fund may be required to recognize income in respect of these investments before, or without receiving, cash representing such income (e.g., PIK interest), the Fund may have difficulty satisfying the annual distribution requirements applicable to RICs and avoiding Fund-level U.S. federal income and/or excise taxes. Accordingly, the Fund may be required to sell assets, including at potentially disadvantageous times or prices, raise additional debt or equity capital, make taxable distributions of Shares or debt securities, or reduce new investments, to obtain the cash needed to make these income distributions. If the Fund liquidates assets to raise cash, the Fund may realize additional gain or loss on such liquidations. In the event the Fund realizes additional net capital gains from such liquidation transactions, Shareholders may receive larger capital gain distributions than they would in the absence of such transactions.

Instruments that are treated as having OID for U.S. federal income tax purposes may have unreliable valuations because their continuing accruals require judgments about the collectability of the deferred payments and the value of any collateral. Loans that are treated as having OID generally represent a significantly higher credit risk than coupon loans. Accruals on such instruments may create uncertainty about the source of Fund distributions to Shareholders. OID creates the risk of non-refundable cash payments to the Adviser based on accruals that may never be realized. In addition, the deferral of PIK interest also reduces a loan’s loan-to-value ratio at a compounding rate.

Uncertain Tax Treatment. The Fund may invest a portion of its net assets in below investment grade instruments. Investments in these types of instruments may present special tax issues for the Fund. U.S. federal income tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, OID or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Fund to the extent necessary in connection with the Fund’s general intention to distribute sufficient income to qualify for and maintain its treatment as a RIC for U.S. federal income tax purposes, and to minimize the risk that it becomes subject to U.S. federal income or excise tax.

MANAGEMENT OF THE FUND

Trustees

Pursuant to the Declaration of Trust and bylaws, the Fund’s business and affairs are managed under the direction of the Board, which has overall responsibility for monitoring and overseeing the Fund’s management and operations. The Board consists of five members, three of whom are considered Independent Trustees. The Trustees are subject to removal or replacement in accordance with Delaware law and the Declaration of Trust. The Trustees serving on the Board were elected by the initial sole Shareholder of the Fund. The Statement of Additional Information provides additional information about the Trustees.

The Board, including a majority of the Independent Trustees, oversees and monitors the Fund’s management and operations. The Board reviews on an annual basis the Agreement to determine, among other things, whether the services provided under the Agreement are reasonable. The Fund is only available to Investing Funds, each of which pay T. Rowe Price or an affiliate a contractual management fee.

The Adviser

OHA Private Credit Advisors II, L.P. serves as the Fund’s investment adviser pursuant to the terms of the Agreement and subject to the authority of, and any policies established by, the Board. Pursuant to the Agreement, the Adviser manages the Fund’s investment portfolio, directs purchases and sales of portfolio securities and reports thereon to the Fund’s officers and Trustees regularly. As an investment adviser, the Adviser has expertise in managing a range of credit portfolios, including portfolios of illiquid investments. The Adviser’s investment activities are concentrated primarily both in the U.S. and Europe, and the Adviser will leverage this expertise when evaluating any foreign investments.

Portfolio Manager

Eric Muller serves as the Fund’s portfolio manager and is responsible for the day-to-day management of the Fund. As portfolio manager, Mr. Muller is responsible for setting the investment direction of the Fund and has discretion over the investments in the Fund.

Mr. Muller also serves on the Fund’s Board of Trustees.

Below is biographical information for Mr. Muller.

Eric Muller, Portfolio Manager & Partner, Chief Executive Officer – BDCs, shares responsibility for leading OHA’s private credit business and has primary management responsibility for OHA’s BDCs. Prior to joining OHA, Mr. Muller worked in Goldman Sachs’ Merchant Banking Division, where he was a Partner in the Private Credit Group, responsible for leading its private senior lending business in North America and managing vehicles that invested across the spectrum of the credit market. He previously worked as a private equity investor for the Cypress Group. Additionally, Mr. Muller serves as a Member of the Board of Trustees for Boston University and on the Investment Committee for the University’s Endowment. He is Co-Chairman of the Board of Trustees for StreetSquash, an after-school youth enrichment program. He earned an M.B.A. from Harvard Business School, a J.D. from Harvard Law School and a B.A., summa cum laude, salutatorian, from Boston University.

The Statement of Additional Information provides additional information about the portfolio manager’s compensation and other accounts managed by the portfolio manager. The portfolio manager is not eligible to invest in the Fund.

Administrative Services

Under the terms of the Administration Agreement, the Adviser provides, or oversees the performance of, administrative and compliance services, including, but not limited to, maintaining financial records, overseeing the calculation of NAV, compliance monitoring (including diligence and oversight of our other service providers), preparing reports to shareholders and reports filed with the SEC and other regulators, preparing materials and coordinating meetings of the Board, managing the payment of expenses, the payment and receipt of funds for investments and the performance of administrative and professional services rendered by others and providing office space, equipment and office services. In addition, pursuant to the terms of the Agreement, the Adviser may delegate its administrative obligations to an affiliate or to a third party. [The Adviser has hired a sub-administrator to assist in the provision of certain administrative services. Any expenses associated with the sub-administrator’s services will be paid for by the Adviser or one of its affiliates.]

Indemnification

The Agreement provides that, absent willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, the Adviser, its members and their respective officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with any of them are entitled to indemnification from the Fund for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations as investment adviser under the Agreement or otherwise as an investment adviser of the Fund.

Custodians, Distribution Paying Agent, Transfer Agent and Registrar

The Fund’s securities are held under a custody agreement by [-------------------]. The address of the custodian is [-------------------].

T. Rowe Price Services, Inc., which has its principal office at 4515 Painters Mill Road, Owings Mills MD 21117, serves as the Fund’s distribution paying agent, registrar and transfer agent (the “Transfer Agent”).

FUND EXPENSES

The Fund does not pay any fees or expenses, excluding interest; expenses related to borrowings, taxes, and brokerage; nonrecurring, extraordinary expenses; and acquired fund fees and expenses (if applicable).

Approval of the Investment Advisory Agreement

Board approval of the Agreement was made in accordance with, and on the basis of an evaluation satisfactory to the Board, as required by Section 15(c) of the 1940 Act and the applicable rules and regulations thereunder, including consideration of, among other factors, (i) the nature, quality and extent of the services provided by the Adviser under the Investment Advisory Agreement; (ii) comparative information with respect to advisory fees and other expenses paid by other comparable investment companies; and (iii) information about the services performed by the Adviser and the personnel of the Adviser providing such services under the Investment Advisory Agreement.

The Agreement has an initial term of two years from the date of its execution. The Agreement will continue in effect from year to year thereafter so long as such continuance is approved annually by the Board or by vote of a majority of the outstanding voting securities of the Fund; provided that in either event the continuance is also approved by a majority of the Independent Trustees by vote cast in person at a meeting called for the purpose of voting on such approval. The Agreement is terminable by the Fund without penalty, on 60 days’ prior written notice: by the Board; by vote of a majority of the outstanding voting securities of the Fund; or by the Adviser. The Agreement also provides that it will terminate automatically in the event of its “assignment,” as defined by the 1940 Act and the rules thereunder.

A discussion regarding the basis for the Board’s approval of the Agreement will be available in the Fund’s semi-annual report on Form N-CSR for the period ended [June 30, 2026], which will be publicly filed with the SEC.

DETERMINATION OF NET ASSET VALUE

The Fund’s NAV per Share will be determined daily by the Adviser. In accordance with the procedures adopted by the Board, the NAV per Share of the Fund’s outstanding Shares of beneficial interest is determined by dividing the value of total assets minus liabilities by the total number of Shares outstanding.

The Fund conducts the valuation of its investments, upon which its NAV is based, at all times consistent with GAAP and the 1940 Act. The Fund values its investments in accordance with Accounting Standards Codification 820 (“ASC 820”), which defines fair value as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the applicable measurement date. ASC 820 prioritizes the use of observable market prices or values derived from such prices over entity-specific inputs. Due to the inherent uncertainties of valuation, certain estimated fair values may differ significantly from the values that would have been realized had a ready market for these investments existed, and these differences could be material.

Investments that are listed or traded on an exchange and are freely transferrable are valued at either the closing price (in the case of securities and futures) or the mean of the closing bid and offer (in the case of options) on the principal exchange on which the investment is listed or traded. Investments for which other market quotations are readily available will typically be valued at those market quotations. To validate market quotations, the Fund will utilize a number of factors to determine if the quotations are representative of fair value, including the source and number of the quotations. Where it is possible to obtain reliable, independent market quotations from a third-party vendor, the Fund will use these quotations to determine the value of the Fund’s investments. The Fund utilizes mid-market pricing (i.e., mid-point of average bid and ask prices) to value these investments. The Adviser obtains these market quotations from independent pricing services, if available; otherwise from at least two principal market makers or primary market dealers. To assess the continuing appropriateness of pricing sources and methodologies, the Adviser regularly performs price verification procedures and issues challenges as necessary to independent pricing services or brokers, and any differences are reviewed in accordance with the valuation procedures. The Adviser does not adjust the prices unless it has a reason to believe market quotations are not reflective of the fair value of an investment.

Where prices or inputs are not available, or, in the judgment of the Adviser, not reliable, valuation approaches based on the facts and circumstances of the particular investment will be utilized. Securities that are not publicly traded or whose market prices are not readily available, as will be the case for a substantial portion of the Fund’s investments, are valued at fair value as determined in good faith pursuant to procedures adopted by, and under the oversight of, the Board, based on, among other things, the input of the Adviser, the Audit Committee and independent valuation firms engaged at the direction of the Board to review the Fund’s investments. These valuation approaches involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the investments or market and the investments’ complexity. The Fund’s Board may modify the Fund’s valuation procedures from time to time.

The Fund calculates the NAV of its Shares daily. Pursuant to Rule 23c-3(b)(7) under the 1940 Act, the Fund, as an interval fund, must calculate the share price (i) on at least a weekly basis at a time set by the Board and (ii) on a daily basis for the five business days before a repurchase request deadline. The Adviser, subject to the Board’s oversight, is responsible for the determination, in good faith, of the fair value of the Fund’s portfolio investments. As the Fund’s valuation designee, the Adviser, subject to the Board’s oversight, is responsible for the accuracy, reliability or completeness of any market or fair market valuation determinations made with respect to the Fund’s assets.

With respect to the valuation of investments, the Fund undertakes a multi-step valuation process in connection with determining the fair value of the Fund’s investments for which reliable market quotations are not readily available, which includes, among other procedures, the following:

●	The valuation process begins with each investment being preliminarily valued by the Adviser’s valuation team in conjunction with the Adviser’s investment professionals responsible for each portfolio investment;

●	In addition, independent valuation firms engaged by the Adviser prepare quarter-end valuations of each such investment that was originated or purchased prior to the first calendar day of the quarter and (ii) is not a de minimis investment, as determined by the Adviser. The independent valuation firms provide a final range of values on such investments to the Adviser. The independent valuation firms also provide analyses to support their valuation methodology and calculations;

●	The Adviser’s Valuation Committee reviews each valuation recommendation to confirm they have been calculated in accordance with the valuation policy and compares such valuations to the independent valuation firms’ valuation ranges to ensure the Adviser’s valuations are reasonable; and

●	The Adviser’s Valuation Committee determines the fair value of each investment in the portfolio in good faith.

If an individual asset for which reliable market quotations are not readily available is known by the Adviser’s valuation team to have experienced a significant observable change (generally referring to the material loss of physical assets, a payment default or payment deferral, a bankruptcy filing or a liquidity event relating to the interests held or the issuer), an independent valuation firm may from time-to-time be asked by the Adviser’s valuation team to provide an independent fair value range for such asset. The independent valuation firm will provide a final range of values for each such investment to the Adviser’s Valuation Committee, along with analyses to support its valuation methodology and calculations.

As part of the valuation process, the Adviser will take into account relevant factors in determining the fair value of the Fund’s investments for which reliable market quotations are not readily available, many of which are loans, including and in combination, as relevant, of: (i) the estimated enterprise value of a portfolio company, generally based on an analysis of discounted cash flows, publicly traded comparable companies and comparable transactions, (ii) the nature and realizable value of any collateral, (iii) the portfolio company’s ability to make payments based on its earnings and cash flow, (iv) the markets in which the portfolio company does business, and (v) overall changes in the interest rate environment and the credit markets that may affect the price at which similar investments may be made in the future. When an external event such as a purchase transaction, public offering or subsequent equity or debt sale occurs, the Adviser will consider whether the pricing indicated by the external event corroborates its valuation.

CONFLICTS OF INTEREST

General

The Fund is subject to a number of actual and potential conflicts of interests. The following represent the known inherent or potential conflicts of interest that should be considered by prospective investors before subscribing for the Shares. The Adviser and its affiliates, direct and indirect members, direct and indirect partners and/or employees, do now and may in the future manage or co-manage other investment vehicles, BDCs, CLOs and/or separate accounts (the “OHA Clients”), some of which follow, or may follow, investment programs substantially similar to that of the Fund. The existence of multiple OHA Clients (including the Fund) may create a number of potential conflicts of interest.

The Adviser will devote as much of its time to the activities of the Fund as it deems sufficient and appropriate. The Adviser and its affiliates are not restricted from forming (or allocating investment opportunities to) other OHA Clients, from entering into other investment advisory relationships or from engaging in other business activities, even though such activities may be in competition with the Fund and/or may involve substantial time and resources of the Adviser and/or its affiliates. The Adviser is not restricted from establishing new OHA Clients. These activities could be viewed as creating a conflict of interest in that the time and effort of the Adviser, the Adviser’s other partners and their respective officers and employees will not be devoted exclusively to the business of the Fund, but will be allocated between the business of the Fund and other business activities, including, without limitation, the management of the assets of the other OHA Clients.

The Adviser has multiple advisory, transactional, financial and other interests that conflict or may conflict with those of the Fund and its Shareholders. The Adviser may, in the future, engage in additional activities that result in additional conflicts of interest not addressed below. Any such conflicts could have a material adverse effect on the Fund and its Shareholders.

Allocation of Investment Opportunities

The Adviser (or an affiliate), on behalf of the Fund or other OHA Clients, may, from time to time, be presented with investment opportunities that fall within the investment objective of the Fund and the other OHA Clients. The Adviser (or an affiliate) have established policies and procedures for allocating investment opportunities among the Fund and such other OHA Clients.

When the Adviser (or an affiliate) determines that it would be appropriate for the Fund and one or more of the other OHA Clients to participate in an investment opportunity, the Adviser (or an affiliate) will seek to execute orders on an equitable basis for all of the participating OHA Clients, including the Fund. This could, among other adverse consequences, affect the prices of the securities or other obligations in which the Fund invests and will affect the availability of such securities or obligations to the Fund. Orders may be combined for all such accounts, and if any order is not filled at the same price, they may (or may not) be allocated on an average price basis. Similarly, if an order on behalf of more than one account cannot be fully executed under prevailing market conditions, securities or other obligations may be allocated among the different accounts on a basis which the Adviser or its affiliates consider equitable. There is no obligation for the Fund to dispose of any investment at the same time as any other OHA Client, nor for any other OHA Client to dispose of any investment at the same time as the Fund. Situations may occur where the Fund could be disadvantaged because of the investment activities conducted by the Adviser (or an affiliate) for other investment accounts and redemption or withdrawal requests by investors in such other OHA Clients. This could increase or decrease the concentration of certain investment holdings of the Fund and could possibly lead to situations where the Fund either has to or, conversely, cannot, enter into a transaction or capitalize on an investment opportunity with respect to such investment holdings.

In determining initial allocations of investments among the OHA Clients (including the Fund), the Adviser and its affiliates will take into account relative amounts of available capital and maximum issuer sizes. The available capital and maximum issuer sizes will be determined at the discretion of the Adviser and its affiliates, taking into consideration applicable investment guidelines of the OHA Clients (including the Fund) and other applicable factors, including, without limitation, available cash, unfunded capital commitments, planned capital flows, leverage and certain liquid investments. Following the determination of the initial allocation, other factors may be considered by the Adviser and its affiliates, as they deem appropriate, in making final allocation determinations among the OHA Clients, including (as applicable), without limitation: investment objectives; the timing of capital inflows and outflows and anticipated capital commitments, subscriptions and distributions and/or withdrawals (or redemptions); liquidity; yield; transaction costs; transaction-specific minimum investment obligations, eligibility requirements and/ or other statutory or contractual restrictions or obligations; portfolio diversification; relative market or industry exposure; tax efficiencies and potential adverse tax consequences; regulatory, policy and/or other restrictions applicable to participating OHA Clients and/or to their investors; the avoidance of odd lots or a de minimis allocation to one or more participating OHA Clients; the risk profile of an investment opportunity and the applicable OHA Clients; the type of asset (e.g., loan versus equity); the capital available for the investment opportunity; and any other factors similar to the foregoing or any other considerations deemed relevant by the Adviser and its affiliates. In addition to the foregoing factors, the Adviser and its affiliates also consider the length of the investment period and any applicable post-investment period term of each OHA Client, which may differ. As a result, an OHA Client that is approaching the end of its investment period may not be allocated investment opportunities that have longer investment time horizons or that are more illiquid, even if such opportunity is otherwise an eligible investment for such OHA Client. The Adviser and its affiliates in certain situations will adjust investment allocations in cases where they are limited in their ability to allocate across all OHA Clients. Subsequent purchases of an investment may be allocated based on the relative existing positions in such investment among the OHA Clients (including the Fund).

Based on the foregoing investment allocation methodology, an OHA Client with higher available capital than a similarly sized or even larger sized OHA Client will, if the maximum issuer size is equal, have a higher initial allocation percentage to an investment. Additionally, an OHA Client with a larger maximum issuer size than a similarly sized or even larger sized OHA Client will, if the amount of available capital is equal, have a higher initial allocation percentage to an investment.

Furthermore, an OHA Client may invest in certain investment strategies, and then the Adviser and its affiliates may subsequently offer other OHA Clients the same or similar investment strategies through stand-alone vehicles, which may serve as the primary vehicles for such strategies. Any opportunity to invest in such a stand-alone vehicle will be considered for all OHA Clients who invested previously in such investment strategies. An OHA Client whose investment activities commenced after the establishment of a stand-alone vehicle may not be able to participate in such stand-alone vehicle if it is a closed-end vehicle or the Adviser determines it could dilute or adversely impact the existing OHA Clients in such vehicle.

The outcome of any allocation determination by the Adviser and its affiliates may result in the allocation of all or none of an investment opportunity to the Fund. There can be no assurance that the Fund will have an opportunity to participate in certain investments that fall within the Fund’s investment objective. The Adviser’s investment allocation policies and procedures may be amended at any time without the Shareholders’ consent.

When multiple of the OHA Clients participate in specific investments together with the Fund, the Adviser and/ or its affiliates will seek to allocate expenses among such OHA Clients pursuant to the Adviser’s expense allocation policy.

In certain circumstances, in order to ensure that allocations are being made in the best interests of the OHA Clients involved, from time to time, the Adviser and its affiliates may review an OHA Client’s exposure to certain investments, determine exposure targets for such OHA Clients and allocate investment opportunities accordingly.

Related Clients

The Adviser is expected to conduct the Fund’s investment program in a manner that is similar (or in some cases, substantially similar) to the investment programs of certain other OHA Clients (such OHA Clients, the “Related Clients”). Related Clients are expected to co-invest with, or, at times, invest on a side-by-side basis with, the Fund, including through master, joint or commingled accounts or investment vehicles. However, there are, or may be, differences among the Fund and the Related Clients with respect to investment objectives, investment strategies, investment parameters and restrictions, hedging strategies, portfolio management personnel, tax considerations, liquidity considerations, legal and/or regulatory considerations, asset levels, timing and size of investor capital contributions and redemptions or withdrawals, cash flow considerations, market conditions, considerations related to existing exposures to an issuer or security and other considerations deemed relevant by the Adviser and its affiliates (the nature and extent of such differences, if any, will vary from Related Client to Related Client), which, as applicable, will cause variation among the investment portfolios of the Fund and the Related Clients and in the allocation of investment opportunities among the Fund and the Related Clients. In addition, certain investments (e.g., odd lots, investments with limited capacity and/or stub pieces) may not be feasible to allocate to the Fund and/ or one or more Related Clients.

Given the foregoing considerations, there may be circumstances where: (i) the Fund and only some of the Related Clients participate in parallel investment transactions; (ii) the level of participation by the Fund and the Related Clients in parallel investment transactions is not on a pro rata basis; (iii) the terms of parallel investment transactions vary between and among the Fund and one or more Related Clients; (iv) the Fund and one or more Related Clients effectively engage in opposite transactions with respect to a particular investment (e.g., the Fund buys an investment and one or more Related Clients sells the same investment and/or the Fund takes a “long” position in an investment and one or more Related Clients takes a “short” position with respect to the same investment); and/or (v) investment transactions between and among the Fund and the Related Clients vary in other respects. Such non-parallel and/or non-pro rata investment transactions between or among the Fund and the Related Clients will be made at the discretion of the Adviser and its affiliates including, without limitation, when deemed: (1) appropriate because of the differences between the clients involved (or the terms applicable to the Fund and/or such Related Clients) and/or (2) otherwise to be in the interests of the clients involved. In addition, there may be circumstances where the Fund and one or more Related Clients participate in the same investment, but either (A) the Fund does not enter into certain hedging transactions entered into by such Related Client(s) with respect to such investment, or (B) the Fund enters into certain hedging transactions not entered into by such Related Client(s) with respect to such investment.

In addition, Related Clients are, or may be, subject to terms that differ from the terms described in this offering document, which may include, without limitation, restrictions on investing in certain investment products or terms related to tax, legal, regulatory and/or other similar considerations. In addition, the governing documents of one or more Related Clients may contain terms, certain of which could be considered more favorable than the terms set forth in this offering document, including, without limitation, terms relating to fee reductions, expenses, portfolio transparency and/or liquidity. For example, one or more Related Clients may receive more detailed portfolio information or information on a more frequent basis and/or have rights to make additional subscriptions or contributions and/or have more favorable liquidity rights (such as a right to redeem or withdraw and/or a right to redeem or withdraw with shorter prior notice periods and/or with more frequency), in each case, than compared to the Fund. Any such different and/or preferential terms could have an adverse impact on the investments of the Fund and/or the value of Shares.

Special Purpose Entities

The Adviser may, in its discretion, structure any investment, in whole or in part, as an investment made directly by the Fund and/or through one or more special purpose entities or subsidiaries and/or restructure an existing investment that was initially held directly by the Fund and/or one or more other OHA Clients such that, following such restructuring, such investment is held indirectly through one or more special purpose entities or subsidiaries, in each case, in order to address legal, tax, regulatory, currency or other considerations with respect to the Fund and/or one or more of such other OHA Clients (which considerations may only affect one or more of such other OHA Clients (and not the Fund) and may include the administrative convenience of the Adviser, its affiliates, the Fund and/or one or more other OHA Clients), as deemed appropriate by the Adviser in its discretion. Such subsidiaries may include entities that engage in investment activities in securities or other assets that are primarily controlled (as defined by the 1940 Act) by the Fund (“Subsidiaries”). A Subsidiary is “primarily controlled” by a fund when (a) the registered fund controls the unregistered entity within the meaning of Section 2(a)(9) of the 1940 Act; and (b) the registered fund’s control of the unregistered entity is greater than that of any other person. In addition, the Fund does not intend to create or acquire primary control of any entity which primarily engages in investment activities in securities or other assets, other than entities wholly-owned or majority-owned by the Fund. The Board has oversight responsibility for the investment activities of the Fund, including its investment in any Subsidiary, and the Fund’s role as sole member or shareholder of any Subsidiary. To the extent applicable to the investment activities of a Subsidiary, the Subsidiary will follow the same compliance policies and procedures as the Fund. [The Fund and/or any other OHA Clients investing through any such special purpose entity or subsidiary will bear any and all fees, costs and expenses in connection with the formation, organization, operation, management and dissolution of such special purpose entity or subsidiary (including the fees, costs and expenses of preparing the constituent documents and any other agreements of (or related to) such special purpose entity or subsidiary and/or any fees, costs and expenses related to borrowings incurred by such special purpose entity or subsidiary), even in circumstances where such special purpose entity or subsidiary is intended primarily or solely for the benefit of one or more other OHA Clients (and not the Fund).] The Fund does not presently intend to create or acquire primary control of any entity which engages in investment activities in securities or other assets, other than entities wholly-owned by the Fund.

To the extent the Fund holds an investment through a special purpose entity or subsidiary, the Fund’s returns may be adversely impacted.

The Fund complies with the provisions of the 1940 Act, including those relating to investment policies (Section 8) and capital structure and leverage (Section 18) on an aggregate basis with each subsidiary, and as a result, the Fund will treat Subsidiaries’ debt as its own for purposes of Section 18. In addition, each Subsidiary complies with the provisions relating to affiliated transactions and custody (Section 17).

Conflicts Arising from Organizational, Ownership and Investment Structure

The organizational, ownership and investment structure of the Fund involves a number of relationships that give rise to potential conflicts of interest. In certain instances, the interests of the Adviser and its affiliates could differ from the interests of the Fund’s Shareholders, including with respect to the types of investments made, the timing and method in which investments are exited, the timing and amount of distributions to the Shareholders, and the appointment of outside advisers and service providers. There can be no assurance that any such conflict would be resolved in favor of the Shareholders and this may negatively affect the value of the Shares.

The terms of this offering document and the Fund’s overall investment objective were established by persons who were, at the relevant time, employees of the Adviser and/or an affiliate thereof. Because these arrangements were initially drafted and negotiated between and among related parties, their terms, including terms relating to compensation, contractual or fiduciary duties, conflicts of interest and termination rights, the activities of the Fund and limitations on indemnification and exculpation, are likely less favorable than otherwise might have resulted if such negotiations had involved unrelated parties.

Conflicts with Borrowers and Issuers

In certain instances, partners, officers and/or employees of the Adviser may serve as directors of certain issuers of loans in which the Fund invests and, in that capacity, will be required to make decisions that they consider to be in the best interests of such issuers. In certain circumstances, such as in situations involving bankruptcy or near insolvency of an issuer, actions that may be in the best interests of such issuer may not be in the best interests of the Fund, and vice versa. Accordingly, in these situations, there is the potential for conflicts of interest between an individual’s duties as a partner, officer or employee of the Adviser and such individual’s duties as a director of such issuer.

Information Barriers and Material Non-Public Information

From time to time, partners, officers and/or employees of the Adviser receive material non-public information. Any partner, officer or employee of the Adviser may serve as an officer, director, advisor or in comparable management functions for issuers in which the Fund invests, and any such partner, officer or employee may obtain material non-public information in connection therewith, or in connection with such partner’s, officer’s or employee’s other activities in the financial markets. The Adviser generally operates without permanent information barriers to separate persons who make investment decisions from others who might possess material non-public information that could influence such decisions. In an effort to manage possible risks arising from the Adviser’s decision not to implement such barriers, the Adviser maintains a list of restricted securities with respect to which the Adviser may have access to material non-public information and in which the OHA Clients are restricted from trading. The Adviser’s ability to implement the Fund’s strategy effectively will be limited to the extent that trading is restricted due to material non-public information. In some cases, material non-public information is obtained deliberately, in the context of specific OHA Client investments, and the subsequent restriction on trading applies also to other OHA Clients (such as the Fund) who did not participate in such investments. For example, if the Adviser obtains material non-public information with respect to loan positions held by certain OHA Clients, the Adviser will be restricted from trading securities of the same issuer for other OHA Clients (such as the Fund) on the basis of such material non-public information in the absence of an information barrier.

From time to time, the Adviser arranges limited-purpose, issuer-specific information barriers with respect to one or more issuers, including barriers in the context of private loan investments. One purpose of an information barrier is to retain material non-public information on one side of the information barrier, and allow for public trading on the side of the barrier that possesses only publicly available information. Another purpose is to enable independent investment decision making across OHA Clients or across an issuer’s capital structure where there is a conflict of interest. An information barrier is also used to enable the Adviser to work with one or more potential bidders in an acquisition financing opportunity, in order to enhance the likelihood of working with the winning bidder. If an issuer is subject to an information barrier, the investment professionals on one side of the barrier will be limited in their ability to leverage the expertise of the investment professionals on the other side of the barrier with respect to such issuer. If information is inadvertently crossed over an information barrier (or no information barrier exists), OHA Clients (such as the Fund) may be prohibited or restricted by law, policy or contract, for a period of time, from: (i) unwinding a position in such issuer, (ii) establishing an initial position or taking any greater position in such issuer, (iii) pursuing other investment opportunities related to such issuer and/or (iv) engaging in negotiations or structuring discussions with respect to such issuer, any of which could impact the returns generated for the Fund.

Shareholder Rights Against Third Parties

An investment in the Fund will not of itself confer upon Shareholders any rights against third parties engaged by the Adviser to provide services to the Adviser or the Fund. In certain situations, the Adviser may take appropriate action against such third parties on behalf of the Fund or the Shareholders in order to protect the interests of the Fund, but is under no obligation to do so.

Other Activities

None of the Adviser or any of its partners and/or employees are required to manage the Fund as their sole and exclusive function and each may engage in other business ventures and other activities unrelated to the affairs of the Fund, including directly or indirectly purchasing, selling, holding or otherwise dealing with any securities (including securities in which the Fund invests) for the account of other investment funds, for their own accounts or for the accounts of their family or the OHA Clients.

The Adviser, the partners of the Adviser and their respective affiliates may give advice and recommend securities or other obligations to the other OHA Clients that may differ from advice given to, or securities or other obligations recommended or bought for, the Fund, though their investment objective may be the same or similar.

In addition, the Adviser may cause the Fund to invest in a security or an issuer (e.g., a pooled investment vehicle or a portfolio company) in which the Adviser, one or more direct and/or indirect partners of the Adviser and/ or one or more persons otherwise associated with the Adviser has a direct or indirect economic interest. In making such a decision, the Adviser would have an incentive to cause the Fund to invest in such security or issuer partially because of such direct or indirect economic interest therein.

The Adviser and its affiliates may expand the range of services that they provide over time. Except as provided herein and the Fund’s governing documents, the Adviser and its affiliates will not be restricted in the scope of their business or in the performance of any such services (whether now offered or undertaken in the future) even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. The Adviser and its affiliates have, and will continue to develop, relationships with a significant number of companies, private equity sponsors and their senior managers, including relationships with investors in the OHA Clients who may hold or may have held investments similar to those intended to be made by the Fund.

In addition, employees of the Adviser and its affiliates from time to time hold personal interests in companies to whom the Adviser and its affiliates direct work for the benefit of one or more OHA Clients, including the Fund, and for which the expense is payable by one or more OHA Clients, including the Fund.

Investments in Other investment vehicles

The Fund may hold certain portfolio investments through investment vehicles managed in whole or in part by third-party managers or persons where the Adviser determines this is necessary or appropriate due to investment, regulatory or similar reasons. Any compensation of such third-party managers will be borne by the Fund.

Co-Investments

The Adviser may, from time to time, depending on the type of investment opportunity, in its discretion, offer co-investment opportunities with respect to the Fund’s investments to: (i) co-investment vehicles formed to invest in one or more investments of the Fund, (ii) other OHA Clients, (iii) affiliates or employees of the Adviser (and/or their respective family members) or (iv) any other person or entity, including, without limitation, any person or entity who the Adviser believes, in its discretion, will be of benefit to the Fund (or to one or more investments of the Fund) or who may provide a strategic, sourcing or similar benefit to the Adviser, the Fund, any investment of the Fund or one or more of their respective affiliates due to industry expertise or otherwise, including finders, senior advisors, originators and/or consultants of the Fund (and the Adviser may also organize one or more entities to invest in the Fund or to co-invest alongside the Fund to facilitate personal investments by any of the foregoing persons or entities) (collectively, “Co-Investors”), and in allocating co-investment opportunities, the Adviser may consider any factors it deems relevant in its discretion, including, without limitation, the sophistication, transaction speed and the tenure of a prospective Co-Investor as an OHA Client, the amount a prospective Co-Investor is offering to commit to a co-investment opportunity, any commitments (contractual or otherwise) to make co-investment opportunities available to a prospective Co-Investor, any commitments or indications of interest by a prospective Co-Investor to invest in current or future Adviser products (including, without limitation, the Fund or any successor fund), the strategic expertise of a prospective Co-Investor or the ability of a prospective Co-Investor to provide a sourcing or other benefit to the Adviser and/or its affiliates. In such circumstances, together with any allocations made to the other OHA Clients (as discussed above under “Allocation of Investment Opportunities”), the size of the investment opportunity otherwise available to the Fund may be less than it would otherwise have been. Co-Investors may not be subject to or otherwise charged any management fees and/or performance fees or other performance compensation.

In addition, certain Co-Investors co-investing with the Fund may invest on different (and more favorable) terms than those applicable to the Fund and may have interests or requirements that conflict with and adversely impact the Fund (for example, with respect to their liquidity requirements, available capital, the timing of acquisitions and dispositions or control rights). The Adviser will generally seek to ensure that the Fund, any Co-Investors and the other OHA Clients participate in any investment (and any related transactions) on comparable economic terms to the extent the Adviser determines appropriate in its discretion and subject to legal, tax, accounting, structural, regulatory, operational and/or other considerations or limitations and/or if the Adviser determines in its discretion that participation on different economic terms is advisable in order to facilitate a transaction. Investors should note, however, that participation by the Fund in certain investments on comparable economic terms with Co-Investors and the other OHA Clients may not be appropriate in all circumstances and that the Fund may participate in such investments on different and potentially less favorable economic terms than such parties if the Adviser deems such participation as being otherwise in the Fund’s best interests (e.g., by allowing the Fund to participate in an investment in which it would otherwise not have been able to participate due to, among other reasons, required minimum commitment amounts). This may have an adverse impact on the Fund.

In order to facilitate an investment and/or for other purposes that the Adviser determines appropriate in its discretion, an OHA Client (such as the Fund) may make (or commit to make) an investment with a view to selling all or a portion of such investment to non-affiliate Co-Investors and/or other persons or entities, in each case, prior to or after making (or closing / settling) such investment. An OHA Client (such as the Fund) will generally retain all net proceeds received in respect of any such investment during the period it holds such investment (unless the Adviser otherwise determines appropriate in its discretion), however, such OHA Client (such as the Fund) will bear the risk that any or all of such investment may not be sold as intended (or at the amounts intended) or may only be sold on less-favorable terms than initially expected (e.g., at prices lower than expected) due to, among other reasons, market events (or issuer specific events) that occur during the period that such OHA Client (such as the Fund) is holding such investment. If (i) non-affiliate Co-Investors and/or other persons or entities choose not to participate in an investment or (ii) such investment is not ultimately consummated, and unless otherwise agreed with such non-affiliate Co-Investors and/or other persons or entities, such OHA Client (such as the Fund) that initially acquired such investment will bear its pro rata share of the entire amount (including any amount otherwise allocable to any such non-affiliate Co-Investors and/or other persons or entities) of any break-up fees or broken deal expenses or other fees, costs and expenses related to such investment. In addition, subject to the terms of the applicable governing documents, an OHA Client (such as the Fund) may borrow to fund the portion of an investment that it intends to sell to non-affiliate Co-Investors and/or other persons or entities. If the prospective non-affiliate Co-Investors and/or other persons or entities do not ultimately acquire all or any portion of such investment (or if they do not agree to reimburse such OHA Client (including the Fund) for such borrowing costs even if such investment is ultimately acquired), such OHA Client (such as the Fund) that initially acquired such investment will bear the interest and other expenses relating to a borrowing it incurred only for purposes of acquiring a larger than desired portion of such investment. Any investment that an OHA Client (such as the Fund) acquires with the intent to sell all or a portion of such investment to non-affiliate Co-Investors and/or other persons or entities, will be sold on such terms and conditions and at such price as the Adviser (or an affiliate thereof), in its discretion, determines to be equitable, which determination, with respect to price, may include the original cost price (with or without interest) or at the fair value of such investment (or portion thereof) as of the date of such sale. Each OHA Client (including the Fund), whether as a buyer or seller of an investment described in this paragraph, will bear the risk that its sale or acquisition (as applicable) of such investment will be at a price that does not reflect the then-current value of such investment. As a consequence of all of the foregoing considerations, an OHA Client (such as the Fund) may hold a larger portion than expected in an investment and/or may realize lower than expected returns from an investment. There is no guarantee for the Fund itself that it will be offered any co-investment opportunities. In addition, the terms of any co-investment will be negotiated by the Adviser with the applicable Co-Investor and no such Co-Investor should assume that a particular advisory fee rate, performance fee rate or other term or provision will be offered as a result of, among other things, such Co-Investor’s investment in the Fund or any of the other OHA Clients.

Investments in Which the Other OHA Clients Have a Different Principal Interest

The other OHA Clients invest in a broad range of asset classes throughout the corporate capital structure. These investments include investments in corporate loans and debt securities, preferred equity securities and common equity securities. As a result, the Fund may invest in investments or other issuers in which the other OHA Clients may invest in different parts of the capital structure.

For example, with respect to the Fund’s investments in certain issuers, the other OHA Clients, subject to applicable law, may invest in different classes of debt or equity interests issued by the same issuers, including interests that are senior to the Fund’s interests or convertible into such senior interests. The interests of the Fund may not be aligned in all circumstances with the interests of the other OHA Clients to the extent they hold more junior or senior debt or equity interests, as the case may be, which could create actual or potential conflicts of interest or the appearance of such conflicts for the OHA Clients (including the Fund), the Adviser and/or its affiliates. In that regard, actions may be taken by the Adviser and/or its affiliates on behalf of the other OHA Clients that are adverse to the Fund. The interests of the Fund and/or the other OHA Clients investing in different parts of the capital structure of an issuer are particularly likely to conflict in the case of financial distress of the issuer (or increased financial stress after the Fund invests in the issuer). For example, if additional financing is necessary as a result of financial or other difficulties, it may not be in the best interests of the Fund, as a holder of senior secured debt issued by such issuer, to provide such additional financing. If the other OHA Clients holding more junior debt or equity positions were to lose their respective investments as a result of such difficulties, the ability of the Adviser to recommend actions that are in the best interests of the Fund might be impaired. The reverse is true where another of the OHA Clients holds debt in an issuer that is more senior to that held by the Fund. In addition, it is possible that, in a bankruptcy proceeding, the Fund’s interests may be subordinated or otherwise adversely affected by virtue of such other OHA Clients’ involvement and actions relating to their investment. Finally, if the Adviser becomes a member of a creditors’ committee in connection with certain loan positions held by OHA Clients, it may be restricted from trading securities of the same issuer for other OHA Clients. There can be no assurance that the terms of or the return on the Fund’s investment will be equivalent to or better than the terms of or the returns obtained by the other OHA Clients participating in the transaction. This may result in a loss or substantial dilution of the Fund’s investment, while another OHA Client recovers all or part of amounts due to it. Similarly, the Adviser’s ability to implement the Fund’s strategies effectively may be limited to the extent that contractual obligations entered into in respect of the activities of the other OHA Clients impose restrictions on the Fund engaging in transactions that the Adviser may be interested in otherwise pursuing. In addition, where the Adviser invests on behalf of multiple OHA Clients in the same debt or equity security or other debt obligation, one OHA Client (such as the Fund) may not be able to sell its position in that security or obligation at a time that may be the most advantageous to such OHA Client to do so, as the investment is managed by the Adviser not only on behalf of such OHA Client, but on behalf of all of the OHA Clients on whose behalf the Adviser manages such investment.

Investing on Behalf of Multiple Clients

When the Adviser trades on behalf of one OHA Client ahead of, or contemporaneously with, an investment on behalf of another OHA Client, market impact, liquidity constraints or other factors could result in one OHA Client receiving less favorable pricing or trading results, paying higher transaction costs or otherwise being disadvantaged. The Adviser may also pursue or enforce on behalf of one OHA Client rights or actions with respect to a particular issuer in which another OHA Client is invested, even though such action or inaction could materially adversely affect such other OHA Client. The liquidation of one OHA Client may impact other OHA Clients, for example, if the liquidating OHA Client liquidates a position that other OHA Clients continue to hold, particularly if the sale takes the Adviser’s aggregate OHA Clients’ holdings from a majority position to a minority position, or below another control or influential position level. Also, the investment or regulatory limitations of one OHA Client may impact the way the Adviser manages certain investments for other OHA Clients. In addition, in certain cases, an investor in a commingled fund OHA Client may have specific investment limitations which may impact the Adviser’s investment decisions for such OHA Client as whole.

Creation of Other Entities; Restructuring

The Adviser will be permitted to market, organize, sponsor, act as advisor, general partner or manager or as the primary source for transactions for other pooled investment vehicles, which may be offered on a public or private placement basis, and to restructure and monetize interests in the Adviser, or to engage in other investment and business activities. Such activities could raise conflicts of interest for which the resolution may not be currently determinable.

Placement Activities

The Adviser’s personnel involved in offering Shares in the Fund are acting for the Adviser and not acting as investment, tax, financial, legal or accounting advisors to potential investors in connection with the offering of Shares. Potential investors must independently evaluate the offering and make their own investment decisions.

The Adviser may in the future enter into arrangements with third-party placement agents to solicit prospective investors. Placement agents that solicit prospective investors on behalf of the Fund are subject to a conflict of interest because they will be compensated by the Fund and/or the Adviser in connection with their solicitation activities. Placement agents or other financial intermediaries may also receive other compensation, including placement fees with respect to the acquisition of Shares by Shareholders. Such agents or intermediaries will have an incentive in promoting the acquisition of Shares in preference to products with respect to which they receive a smaller fee. Prospective investors should take the existence of such fees and other compensation into account in evaluating an investment in the Fund. Prospective investors solicited by placement agents will be advised of, and asked to consent to, any compensation arrangements relating to their solicitation.

Service Providers

Certain advisors, other service providers and/or their respective affiliates (including accountants, administrators, lenders, bankers, brokers, attorneys (including attorneys from law firms retained by the Adviser on secondment at the Adviser’s offices), consultants and investment or commercial banking firms), to the Fund and the issuers of the Fund’s investments may also provide goods or services to or have business, personal, political, financial or other relationships with the Adviser or an affiliate. Such advisors and service providers may be investors in the other OHA Clients, sources of investment opportunities for the Adviser or one of its affiliates, the Fund or the other OHA Clients or may otherwise be co-investors with or counterparties to transactions involving the foregoing. These relationships could influence the Adviser in deciding whether to select or recommend any such advisor or service provider to perform services for the Fund or an issuer. Notwithstanding the foregoing, the Adviser will generally seek to engage advisors and service providers in connection with investment transactions for the Fund that require their use on the basis of the overall quality of advice and other services provided, the evaluation of which includes, among other considerations, such service provider’s provision of certain investment-related services and research that the Adviser believes to be of benefit to the Fund. In certain circumstances, advisors and other service providers or their respective affiliates may charge rates or establish other terms in respect of advice and services provided to OHA, the other OHA Clients or their respective issuers that are different and more favorable than those established in respect of advice and services provided to the Fund and its investments.

The foregoing list of conflicts does not purport to be a complete enumeration or explanation of the actual and potential conflicts involved in an investment in the Fund. Prospective investors should read this Registration Statement and consult with their own advisors before deciding whether to invest in the Fund. In addition, as the Fund’s investment program develops and changes over time, an investment in the Fund may be subject to additional and different actual and potential conflicts. Although the various conflicts discussed herein are generally described separately, prospective investors should consider the potential effects of the interplay of multiple conflicts.

SHARE REPURCHASE PROGRAM

To provide Shareholders with limited liquidity, the Fund is structured as an “interval fund” and will conduct periodic offers to repurchase shares.

The Fund does not currently intend to list its Shares on any securities exchange and does not expect any secondary market for them to develop in the foreseeable future. Therefore, Shareholders should expect that they will be unable to sell their Shares for an indefinite time or at a desired price. No Shareholder will have the right to require the Fund to repurchase such Shareholder’s Shares or any portion thereof. Shareholders may not transfer their investment from the Fund to any other registered investment company. Because no public market exists for the Shares, and none is expected to develop in the foreseeable future, Shareholders will not be able to liquidate their investment, other than through the Fund’s share repurchase program, or, in limited circumstances, as a result of transfers of Shares to other investors.

The Fund will conduct quarterly offers to repurchase between 5% and 25% of its outstanding Shares at NAV, pursuant to Rule 23c-3 under the 1940 Act, unless such offer is suspended or postponed in accordance with regulatory requirements (as discussed below), which may not be changed without the vote of the holders of a majority of the Fund’s outstanding securities (as defined in the 1940 Act). In connection with any given repurchase offer, it is likely that the Fund may offer to repurchase only the minimum amount of 5% of its outstanding Shares. The Fund will commence its first quarterly repurchase offer in the 4th calendar quarter of 2026.

The offer to purchase Shares on a quarterly basis is a fundamental policy that may not be changed without the vote of the holders of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act). The Repurchase Offer Notice will be sent to Shareholders at least 21 calendar days before the Repurchase Request Deadline; however, the Fund will seek to provide such written notification earlier but no more than 42 calendar days before the Repurchase Request Deadline. The NAV will be calculated no later than the Repurchase Pricing Date, which will be no later than 14 calendar days after the Repurchase Request Deadline or the next business day if the fourteenth day is not a business day. The Fund will distribute payment to Shareholders within seven calendar days after the Repurchase Pricing Date. Thus, the Shares are appropriate only as a long-term investment. In addition, the Fund’s repurchase offers may subject the Fund and Shareholders to special risks.

The Fund has submitted an application for exemptive relief that, if granted, will permit the Fund to make monthly repurchase offers of no less than 5% of the Fund’s outstanding shares at NAV. If granted, written notification of each monthly repurchase offer will be sent to Shareholders between 7 and 14 calendar days before the repurchase request deadline (i.e., the date by which Shareholders must tender their shares in response to a repurchase offer). There is no guarantee that any such exemptive relief will be granted. Prior to relying on the requested relief, if granted, the Fund’s Board will revise the Fund’s fundamental policy of making quarterly repurchase offers such that the Fund will make monthly repurchase offers. In addition, the Fund will obtain the approval of all Shareholders by unanimous written consent in lieu of a meeting. In addition, the Fund will disclose in its offering document and annual reports its fundamental policy to make monthly offers to repurchase a portion of its common shares at net asset value, as permitted by Rule 23c-3(b)(1).

Determination of Repurchase Offer Amount

The Board, in its sole discretion, will determine the number of Shares that the Fund will offer to repurchase (the “Repurchase Offer Amount”) for a given Repurchase Request Deadline. The Repurchase Offer Amount, however, will be between 5% and 25% of the total number of Shares outstanding on the Repurchase Request Deadline.

If Shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund will repurchase the Shares on a pro rata basis. However, the Fund may accept all Shares tendered for repurchase by Shareholders who own less than one hundred Shares and who tender all of their Shares, before prorating other amounts tendered.

Notice to Shareholders

No less than 21 days and no more than 42 days before each Repurchase Request Deadline, the Fund shall send to each Shareholder of record and to each beneficial owner of the Shares that are the subject of the repurchase offer a notification (“Shareholder Notification”). The Shareholder Notification will contain information Shareholders should consider in deciding whether to tender their Shares for repurchase. The notice also will include detailed instructions on how to tender Shares for repurchase, state the Repurchase Offer Amount and identify the dates of the Repurchase Request Deadline, the scheduled Repurchase Pricing Date, and the date the repurchase proceeds are scheduled for payment. The notice also will set forth the NAV that has been computed no more than seven days before the date of notification, and how Shareholders may ascertain the NAV after the notification date.

Repurchase Price

The repurchase price of the Shares will be the Fund’s NAV as of the close of regular trading on the New York Stock Exchange (“NYSE”) on the Repurchase Pricing Date. You may call 1-844-700-1478 to learn the NAV. The notice of the repurchase offer also will provide information concerning the NAV, such as the NAV as of a recent date or a sampling of recent NAVs, and a toll-free number for information regarding the repurchase offer.

Repurchase Amounts and Payment of Proceeds

The Fund will commence its first quarterly repurchase offer in the [ ] calendar quarter of 2026. Shares tendered for repurchase by Shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate Repurchase Offer Amount established for that Repurchase Request Deadline. Shareholders may withdraw or change a Repurchase Request with a proper instruction submitted in good form at any point before the Repurchase Request Deadline. Payment pursuant to the repurchase offer will be made by check to the Shareholder’s address of record, or credited directly to a predetermined bank account on the Purchase Payment Date, which will be no more than seven calendar days after the Repurchase Pricing Date. The Board may establish other policies for repurchases of Shares that are consistent with the 1940 Act, regulations thereunder and other pertinent laws.

If Shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund may, but is not required to, repurchase an additional amount of Shares not to exceed 2% of the outstanding Shares of the Fund on the Repurchase Request Deadline. If the Fund determines not to repurchase more than the Repurchase Offer Amount, or if Shareholders tender Shares in an amount exceeding the Repurchase Offer Amount plus 2% of the outstanding Shares on the Repurchase Request Deadline, the Fund will repurchase the Shares on a pro rata basis. However, the Fund may accept all Shares tendered for repurchase by Shareholders who own less than one hundred Shares and who tender all of their Shares, before prorating other amounts tendered. In the event that shareholders in the aggregate tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund will repurchase the shares on a pro rata basis, which may result in the Fund not honoring the full amount of a required minimum distribution requested by a shareholder.

DESCRIPTION OF CAPITAL STRUCTURE

The following description is based on relevant portions of the Delaware Statutory Trust Act, as amended, and on the Declaration of Trust and bylaws. This summary is not intended to be complete. Please refer to the Delaware Statutory Trust Act, as amended, and the Declaration of Trust and bylaws, copies of which have been filed as exhibits to the registration statement of which this offering document forms a part, for a more detailed description of the provisions summarized below.

Shares of Beneficial Interest

The Declaration of Trust authorizes the Fund’s issuance of an unlimited number of common shares of beneficial interest, par value $0.001 per share. There is currently no market for Shares and the Fund does not expect that a market for Shares will develop in the foreseeable future. Pursuant to the Declaration of Trust and as permitted by Delaware law, Shareholders are entitled to the same limitation of personal liability extended to stockholders of private corporations organized for profit under the General Corporation Law of the State of Delaware, as amended (the “DGCL”) and therefore generally will not be personally liable for the Fund’s debts or obligations.

Shares

Under the terms of the Declaration of Trust, all Shares, when consideration for Shares is received by the Fund, will be fully paid and nonassessable. Distributions may be paid to Shareholders if, as and when authorized and declared by the Board. Shares will have no preference, preemptive, appraisal, conversion, exchange or redemption rights, and will be freely transferable, except where their transfer is restricted by law or contract. The Declaration of Trust provides that the Board shall have the power to repurchase or redeem Shares. In the event of the Fund’s dissolution, after the Fund pays or adequately provides for the payment of all claims and obligations of the Fund, and upon the receipt of such releases, indemnities and refunding agreements deemed necessary by the Board, each Share will be entitled to receive, according to its respective rights, a pro rata portion of the Fund’s assets available for distribution, subject to any preferential rights of holders of the Fund’s outstanding Preferred Shares, if any. Each whole Share will be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share will be entitled to a proportionate fractional vote. Shareholders shall be entitled to vote on all matters on which a vote of Shareholders is required by the 1940 Act, the Declaration of Trust or a resolution of the Board. There will be no cumulative voting in the election or removal of Trustees. Under the Declaration of Trust, the Fund is not required to hold annual meetings of Shareholders. The Fund only expects to hold Shareholder meetings to the extent required by the 1940 Act or pursuant to special meetings called by the Board or a majority of Shareholders.

Preferred Shares and Other Securities

The Declaration of Trust provides that the Board may, subject to the Fund’s investment policies and restrictions and the requirements of the 1940 Act, authorize and cause the Fund to issue securities of the Fund other than Shares (including Preferred Shares, debt securities or other senior securities), by action of the Board without the approval of Shareholders. The Board may determine the terms, rights, preferences, privileges, limitations and restrictions of such securities as the Board sees fit. The Fund has no current intention to issue preferred shares or other senior securities.

Preferred Shares could be issued with rights and preferences that would adversely affect Shareholders. Preferred Shares could also be used as an anti-takeover device. Every issuance of preferred Shares will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that (i) immediately after issuance of preferred Shares and before any distribution is made with respect to the Shares and before any purchase of Shares is made, the aggregate involuntary liquidation preference of such preferred Shares together with the aggregate involuntary liquidation preference or aggregate value of all other senior securities must not exceed an amount equal to 50% of the Fund’s total assets after deducting the amount of such distribution or purchase price, as the case may be; and (ii) the holders of preferred Shares, if any are issued, must be entitled as a class to elect two Trustees at all times and to elect a majority of the Trustees if distributions on such preferred Shares are in arrears by two years or more. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred Shares.

Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses

Pursuant to the Declaration of Trust, Trustees and officers of the Fund will not be subject in such capacity to any personal liability to the Fund or Shareholders, unless the liability arises from bad faith, willful misfeasance, gross negligence or reckless disregard for the Trustee’s or officer’s duty.

Except as otherwise provided in the Declaration of Trust, the Fund will indemnify and hold harmless any current or former Trustee or officer of the Fund against any liabilities and expenses (including reasonable attorneys’ fees relating to the defense or disposition of any action, suit or proceeding with which such person is involved or threatened), while and with respect to acting in the capacity of a Trustee or officer of the Fund, except with respect to matters in which such person did not act in good faith in the reasonable belief that his or her action was in the best interest of the Fund, or in the case of a criminal proceeding, matters for which such person had reasonable cause to believe that his or her conduct was unlawful. In accordance with the 1940 Act, the Fund will not indemnify any Trustee or officer for any liability to which such person would be subject by reason of his or her willful misfeasance, bad faith, gross negligence or reckless disregard of the duties of his or her position. The Fund will provide indemnification to Trustees and officers prior to a final determination regarding entitlement to indemnification as described in the Declaration of Trust.

The Fund has entered into the Investment Advisory Agreement with the Adviser. The Investment Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard for its obligations and duties thereunder, the Adviser is not liable for any error of judgment or mistake of law or for any loss the Fund suffers.

Pursuant to the Declaration of Trust, the Fund will advance the expenses of defending any action for which indemnification is sought if the Fund receives a written undertaking by the indemnitee which provides that the indemnitee will reimburse the Fund unless it is subsequently determined that the indemnitee is entitled to such indemnification.

Number of Trustees; Vacancies; Removal

The Declaration of Trust provides that the number of Trustees shall be no less than one and no more than 15, as determined in writing by a majority of the Trustees then in office. As set forth in the Declaration of Trust, a Trustee’s term of office shall continue until his or her death, resignation or removal. Subject to the provisions of the 1940 Act, individuals may be appointed by the Trustees at any time to fill vacancies on the Board by the appointment of such persons by a majority of the Trustees then in office. Each Trustee shall hold office until his or her successor shall have been appointed pursuant to the Declaration of Trust. To the extent that the 1940 Act requires that Trustees be elected by Shareholders, any such Trustees will be elected by a plurality of all Shares voted at a meeting of Shareholders at which a quorum is present.

The Fund has a total of five members of the Board, three of whom are Independent Trustees. Each Trustee will hold office until his or her successor is duly elected and qualified. While the Fund does not intend to list its Shares on any securities exchange, if any class of the Fund’s Shares is listed on a national securities exchange, the Board will be divided into three classes of Trustees serving staggered terms of three years each.

Action by Shareholders

The Declaration of Trust provides that Shareholder action can be taken only at a meeting of Shareholders or by unanimous written consent in lieu of a meeting. Subject to the 1940 Act, the Declaration of Trust or a resolution of the Board specifying a greater or lesser vote requirement, the affirmative vote of a majority of Shares present in person or represented by proxy at a meeting and entitled to vote on the subject matter shall be the act of the Shareholders with respect to any matter submitted to a vote of the Shareholders.

Amendment of Declaration of Trust and Bylaws

Subject to the provisions of the 1940 Act, pursuant to the Declaration of Trust, the Board may make certain amendments to the Declaration of Trust without any vote of Shareholders. Pursuant to the Declaration of Trust and bylaws, the Board has the exclusive power to amend or repeal the bylaws or adopt new bylaws at any time.

No Appraisal Rights

In certain extraordinary transactions, some jurisdictions provide the right to dissenting Shareholders to demand and receive the fair value of their Shares, subject to certain procedures and requirements set forth in such statute. Those rights are commonly referred to as appraisal rights. The Declaration of Trust provides that Shares shall not entitle Shareholders to appraisal rights.

Conflict with Applicable Laws and Regulations

The Declaration of Trust provides that if and to the extent that any provision of the Declaration of Trust conflicts with any provision of the 1940 Act, the provisions under the Code applicable to the Fund as a RIC or other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration of Trust or affect the validity of any action taken or omitted to be taken prior to such determination.

TAX ASPECTS

The following is a general summary of certain material U.S. federal income tax considerations applicable to the Fund and an investment in the Fund. The discussion below provides general tax information related to an investment in the Fund, but does not purport to be a complete description of the U.S. federal income tax consequences of an investment in the Fund and does not address any state, local, non-U.S. or other tax consequences. It is based on the Code, U.S. Treasury regulations thereunder, administrative pronouncements and judicial decisions, all as of the date hereof, any of which is subject to change, possibly with retroactive effect. In addition, it does not describe all of the tax consequences that may be relevant in light of a Shareholder’s particular circumstances, including (but not limited to) alternative minimum tax consequences and tax consequences applicable to Shareholders subject to special tax rules, such as certain financial institutions; dealers or traders in securities who use a mark-to-market method of tax accounting; persons holding Shares as part of a hedging transaction, wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to Shares; entities classified as partnerships or other pass-through entities for U.S. federal income tax purposes; insurance companies; U.S. Shareholders (as defined below) whose functional currency is not the U.S. dollar; or tax-exempt entities, including “individual retirement accounts” or “Roth IRAs.” Unless otherwise noted, the following discussion applies only to a Shareholder that holds Shares as a capital asset and is a U.S. Shareholder. A “U.S. Shareholder” generally is a beneficial owner of Shares who is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust if it (a) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A partner in a partnership that is a prospective Shareholder should consult the partner’s personal advisors with respect to the tax treatment of the purchase, ownership and disposition of Shares by the partnership.

The discussion set forth herein does not constitute tax advice. Tax laws are complex and often change, and Shareholders should consult their tax advisors about the U.S. federal, state, local or non-U.S. tax consequences of an investment in the Fund.

Taxation of the Fund

The Fund intends to elect to be treated for U.S. federal income tax purposes, and intends to qualify annually, as a RIC under Subchapter M of the Code. As a RIC, the Fund generally will not be subject to corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes as dividends to Shareholders. To qualify as a RIC in any tax year, the Fund must, among other things, satisfy both a source of income test and asset diversification tests. The Fund will satisfy these tests if (i) at least 90% of the Fund’s gross income for such tax year consists of dividends; interest; payments with respect to certain securities loans; gains from the sale or other disposition of stock, securities or foreign currencies; other income (including, but not limited to, gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies; and net income derived from interests in “qualified publicly-traded partnerships” (such income, “Qualifying RIC Income”); and (ii) the Fund’s holdings are diversified so that, at the end of each quarter of such tax year, (a) at least 50% of the value of the Fund’s total assets is represented by cash and cash equivalents, securities of other RICs, U.S. government securities and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Fund’s total assets and not greater than 10% of the outstanding voting securities of such issuer and (b) not more than 25% of the value of the Fund’s total assets is invested (x) in securities (other than U.S. government securities or securities of other RICs) of any one issuer or of two or more issuers that the Fund controls and that are engaged in the same, similar or related trades or businesses or (y) in the securities of one or more “qualified publicly-traded partnerships.” The Fund’s share of income derived from a partnership other than a “qualified publicly-traded partnership” will be treated as Qualifying RIC Income only to the extent that such income would have constituted Qualifying RIC Income if derived directly by the Fund. A “qualified publicly-traded partnership” is generally defined as an entity that is treated as a partnership for U.S. federal income tax purposes if (1) interests in such entity are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof and (2) less than 90% of its gross income for the relevant tax year consists of Qualifying RIC Income. The Code provides that the Treasury Department may by regulation exclude from Qualifying RIC Income foreign currency gains that are not directly related to the RIC’s principal business of investing in stock or securities (or options and futures with respect to stock or securities). The Fund anticipates that, in general, its foreign currency gains will be directly related to its principal business of investing in stock and securities.

In addition, to maintain RIC tax treatment, the Fund must distribute on a timely basis with respect to each tax year dividends of an amount at least equal to 90% of the sum of its “investment company taxable income” and its net tax-exempt interest income, determined without regard to any deduction for dividends paid, to Shareholders (the “90% distribution requirement”). If the Fund qualifies as a RIC and satisfies the 90% distribution requirement, the Fund generally will not be subject to U.S. federal income tax on its “investment company taxable income” and net capital gains (that is, the excess of net long-term capital gains over net short-term capital losses) that it distributes as dividends to Shareholders. In general, a RIC’s “investment company taxable income” for any tax year is its taxable income, determined without regard to net capital gains and with certain other adjustments. The Fund intends to distribute all or substantially all of its “investment company taxable income,” net tax-exempt interest income (if any) and net capital gains on an annual basis. Any taxable income, including any net capital gains that the Fund does not distribute in a timely manner, will be subject to U.S. federal income tax at regular corporate rates.

If the Fund retains any net capital gains for reinvestment, it may elect to treat such capital gains as having been distributed to Shareholders. If the Fund makes such an election, each Shareholder will be required to report its share of such undistributed net capital gains attributed to the Fund as long-term capital gain and will be entitled to claim its share of the U.S. federal income taxes paid by the Fund on such undistributed net capital gains as a credit against its own U.S. federal income tax liability, if any, and to claim a refund on a properly-filed U.S. federal income tax return to the extent that the credit exceeds such liability. In addition, each Shareholder will be entitled to increase the adjusted tax basis of its Shares by the difference between its share of such undistributed net capital gains and the related credit. There can be no assurance that the Fund will make this election if it retains all or a portion of its net capital gains for a tax year.

As a RIC, the Fund will be subject to a nondeductible 4% federal excise tax on certain undistributed amounts for each calendar year (the “4% excise tax”). To avoid the 4% excise tax, the Fund must distribute in respect of each calendar year dividends of an amount at least equal to the sum of (1) 98% of its ordinary taxable income (taking into account certain deferrals and elections) for the calendar year, (2) 98.2% of its capital gain net income (adjusted for certain ordinary losses) generally for the one-year period ending on October 31 of the calendar year and (3) any ordinary income and capital gains for previous calendar years that were not distributed during those calendar years. For purposes of determining whether the Fund has met this distribution requirement, the Fund will be deemed to have distributed any income or gains previously subject to U.S. federal income tax. The Fund generally intends to avoid the imposition of the 4% excise tax, but there can be no assurance in this regard.

Furthermore, any dividend declared by the Fund in October, November or December of any calendar year, payable to Shareholders of record on a specified date in such a month and actually paid during January of the following calendar year, will be treated for tax purposes as if it had been paid on December 31 of the calendar year in which the dividend was declared.

If the Fund fails to qualify as a RIC or fails to satisfy the 90% distribution requirement in respect of any tax year, the Fund would be subject to U.S. federal income tax at regular corporate rates on its taxable income, including its net capital gains, even if such income were distributed, and all distributions out of earnings and profits would be taxed as ordinary dividend income. Such distributions generally would be eligible for the dividends-received deduction in the case of certain corporate Shareholders and to be taxed as qualified dividend income in the case of certain non-corporate Shareholders. In addition, the Fund could be required to recognize unrealized gains, pay taxes and make distributions (any of which could be subject to interest charges) before re-qualifying for taxation as a RIC. If the Fund fails to satisfy either the income test or asset diversification tests described above, however, in certain cases, the Fund may be able to avoid losing its status as a RIC by timely providing notice of such failure to the IRS, curing such failure and possibly paying an additional tax or penalty.

Some of the investments that the Fund is expected to make, such as investments in debt instruments having market discount and/or treated as issued with OID, may cause the Fund to recognize income or gain for U.S. federal income tax purposes prior to the receipt of any corresponding cash or other property. As a result, the Fund may have difficulty meeting the 90% distribution requirement necessary to maintain RIC tax treatment. Because this income will be included in the Fund’s investment company taxable income for the tax year it is accrued, the Fund may be required to make a distribution to Shareholders to meet the distribution requirements described above, even though the Fund will not have received any corresponding cash or property. The Fund may be required to borrow money, dispose of other securities or forgo new investment opportunities for this purpose.

There may be uncertainty as to the appropriate treatment of certain of the Fund’s investments for U.S. federal income tax purposes. In particular, the Fund expects to invest a portion of its net assets in below investment grade instruments. U.S. federal income tax rules with respect to such instruments are not entirely clear about issues such as whether and to what extent the Fund should recognize interest, OID or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Fund, to the extent necessary, in connection with the Fund’s general intention to distribute sufficient income to qualify for and maintain its treatment as a RIC for U.S. federal income tax purposes, and to minimize the risk that it becomes subject to U.S. federal income or excise tax.

Income received by the Fund from sources outside the United States may be subject to withholding and other taxes imposed by such countries, thereby reducing income available to the Fund. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. The Fund generally intends to conduct its investment activities to minimize the impact of foreign taxation, but there is no guarantee that the Fund will be successful in this regard. If more than 50% of the value of the Fund’s total assets at the close of its tax year consists of stock or securities of foreign corporations, the Fund will be eligible to elect to “pass-through” to its Shareholders the respective amount of foreign taxes paid or deemed paid by the Fund. If the Fund so elects, each Shareholder would be required to include in gross income, even though not actually received, such Shareholder’s pro rata share of the foreign taxes paid or deemed paid by the Fund, but would be treated as having paid its pro rata share of such foreign taxes and would therefore be allowed to either deduct such amount in computing taxable income or use such amount (subject to various limitations) as a foreign tax credit against federal income tax (but not both). For purposes of the foreign tax credit limitation rules of the Code, each Shareholder would treat as foreign source income its pro rata share of such foreign taxes paid or deemed paid by the Fund.

The Fund may invest in shares of foreign companies that are classified under the Code as passive foreign investment companies (“PFICs”). In general, a foreign company is considered a PFIC if at least 50% of its assets constitute investment-type assets or 75% or more of its gross income is investment-type income. In general, under the PFIC rules, an “excess distribution” received with respect to PFIC shares is treated as having been realized ratably over the period during which the Fund held the PFIC shares. The Fund generally will be subject to tax on the portion, if any, of the excess distribution that is allocated to the Fund’s holding period in prior tax years (and an interest factor will be added to the tax, as if the tax had actually been payable in such prior tax years) even if the Fund distributes the corresponding income to Shareholders. Excess distributions include any gain from the sale of PFIC shares as well as certain distributions from a PFIC. All excess distributions are taxable as ordinary income.

The Fund may be eligible to elect alternative tax treatment with respect to PFIC shares. Under one such election (i.e., a “QEF” election), the Fund generally would be required to include in its gross income its share of the earnings of a PFIC on a current basis, regardless of whether any distributions are received from the PFIC. If this election is made, the special rules, discussed above, relating to the taxation of excess distributions would not apply. Alternatively, the Fund may be able to elect to mark its PFIC shares to market, resulting in any unrealized gains at the Fund’s tax year end being treated as though they were recognized and reported as ordinary income. Any mark-to-market losses and any loss from an actual disposition of the PFIC’s shares would be deductible as ordinary losses to the extent of any net mark-to-market gains included in income in prior tax years with respect to shares in the same PFIC.

Because the application of the PFIC rules may affect, among other things, the character of gains and losses, the amount of gain or loss and the timing of the recognition of income, gain or loss with respect to PFIC shares, as well as subject the Fund itself to tax on certain income from PFIC shares, the amount that must be distributed to Shareholders, and which will be recognized by Shareholders as ordinary income or long-term capital gain, may be increased or decreased substantially as compared to a fund that did not invest in PFIC shares. Note that distributions from a PFIC are not eligible for the reduced rate of tax on distributions of “qualified dividend income” as discussed below.

Some of the CLOs in which the Fund may invest may be PFICs, which are generally subject to the tax consequences described above. Investment in certain equity interests of CLOs that are subject to treatment as PFICs for U.S. federal income tax purposes may cause the Fund to recognize income in a tax year in excess of the Fund’s distributions from such CLOs and other PFICs and the Fund’s proceeds from sales or other dispositions of equity interests in such CLOs and other PFICs during that tax year. As a result, the Fund generally would be required to distribute such income to satisfy the distribution requirements applicable to RICs.

If the Fund holds more than 10% (by vote or value) of the interests treated as equity for U.S. federal income tax purposes in a foreign corporation that is treated as a controlled foreign corporation (“CFC”), including equity tranche investments and certain debt tranche investments in a CLO treated as a CFC, the Fund may be treated as receiving a deemed distribution (taxable as ordinary income) each tax year from such foreign corporation of an amount equal to the Fund’s pro rata share of the foreign corporation’s “subpart F income” for such tax year (including both ordinary earnings and capital gains), whether or not the corporation makes an actual distribution to the Fund during such tax year. This deemed distribution is required to be included in the income of certain U.S. shareholders of a CFC, such as the Fund, regardless of whether a U.S. shareholder has made a QEF election with respect to such CFC. The Fund is generally required to distribute such income in order to satisfy the distribution requirements applicable to RICs, even to the extent the Fund’s income from a CFC exceeds the distributions from the CFC and the Fund’s proceeds from the sales or other dispositions of CFC stock during that tax year. In general, a foreign corporation will be treated as a CFC for U.S. federal income tax purposes if more than 50% of the shares of the foreign corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or by attribution) by “United States shareholders. A “United States shareholder,” for this purpose, is any U.S. person that possesses (actually or constructively) 10% or more of the combined voting power or value of all classes of shares of a corporation.

The functional currency of the Fund, for U.S. federal income tax purposes, is the U.S. dollar. Gains or losses attributable to fluctuations in foreign currency exchange rates that occur between the time a Fund accrues interest income or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such receivables or pays such liabilities generally are respectively characterized as ordinary income or ordinary loss for U.S. federal income tax purposes. Similarly, on the sale or other disposition of certain investments, including debt securities, certain forward contracts, as well as other derivative financial instruments, denominated in a foreign currency, gains or losses attributable to fluctuations in the value of foreign currency between the date of acquisition of the security or contract and the date of disposition also are generally treated as ordinary gain or loss. These gains and losses, referred to under the Code as “section 988” gains and losses, may increase or decrease the amount of the Fund’s investment company taxable income subject to distribution to Shareholders as ordinary income. For example, fluctuations in exchange rates may increase the amount of income that the Fund must distribute to qualify for tax treatment as a RIC and to prevent application of an excise tax on undistributed income. Alternatively, fluctuations in exchange rates may decrease or eliminate income available for distribution. If section 988 losses exceed other investment company taxable income during a tax year, the Fund would not be able to distribute amounts considered ordinary income dividends for U.S. federal income tax purposes, and any such distributions during a tax year made by the Fund before such losses were recognized would be re-characterized as a return of capital to Shareholders for U.S. federal income tax purposes, rather than as ordinary income, and would reduce each Shareholder’s tax basis in Fund Shares.

The Fund has no current intention of issuing preferred Shares or of borrowing. However, if the Fund utilizes leverage through the issuance of preferred Shares or borrowings in the future, it will be prohibited from declaring a distribution or dividend if it would fail the applicable asset coverage test(s) under the 1940 Act after the payment of such distribution or dividend. In addition, certain covenants in credit facilities or indentures may impose greater restrictions on the Fund’s ability to declare and pay dividends on Fund Shares. Limits on the Fund’s ability to pay dividends on Fund Shares may prevent the Fund from meeting the distribution requirements described above and, as a result, may affect the Fund’s ability to be subject to tax as a RIC or subject the Fund to the 4% excise tax. The Fund endeavors to avoid restrictions on its ability to make distribution payments. If the Fund is precluded from making distributions on Fund Shares because of any applicable asset coverage requirements, the terms of preferred Shares (if any) may provide that any amounts so precluded from being distributed, but required to be distributed by the Fund to enable the Fund to satisfy the distribution requirements that would enable the Fund to be subject to tax as a RIC, will be paid to the holders of preferred Shares as a special distribution. This distribution can be expected to decrease the amount that holders of preferred Shares would be entitled to receive upon redemption or liquidation of such preferred Shares.

Certain of the Fund’s investments are expected to be subject to special U.S. federal income tax provisions that may, among other things, (1) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (2) convert lower-taxed long-term capital gains into higher-taxed short-term capital gains or ordinary income, (3) convert an ordinary loss or a deduction into a capital loss, the deductibility of which is more limited, (4) adversely affect when a purchase or sale of shares or securities is deemed to occur, (5) adversely alter the intended characterization of certain complex financial transactions, (6) cause the Fund to recognize income or gain without a corresponding receipt of cash, (7) treat dividends that would otherwise constitute qualified dividend income as non-qualified dividend income, (8) treat dividends that would otherwise be eligible for the corporate dividends-received deduction as ineligible for such treatment and (9) produce income that will not constitute Qualifying RIC Income. The application of these rules could cause the Fund to be subject to U.S. federal income tax or the 4% excise tax and, under certain circumstances, could affect the Fund’s status as a RIC. The Fund will monitor its investments and may make certain tax elections to mitigate the effect of these provisions.

The remainder of this discussion assumes that the Fund has qualified for and maintained its treatment as a RIC for U.S. federal income tax purposes and has satisfied the distribution requirements described above.

Taxation of U.S. Shareholders

Distributions

Distributions of the Fund’s ordinary income and net short-term capital gains will, except as described below with respect to distributions of “qualified dividend income,” generally be taxable to Shareholders as ordinary income to the extent such distributions are paid out of the Fund’s then-current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Distributions (or deemed distributions, as described above), if any, of net capital gains will be taxable as long-term capital gains, regardless of the length of time a Shareholder has owned Shares. The ultimate tax characterization of the Fund’s distributions made in a tax year cannot be determined until after the end of the tax year. As a result, the Fund may make total distributions during a tax year in an amount that exceeds the then-current and accumulated earnings and profits of the Fund. A distribution of an amount in excess of the Fund’s then-current and accumulated earnings and profits will be treated by a Shareholder as a return of capital that will be applied against and reduce the Shareholder’s tax basis in its Shares. To the extent that the amount of any such distribution exceeds the Shareholder’s tax basis in its Shares, the excess will be treated as gain from a sale or exchange of Shares.

A return of capital to Shareholders is a return of a portion of their original investment in the Fund, thereby reducing the tax basis of their investment. As a result of such reduction in tax basis, Shareholders may be subject to tax in connection with the sale of Fund Shares, even if such Shares are sold at a loss relative to the Shareholder’s original investment.

It is expected that a substantial portion of the Fund’s income will consist of ordinary income. For example, interest and OID derived by the Fund will be characterized as ordinary income for U.S. federal income tax purposes. In addition, gain derived by the Fund from the disposition of debt instruments with “market discount” (generally, securities with a fixed maturity date of more than one year from the date of issuance that are acquired by the Fund at a price below their stated redemption price at maturity or, in the case of securities with OID, their revised issue price, provided such discount equals or exceeds a statutory de minimis amount ) will be characterized as ordinary income for U.S. federal income tax purposes to the extent of the market discount that has accrued, as determined for U.S. federal income tax purposes, at the time of such disposition, unless the Fund makes an election to accrue market discount on a current basis. Notwithstanding the foregoing, Section 451 of the Code generally requires any accrual method taxpayer to take into account items of gross income no later than the time at which such items are taken into account as revenue in the taxpayer’s financial statements. Treasury regulations provide that Section 451 does not apply to market discount. If the IRS were to change its position and Section 451 were to apply to the accrual of market discount, the Fund would be required to include in income any market discount as it takes the same into account on its financial statements.

Distributions made by the Fund to a corporate Shareholder, if properly reported by the Fund, will qualify for the dividends-received deduction to the extent that the distributions consist of qualifying dividends received by the Fund. However, any portion of the Fund’s dividends otherwise qualifying for the dividends-received deduction will be disallowed or reduced if the corporate Shareholder fails to satisfy certain requirements, including a holding period requirement, with respect to its Shares. Distributions of “qualified dividend income” to an individual or other non-corporate Shareholder, if properly reported by the Fund, will be treated as “qualified dividend income” to such Shareholder and generally will be taxed at long-term capital gain rates, provided the Shareholder satisfies the applicable holding period and other requirements. “Qualified dividend income” generally includes dividends from domestic corporations and dividends from foreign corporations that meet certain specified criteria. Given the Fund’s investment strategy, it is not expected that a significant portion of the distributions made by the Fund will be eligible for the dividends-received deduction or the reduced rates applicable to “qualified dividend income.”

Certain distributions reported by the Fund as Section 163(j) interest dividends may be eligible to be treated as interest income by shareholders for purposes of the tax rules applicable to interest expense limitations under Code Section 163(j). Such treatment by the shareholder is generally subject to holding period requirements and other potential limitations. The amount that the Fund is eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of the Fund’s business interest income over the sum of the Fund’s (i) business interest expense and (ii) other deductions properly allocable to the Fund’s business interest income.

If a Shareholder acquires Shares shortly before the record date of a distribution, the price of the Shares may include the value of the distribution, and the Shareholder will be subject to tax on the distribution even though economically it may represent a return of the Shareholder’s investment in such Shares.

Distributions paid by the Fund generally will be treated as received by a Shareholder at the time the distribution is made. However, the Fund may, under certain circumstances, elect to treat a distribution that is paid during the following tax year as if it had been paid during the tax year in which the income or gains supporting the distribution was earned. If the Fund makes such an election, the Shareholder will still be treated as receiving the distribution in the tax year in which the distribution is received. In this instance, however, any dividend declared by the Fund in October, November or December of any calendar year, payable to Shareholders of record on a specified date in such a month and actually paid during January of the following calendar year, will be treated for tax purposes as if it had been received by Shareholders on December 31 of the calendar year in which the dividend was declared.

The Fund will send to each of its U.S. Shareholders, as promptly as possible after the end of each calendar year, a notice detailing, on a per Share and per distribution basis, the amounts includible in such U.S. Shareholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the federal tax status of each year’s distributions generally will be reported to the IRS, including the amount of distributions, if any, eligible for the preferential maximum rate generally applicable to long-term capital gains. Distributions paid by the Fund generally will not be eligible for the corporate dividends-received deduction or the preferential tax rate applicable to long-term capital gains because the Fund’s income generally will not consist of dividends. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. Shareholder’s particular situation.

Sale or other Disposition of Shares

The repurchase or transfer of Shares may result in a taxable gain or loss to the tendering or transferring Shareholder. Different tax consequences may apply for tendering and non-tendering Shareholders in connection with a repurchase offer. For example, if a Shareholder does not tender all of his or her Shares, such repurchase may not be treated as a sale or exchange for U.S. federal income tax purposes, and the repurchase proceeds may instead be treated as a distribution to that Shareholder. In such case, there is also a risk of deemed distributions to non-tendering Shareholders. On the other hand, Shareholders holding Shares as capital assets who tender all of their Shares (including Shares deemed owned by Shareholders under constructive ownership rules) will be treated as having sold their Shares and generally will recognize capital gain or loss. The amount of the gain or loss will be equal to the difference between the amount received for the Shares and the Shareholder’s adjusted tax basis in the relevant Shares. Such gain or loss generally will be a long-term capital gain or loss if the Shareholder has held such Shares as capital assets for more than one year. Otherwise, the gain or loss will be treated as short-term capital gain or loss.

Losses realized by a Shareholder on the sale or other disposition of Shares held as capital assets for six months or less will be treated as long-term capital losses to the extent of any distribution of long-term capital gains received (or deemed received, as discussed above) with respect to such Shares. In addition, no loss will be allowed on a sale or other disposition of Shares if the Shareholder acquires Shares, or enters into a contract or option to acquire Shares, within 30 days before or after any disposition of such Shares at a loss. In such a case, the basis of the Shares acquired will be adjusted to reflect the disallowed loss.

In general, non-corporate Shareholders currently are generally subject to a maximum federal income tax rate of either 15% or 20% (depending on whether the Shareholder’s income exceeds certain threshold amounts) on their net capital gain (i.e., the excess of realized net long-term capital gains over realized net short-term capital losses), including any long-term capital gain derived from an investment in Shares. Such rate is lower than the maximum rate on ordinary income currently payable by non-corporate Shareholders. Corporate Shareholders currently are subject to U.S. federal income tax on net capital gain at the 21% rate also applied to ordinary income. Non-corporate Shareholders with net capital losses for a tax year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each tax year. Any net capital losses of a non-corporate Shareholder in excess of $3,000 generally may be carried forward and used in subsequent tax years as provided in the Code. Corporate Shareholders generally may not deduct any net capital losses for a tax year, but may carry back such losses for three tax years or carry forward such losses for five tax years.

Under U.S. Treasury regulations, if a Shareholder recognizes losses with respect to Shares of $2 million or more for an individual Shareholder or $10 million or more for a corporate Shareholder, the Shareholder must file with the IRS a disclosure statement on IRS Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Reporting of adjusted cost basis information is required for covered securities, which generally include shares of a RIC acquired on or after January 1, 2012, to the IRS and to taxpayers. Shareholders should contact their financial intermediaries with respect to reporting of cost basis and available elections for their accounts.

Medicare Tax

An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Fund and net gains from repurchases or other taxable dispositions of Shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts. U.S. persons that are individuals, estates or trusts are urged to consult their tax advisors regarding the applicability of this tax to their income and gains in respect of their investment in the Fund.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with payments on Shares and the proceeds from a sale or other disposition of Shares. A Shareholder will be subject to backup withholding on all such payments if it fails to provide the payor with its correct taxpayer identification number (generally on an IRS Form W-9) and to make required certifications or otherwise establish an exemption from backup withholding. Corporate Shareholders and certain other Shareholders generally are exempt from backup withholding. Backup withholding is not an additional tax. Any amounts withheld as backup withholding may be credited against the applicable Shareholder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Other Taxes

Shareholders may be subject to state, local and non-U.S. taxes applicable to their investment in the Fund. In those states, localities or non-U.S. jurisdictions, entity-level tax treatment and the treatment of distributions made to Shareholders under those jurisdictions’ tax laws may differ from the treatment under the Code. Accordingly, an investment in Shares may have tax consequences for Shareholders that are different from those of a direct investment in the Fund’s portfolio investments. Shareholders are advised to consult their tax advisors with respect to the particular tax consequences to them of an investment in the Fund.

ERISA CONSIDERATIONS

Employee benefit plans and other plans subject to ERISA or the Code, including corporate savings and 401(k) plans, IRAs and Keogh Plans (each, an “ERISA Plan”) may purchase Shares. ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, prohibited transactions and other standards. Because the Fund is registered as an investment company under the 1940 Act, the underlying assets of the Fund will not be considered to be “plan assets” of any ERISA Plan investing in the Fund for purposes of the fiduciary responsibility and prohibited transaction rules under Title I of ERISA or Section 4975 of the Code. Thus, neither the Fund nor the Adviser will be a fiduciary within the meaning of ERISA or Section 4975 of the Code with respect to the assets of any ERISA Plan that becomes a Shareholder, solely as a result of the ERISA Plan’s investment in the Fund.

The provisions of ERISA are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA contained herein is, of necessity, general and may be affected by future publication of regulations and rulings. Potential investors should consult their legal advisers regarding the consequences under ERISA of an investment in the Fund through an ERISA Plan.

ANTI-TAKEOVER PROVISIONS IN THE DECLARATION OF TRUST

The Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to change the composition of the Board. These provisions may have the effect of discouraging attempts to acquire control of the Fund, which attempts could have the effect of increasing the expenses of the Fund and interfering with the normal operation of the Fund.

The Trustees are elected for indefinite terms and do not stand for reelection. A Trustee may be removed from office with cause only by action taken by a majority of the remaining Trustees (or, in the case of an Independent Trustee, only by action taken by a majority of the remaining Independent Trustees). The Fund may not pursue certain extraordinary transactions set forth in the Declaration of Trust without the approval of at least two-thirds of the Trustees. These anti-takeover provisions may inhibit certain changes of control that could benefit shareholders, such as by leading to improvements in Fund operations, by leading to increased returns of capital to shareholders or through other means.

The Declaration of Trust does not contain any other specific inhibiting provisions that would operate only with respect to an extraordinary transaction such as a merger, reorganization, tender offer, sale or transfer of substantially all of the Fund’s asset, or liquidation. Reference should be made to the Declaration of Trust on file with the SEC for the full text of these provisions.

PLAN OF DISTRIBUTION

T. Rowe Price Investment Services, Inc., 1307 Point Street, Baltimore MD, 21231, serves as the Fund’s principal underwriter and acts as the Distributor of the Fund’s Shares on a best efforts basis, subject to various conditions. The Fund intends to offer its Shares, on a continual basis, through the Distributor. The Distributor is not required to sell any specific number or dollar amount of the Fund’s Shares but will use its best efforts to solicit orders for the purchase of the Shares. Shares of the Fund will not be listed on any national securities exchange and the Distributor will not act as a market marker in Fund Shares.

Purchasing Shares and Purchase Terms

Shares of the Fund are not registered under the 1933 Act and are not available for public purchase. The Fund is offered for sale through its Distributor to Investing Funds at NAV. The Fund accepts initial and additional purchases of Shares on each day that the NYSE is open for business. Orders will be priced based on the Fund’s NAV next computed (at the close of regular trading (generally 4:00 p.m., Eastern Time) on a day that the NYSE is open for business) after it is received by the Transfer Agent.

In compliance with the USA Patriot Act of 2001, the Transfer Agent will verify certain information for each Shareholder as part of the Fund’s Anti-Money Laundering Program.

If the Transfer Agent does not have a reasonable belief of the identity of an Investing Fund, that Investing Fund will not be allowed to perform a transaction until such information is received. The Fund also may reserve the right to close the account within five business days if clarifying information/documentation is not received.

There is no minimum initial investment and no minimum for additional purchases.

DIVIDENDS AND DISTRIBUTIONS

The Fund intends to make a distribution each month to its Shareholders of the net investment income of the Fund after payment of Fund operating expenses (if any). The dividend rate may be modified by the Board from time to time.

To the extent that any portion of the Fund’s monthly distributions are considered a return of capital to Shareholders, such portion would not be considered dividends for U.S. federal income tax purposes, and would represent a return of the amounts that such Shareholders invested. Although such return of capital distributions are not currently taxable to Shareholders, such distributions will have the effect of lowering a Shareholder’s tax basis in his or her Shares, and could result in a higher tax liability when the Shares are sold, even if they have not increased in value, or in fact, have lost value. The Fund’s final distribution for each tax year is expected to include any remaining investment company taxable income and net tax-exempt income undistributed during the tax year, as well as any undistributed net capital gain realized during the tax year. If the total distributions made in any tax year exceed investment company taxable income, net tax-exempt income and net capital gain, such excess distributed amount would be treated as ordinary dividend income to the extent of the Fund’s then-current or accumulated earnings and profits. This distribution policy, may, under certain circumstances, have adverse consequences to the Fund and its Shareholders because it may result in a return of capital resulting in less of a Shareholder’s assets being invested in the Fund and, over time, increase the Fund’s expense ratios. The distribution policy also may cause the Fund to sell securities at a time it would not otherwise do so to manage the distribution of income and gain. The initial distribution will be declared on a date determined by the Board.

Each year, a statement on Form 1099-DIV identifying the sources of the distributions (i.e., paid from ordinary income, paid from net capital gains on the sale of securities, and/or a return of capital, which is a nontaxable distribution) will be furnished to Shareholders subject to IRS reporting. Fund distributions may exceed the Fund’s earnings, especially during the period before the Fund has substantially invested the proceeds from this offering. To the extent that the Fund pays distributions that constitute a return of capital for U.S. federal income tax purposes, it will lower an investor’s tax basis in his or her Shares. A return of capital generally is a return of an investor’s investment rather than a return of earnings or gains derived from the Fund’s investment activities. There can be no assurance that the Fund will be able to pay distributions at a specific rate or at all.

As discussed in the “Tax Aspects” section, to qualify for and maintain RIC tax treatment, the Fund is required to distribute on a timely basis with respect to each tax year dividends for U.S. federal income tax purposes of an amount at least equal to the sum of 90% of “investment company taxable income” and net tax-exempt interest income, determined without regard to any deduction for dividends paid, for such tax year. To avoid certain excise taxes imposed on RICs, the Fund is required to distribute in respect of each calendar year dividends of an amount at least equal to the sum of (1) 98% of ordinary income (taking into account certain deferrals and elections) for the calendar year, (2) 98.2% of capital gain net income (adjusted for certain ordinary losses) generally for the one-year period ending on October 31 of the calendar year and (3) any ordinary income and capital gain net income for previous calendar years that were not distributed during such calendar years and on which the Fund paid no U.S. federal income tax. The Fund can offer no assurance that it will achieve results that will permit the payment of any cash distributions. If the Fund issues senior securities, the Fund will be prohibited from making distributions if doing so causes it to fail to maintain the asset coverage ratios stipulated by the 1940 Act or if distributions are limited by the terms of any of the Fund’s borrowings. Any such limitations would adversely impact the Fund’s ability to make distributions to Shareholders.

FISCAL YEAR; REPORTS

For accounting purposes, the Fund’s fiscal year and tax year is expected to end on December 31. As soon as practicable after the end of each calendar year, a statement on Form 1099-DIV identifying the sources of the distributions paid by the Fund to Shareholders for tax purposes will be furnished to Shareholders subject to IRS reporting. In addition, the Fund will prepare and transmit to Shareholders an unaudited semiannual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act.

[PRIVACY NOTICE]

OHA Direct Credit Fund Privacy Notice

Commitment to Privacy

This Privacy Notice is provided by the OHA Direct Credit Fund (the “Fund”), Oak Hill Private Credit Advisors II, LP and its affiliates, including T. Rowe Price Investment Services, Inc. and other affiliates within the Oak Hill Advisors and TRPG family of companies in their capacity in providing investment management, administrative, operational, and other services for the Fund (collectively, “we” unless specified otherwise)3. We are committed to handling “non-public personal information” and “personal data” in accordance with applicable laws, rules and regulations.

3 This Privacy Notice addresses the collection and use of Personal Information as related to the Fund. If you are interacting with Oak Hill Advisors, T. Rowe Price, or another TRPG affiliate in relation to a different product, service, subsidiary, affiliate, or digital property, a separate privacy policy or privacy notice will apply.

Technology has dramatically changed the way information of all kinds is gathered, used and stored, but the importance of preserving the security and confidentiality of information has remained a core value of ours. We recognize and respect the privacy expectations of website visitors, clients, investors and their affiliated individuals. Confidentiality and protection of non-public personal information and personal data are among our fundamental responsibilities. This Privacy Notice applies to “Relevant Individuals,” defined in this Privacy Notice as anybody acting in one of the following capacities:

●	An “Individual Investor,” i.e., a natural person investing with the Fund or otherwise acting as a client of the Fund in their individual capacity;
●	Directors and managers of the Fund; and
●	Any natural person affiliated with a client, investor, counterparty, or supplier of or to the Fund (such as an employee, director, officer, partner, member, shareholder, beneficial owner, affiliate, agent or representative).

This Privacy Notice is current as of the date stated at the end of the Notice, but as circumstances or requirements change, we may need to amend this Privacy Notice. We will notify Relevant Individuals of any material amendment by posting an updated version on the Fund’s website, when available, and/or taking other steps.

What We Need You to Do

Please provide this Privacy Notice to any Relevant Individuals whose Personal Information (as defined below) may be provided to us. In addition, to the extent we are provided with sensitive Personal Data (as defined below), we recommend it is encrypted before being sent.

Key Concepts

“Personal data” is any information relating to an identified or identifiable natural person (as further defined in the California Consumer Privacy Act of 2018, as amended by the California Privacy Rights Act of 2020, and their related regulations (collectively, “CCPA”), the Gramm-Leach-Bliley Act (“GLBA”) and other applicable laws and regulations relating to privacy, data protection, breach notification, or the processing of personal information). “Non-public personal information” is any personally identifiable financial information relating to natural persons that is not publicly available. We refer in this Privacy Notice to “non-public personal information” and other “personal data” together as “Personal Information”.

Personal Information Collected

We may collect or otherwise process some or all of the following categories of Personal Information:

●	Identifiers, such as full name, residential / office address, and other contact information, as well as government-issued identification details (e.g., social security number, or details from a driver’s license, state identification card or passport);
●	Commercial information, such as:
●	information about a Relevant Individual’s interests in the Fund (such as account balances and percentage interests);
●	transaction and interaction information, such as transaction history, client service records, communications with or concerning the Fund by email or other methods, and other information about the Relevant Individual’s investments with us or other dealings with us;
●	other financial information (e.g., assets, net worth, income, investments, beneficial interests, investment history, bank account details, utility bills and other personal financial data);
●	Professional and employment information, such as education history;

●	Internet or other electronic network activity information, including information collected by automated means when an individual visits the Fund’s website, when available, that may sometimes qualify as Personal Information, such as IP address, details about navigation on the Fund’s website, when available, and details about the individual’s browser or device, a unique identifier or other information that we or our partners may store or read on the visitor’s browser or device with cookie technology (details further below);
●	Other Personal Information, such as date of birth, compliance program data including records related to tax laws, Know Your Customer (KYC), Office of Foreign Assets Control (OFAC), anti-money laundering (AML), and Foreign Corrupt Practices Act (FCPA),background check information; and
●	Inferences we generate based on the data above.

Where the client or investor is an individual, we will usually collect this information directly from the individual. Where the client or investor (or other party engaging with us concerning the Fund) is a corporate entity, we will usually collect the information from the client or investor or their professional advisors or agents. In some cases, we may receive the information from another party, such as a background check provider.

Some of the personal information we collect is described in Cal. Civ. Code Section 1798.80.

Sensitive Personal Information

Some of the Personal Information described in the “Personal Information Collected” section above also constitutes “sensitive personal information” under the CCPA. We use and disclose sensitive personal information for our business and compliance functions and for other legally authorized purposes. We do not use or disclose it in a manner that would give rise to a right to limit its use or disclosure under the CCPA.

●	Government-issued identification numbers are used and disclosed for identification, compliance, and related purposes, and as otherwise authorized by the CCPA;
●	Account login credentials (user names with password, access code or other credential that permits access to an account) are used and disclosed as needed to allow you to access your account and/or account information, for related account security purposes, and as otherwise authorized by the CCPA; and
●	Financial account number or payment card number with any password, access code, or other credential that permits access to an account are used and disclosed as needed to allow you to access your account and/or account information, for related account security purposes, and as otherwise authorized by the CCPA.

Uses of Personal Information

We will use Personal Information for some or all of the following purposes:

●	to provide the service, information, or product requested;
●	in managing our relationship with the client or investor or other party (for example, to send transactional messages, to maintain the integrity of our records, to identify you);
●	in managing our business operations and information technology resources (for example, managing internal directories and client relationship management systems);
●	in protecting the Fund, its clients, investors, trading partners and others (for example, risk management and fraud prevention);
●	to address legal requirements (including laws designed to protect the integrity of the financial sector, which require measures such as anti-money laundering checks and the recording of calls and emails); and
●	for Fund-related informational or marketing communications, where appropriate and permitted by applicable law.

From time to time, we may also use a Relevant Individual’s Personal Information in other situations, such as with the Relevant Individual’s consent.

Retention of Personal Information

The Personal Information we collect, including sensitive Personal Information, will be retained for at least as long as necessary to satisfy the purposes for which it was collected and our legal obligations. As described above, these purposes include our business operations and complying with reporting, legal, tax and accounting obligations. In determining how long to retain information, we generally will consider the amount, nature and sensitivity of the information, the purposes for which we process the Personal Information and whether we can achieve those purposes in other ways, the applicable legal requirements, internal recordkeeping practices and/or our legitimate interests.

Because we may collect and use the same category of personal information for different purposes and in different contexts, there is not typically a fixed retention period that always will apply to a particular category of personal information.

Disclosures of Personal Information

For the purposes described in the previous section, where permitted by applicable law, we may disclose Personal Information in some or all of the following ways:

●	to the client or investor;
●	to other entities that assist in carrying out the activities described above, including professional advisors, technology providers, auditors, administrators, registrars, depositaries and other service providers;
●	to regulatory bodies and governmental authorities;
●	to other participants in certain transactions with the Fund (for example, to assist another party in discharging their legal obligations in respect of, for example, anti-money laundering legislation and to honor their legal right to obtain a recording of certain regulated calls or a copy of certain regulated electronic communications between us and that other party);
●	to others (such as litigants, or an acquirer or others connected with an acquisition or similar transaction involving the Fund); and
●	to agents, delegates, or related, associated or affiliated entities of the foregoing.

From time to time, we may also disclose a Relevant Individual’s Personal Information in other situations, such as at the Relevant Individual’s request.

Security of Personal Information

We take steps to restrict access to Personal Information, including various physical, electronic, and procedural safeguards. The specific security measures we use in a particular context depend on that context, but we draw from measures such as access controls, malware defenses, encryption, facility security, and various monitoring strategies. We also maintain incident response procedures.

California Privacy Information – CCPA

This section provides detailed information applicable only to eligible California residents under the CCPA. This section does not apply to Individual Investors, as our processing of their Personal Information is exempt from the CCPA, and it also does not cover any other Personal Information for which we are exempt from the CCPA, such as “publicly available information” as defined in the CCPA. Data that is not subject to the CCPA may be handled differently than described here.

During the past 12 months, we may have collected all of the types of personal information described in the “Personal Information Collection” section of this Privacy Notice, and disclosed at least some of each category of personal information in some instances to our affiliates, service providers and other entities that assist us with our business. We also made the other disclosures described in this paragraph. We disclosed government-issued identification details (e.g., social security number, or details from a driver’s license, state identification card or passport), other identifiers (such as full name, residential address and other contact information) and professional and employment information to regulatory bodies and governmental authorities, transaction participants and entities involved in legal matters. We disclosed other Personal Information (except account credentials, inferences and internet or electronic network activity), such as date of birth and background check information, to regulatory bodies and governmental authorities, transaction participants and entities involved in legal matters. We made these disclosures of personal information about Californians for the purposes described in the “Disclosure of Personal Information” section above.

We do not “sell” or “share” Personal Information (as those terms are defined in the CCPA) nor have we over the last 12 months. We do not “sell” or “share” personal information if we have actual knowledge that the individual is less than 16 years of age.

Subject to some limitations, the CCPA allows you to ask us to:

●	provide access to and/or a copy of certain personal information we hold about you;
●	correct certain personal information we have about you;
●	delete certain personal information we have about you; and
●	inform you about the categories of personal information we have collected about you in the preceding 12 months, the categories of sources of such information, the business or commercial purpose for collecting or selling your personal information, the categories of third parties to whom we have disclosed certain personal information, confirmation that we did not “sell” or “share” your Personal Information, and more specific detail about what categories of information were otherwise disclosed to particular categories of third parties.

If you would like to exercise any of these rights, you may submit your request by completing the CCPA Rights Request Form or calling us at 1 (888) 992-0501. We may need to request specific information from the Relevant Individual to confirm their identity and ensure their right to access the Personal Information (or to exercise any of their other rights). For example, we may request that you confirm, depending on the sensitivity of the information involved, the nature of our relationship with you, and the type of request you are making, verifying your name, email address, account number, and other information regarding your interactions with the Fund.

You can designate an authorized agent to make a CCPA request on your behalf. To do so, we must receive a legally sufficient power of attorney signed by you pursuant to California Probate Code sections 4121 to 4130, or other written authorization acceptable to us, for the agent to act on your behalf. You may still need to verify your identity and confirm the agent’s authority directly with us. For security and legal reasons, we may refuse to accept requests that require us to visit an agent’s website. You have the right not to be retaliated against for the exercise of the privacy rights conferred by the CCPA, regardless of the nature of your relationship or potential relationship with us.

Cookies

We and service providers and vendors may collect information from your computer or other device by automated means such as cookies, web beacons, local storage, JavaScript, mobile-device functionality and other computer code (collectively, “cookies”). This information may include unique browser identifiers, IP address, browser and operating system information, device identifiers, other device information, Internet connection information, as well as details about your interactions with the Fund’s website, when available (for example, the URL of the website from which you came, the pages on the Fund’s website, when available, that you may visit, when available, and the links you may click on in the Fund’s website, when available). In some cases (such as cookies), the tools described here may involve storing unique identifiers or other information on your device for later use.

You may be able to set your browser to refuse certain types of cookies, or to alert you when certain types of cookies are being used. Some browsers offer similar settings for HTML5 local storage and other technologies. However, if you block or otherwise reject cookies, local storage, JavaScript or other technologies, some current or future interactive aspects of the Fund’s website, when available, may not function as expected.

Contacting Us

To notify us of your preferences, or to provide us with complaints, concerns or questions, please contact us via oakhilladvisorsupdate@oakhilladvisors.com.

Last Reviewed: January 22, 2026

OHA Direct Credit Fund

COMMON SHARES OF BENEFICIAL INTEREST

OFFERING DOCUMENT

[date]

OHA DIRECT CREDIT FUND

COMMON SHARES OF BENEFICIAL INTEREST

Statement of Additional Information

[date]

OHA Direct Credit Fund (the “Fund”) is a Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified, closed-end management investment company that is operated as an interval fund.

The Fund’s investment objective is to produce current income.

There can be no assurance that the Fund will achieve its investment objective.

This Statement of Additional Information (“SAI”) is not a prospectus. This SAI relates to and should be read in conjunction with the Fund’s prospectus (“Prospectus”) dated [date]. A copy of the Prospectus may be obtained by calling toll-free 1-844-700-1478.

Capitalized terms used but not defined in this Statement of Additional Information have the meanings ascribed to them in the Prospectus.

TABLE OF CONTENTS

INVESTMENT OBJECTIVE, POLICIES AND RISKS

The following disclosure supplements the disclosure set forth under the caption “Types of Investments and Related Risks” in the Prospectus and does not, by itself, present a complete or accurate explanation of the matters disclosed. Prospective investors must refer also to “Types of Investments and Related Risks” in the Prospectus for a complete presentation of the matters disclosed below.

Bank Loan Assignments and Participations

The Fund’s investment program may include bank loan assignments and participations. These obligations are subject to unique risks, including (i) the possible avoidance of an investment transaction as a “preferential transfer,” “fraudulent conveyance” or “fraudulent transfer,” among other avoidance actions, under relevant bankruptcy, insolvency and/or creditors’ rights laws; (ii) so-called “lender liability” claims by the issuer of the obligations; (iii) environmental liabilities that may arise with respect to collateral securing the obligations; (iv) limitations on the ability of the Fund to directly enforce its rights with respect to participations; and (v) the contractual nature of participations where the Fund takes on the credit risk of the participant rather than the actual borrower.

The Fund may acquire interests in loans either directly or indirectly (by way of assignment or participation). The Fund typically acquires loans directly, but may in some instances purchase loans by assignment or participation. The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a contracting party under the loan agreement with respect to the loan; however, its rights can be more restricted than those of the assigning institution. Participation in a portion of a loan typically results in a contractual relationship only with the institution participating out the interest and not with the obligor. The Fund would, in such a case, have the right to receive payments of principal and interest to which it is entitled only from the institution selling the participation, and not directly from the obligor, and only upon receipt by such institution of such payments from the obligor. As the owner of a participation, the Fund generally will have no direct right to enforce compliance by the obligor with the terms of the loan agreement or to vote on amendments to the loan agreement, nor any rights of set-off against the obligor, and the Fund may not directly benefit from collateral supporting the loan in which it has purchased the participation. In addition, in the event of the insolvency of the selling institution, the Fund may be treated as a general creditor of such selling institution, and may not have any exclusive or senior claim with respect to the selling institution’s interest in, or the collateral with respect to, the applicable loan. Consequently, the Fund will assume the credit risk of both the obligor and the institution selling the participation to the Fund. As a result, concentrations of participations from any one selling institution subject the Fund to an additional degree of risk with respect to defaults by such selling institution. In addition, because bank loans are not typically registered under the federal securities laws like stocks and bonds, investors in loans have less protection against improper practices than investors in registered securities.

Investments in Restructurings. The Fund may invest in restructurings that involve, or otherwise invest in the debt securities of, companies that are experiencing or are expected to experience severe financial difficulties. These severe financial difficulties may never be overcome and may cause such companies to become subject to bankruptcy proceedings. The return on investment sought or targeted by the Fund in any investment in a restructuring may depend upon the restructuring progressing in a particular manner or resulting in a particular outcome (including regarding the conversion or repayment of the Fund’s investments). There can be no assurance that any such outcome, development or result will occur or be successful and, as a result, the premise underlying the Fund’s investment may never come to fruition and the Fund’s returns may be adversely affected. Investments in restructurings could, in certain circumstances, subject the Fund to certain additional potential liabilities that may exceed the value of the Fund’s original investment therein. For instance, under certain circumstances, payments to the Fund and distributions to Shareholders may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, preferential payment or similar transaction under applicable bankruptcy and insolvency laws. Furthermore, investments in restructurings may be adversely affected by statutes relating to, among other things, fraudulent conveyances, voidable preferences, lender liability and the court’s discretionary power to disallow, subordinate or disenfranchise particular claims or characterize investments made in the form of debt as equity contributions. For certain restructurings, the Fund may utilize blocker corporations, which may incur federal and state income taxes. In restructurings, whether constituting liquidation (both in and out of bankruptcy) and other forms of corporate reorganization, there exists the risk that the restructuring either will be unsuccessful (due to, for example, failure to obtain requisite approvals), will be delayed (for example, until various liabilities, actual or contingent, have been satisfied) or will result in a distribution of cash or a new security or instrument the value of which will be less than the purchase price to the Fund of the security in respect to which such distribution was made. The Fund may not be “hedged” against market fluctuations, or, in liquidation situations, may not accurately value the assets of the company being liquidated. This can result in losses, even if the proposed restructuring is consummated. Under certain circumstances, a lender that has inappropriately exercised control of the management and policies of a debtor may have its claims subordinated or disallowed, or may be found liable for damages suffered by parties as a result of such actions.

When a company seeks relief under the U.S. Bankruptcy Code (or has a petition filed against it), an automatic stay prevents all entities, including creditors, from foreclosing or taking other actions to enforce claims, perfect liens or reach collateral securing such claims. Creditors who have claims against the company prior to the date of the bankruptcy filing must petition the court to permit them to take any action to protect or enforce their claims or their rights in any collateral. Such creditors may be prohibited from doing so if the court concludes that the value of the property in which the creditor has an interest will be “adequately protected” during the proceedings. If the Bankruptcy Court’s assessment of adequate protection is inaccurate, a creditor’s collateral may be wasted without the creditor being afforded the opportunity to preserve it. Thus, even if the Fund holds a secured claim, it may be prevented from collecting the liquidation value of the collateral securing its debt, unless relief from the automatic stay is granted by the court. Bankruptcy proceedings are inherently litigious, time consuming, highly complex and driven extensively by facts and circumstances, which can result in challenges in predicting outcomes. The equitable power of bankruptcy judges also can result in uncertainty as to the ultimate resolution of claims.

Security interests held by creditors are closely scrutinized and frequently challenged in bankruptcy proceedings and may be invalidated for a variety of reasons. For example, security interests may be set aside because, as a technical matter, they have not been perfected properly under the Uniform Commercial Code or other applicable law. If a security interest is invalidated, the secured creditor loses the value of the collateral and because loss of the secured status causes the claim to be treated as an unsecured claim, the holder of such claim will almost certainly experience a significant loss of its investment. There can be no assurance that the security interests securing the Fund’s claims will not be challenged vigorously and found defective in some respect, or that the Fund will be able to prevail against the challenge.

Moreover, debt may be disallowed or subordinated to the claims of other creditors if the creditor is found guilty of certain inequitable conduct resulting in harm to other parties with respect to the affairs of a company filing for protection from creditors under the U.S. Bankruptcy Code. Creditors’ claims may be treated as equity if they are deemed to be contributions to capital, or if a creditor attempts to control the outcome of the business affairs of a company prior to its filing under the U.S. Bankruptcy Code. Serving on an official or unofficial creditors’ committee, for example, increases the possibility that the Fund will be deemed an “insider” or a “fiduciary” of an issuer it has so assisted and may increase the possibility that the Bankruptcy Court would invoke the doctrine of “equitable subordination” with respect to any claim or equity interest held by the Fund in such issuer and subordinate any such claim or equity interest in whole or in part to other claims or equity interests in such issuer. Claims of equitable subordination may also arise outside of the context of the Fund’s committee activities. If a creditor is found to have interfered with a company’s affairs to the detriment of other creditors or shareholders, the creditor may be held liable for damages to injured parties. While the Fund will attempt to avoid taking the types of action that would lead to equitable subordination or creditor liability, there can be no assurance that such claims will not be asserted or that the Fund will be able to successfully defend against them. In addition, if representation of a creditors’ committee of an issuer causes the Fund or the Adviser to be deemed an affiliate of such issuer, the securities of such issuer held by the Fund may become restricted securities, which are not freely tradable.

While the challenges to liens and debt described above normally occur in a bankruptcy proceeding, the conditions or conduct that would lead to an attack in a bankruptcy proceeding could in certain circumstances result in actions brought by other creditors of the debtor, shareholders of the debtor or even the debtor itself in other state or U.S. federal proceedings, including pursuant to state fraudulent transfer laws. As is the case in a bankruptcy proceeding, there can be no assurance that such claims will not be asserted or that the Fund will be able to defend against them successfully. To the extent the Fund assumes an active role in any legal proceeding involving the debtor, the Fund may be prevented from disposing of securities or instruments issued by the debtor due to the Fund’s possession of material, non-public information concerning the debtor.

From time to time, the Fund may invest in or extend loans to companies that have filed for protection under Chapter 11 of the U.S. Bankruptcy Code. These debtor-in-possession or “DIP” loans are most often revolving working-capital facilities put into place at the outset of a Chapter 11 case to provide the debtor with both immediate cash and the ongoing working capital that will be required during the reorganization process. While such loans are generally less risky than many other types of loans as a result of their seniority in the debtor’s capital structure and because their terms have been approved by a federal bankruptcy court order, it is possible that the debtor’s reorganization efforts may fail and the proceeds of the ensuing liquidation of the DIP lender’s collateral might be insufficient to repay in full the DIP loan.

In addition, issuers located in non-U.S. jurisdictions may be involved in restructurings, bankruptcy proceedings and/or reorganizations that are not subject to laws and regulations that are similar to the U.S. Bankruptcy Code and the rights of creditors afforded in U.S. jurisdictions. To the extent such non-U.S. laws and regulations do not provide the Fund with equivalent rights and privileges necessary to promote and protect its interest in any such proceeding, the Fund’s investments in any such issuer may be adversely affected. For example, bankruptcy law and process in a non-U.S. jurisdiction may differ substantially from that in the United States, resulting in greater uncertainty as to the rights of creditors, the enforceability of such rights, reorganization timing and the classification, seniority and treatment of claims. In certain developing countries, although bankruptcy laws have been enacted, the process for reorganization remains highly uncertain.

Cash Equivalents and Short-Term Debt Securities

The Fund may hold uninvested cash or may invest it in cash equivalents such as money market securities, repurchase agreements, or shares of short-term bond or money market funds, including shares of short-term bond or money market funds advised by affiliates of the Adviser. Generally, these securities offer less potential for gains than other types of securities.

For temporary defensive purposes, the Fund may invest up to 100% of its assets in cash equivalents and short-term debt securities. Short-term debt securities are defined to include, without limitation, the following:

(1) U.S. government securities, including bills, notes and bonds differing as to maturity and rates of interest that are either issued or guaranteed by the U.S. Treasury or by U.S. government agencies or instrumentalities. U.S. government securities include securities issued by: (a) the Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration and Government National Mortgage Association, the securities of which are supported by the full faith and credit of the United States; (b) the Federal Home Loan Banks, Federal Intermediate Credit Banks and Tennessee Valley Authority, the securities of which are supported by the right of the agency to borrow from the U.S. Treasury; (c) the Federal National Mortgage Association, the securities of which are supported by the discretionary authority of the U.S. government to purchase certain obligations of the agency or instrumentality; and (d) the Student Loan Marketing Association, the securities of which are supported only by its credit. While the U.S. government provides financial support to such U.S. government-sponsored agencies or instrumentalities, no assurance can be given that it always will do so since it is not so obligated by law. The U.S. government, its agencies and instrumentalities do not guarantee the market value of their securities. Consequently, the value of such securities may fluctuate. The economic crisis in the United States during 2008 and 2009 negatively impacted government-sponsored entities. As the real estate market deteriorated through declining home prices and increasing foreclosure, government-sponsored entities, which back the majority of U.S. mortgages, experienced extreme volatility, and in some cases, a lack of liquidity. The Adviser will monitor developments and seek to manage the Fund’s portfolio in a manner consistent with achieving the Fund’s investment objective, but there can be no assurance that it will be successful in doing so.

(2) Certificates of deposit issued against funds deposited in a bank or a savings and loan association. Such certificates are for a definite period of time, earn a specified rate of return and are normally negotiable. The issuer of a certificate of deposit agrees to pay the amount deposited plus interest to the bearer of the certificate on the date specified thereon. Certificates of deposit purchased by the Fund may not be fully insured by the Federal Deposit Insurance Corporation.

(3) Repurchase agreements, which involve purchases of debt securities. At the time the Fund purchases securities pursuant to a repurchase agreement, it simultaneously agrees to resell and redeliver such securities to the seller, who also simultaneously agrees to buy back the securities at a fixed price and time. This assures a predetermined yield for the Fund during its holding period, since the resale price is always greater than the purchase price and reflects an agreed-upon market rate. Such actions afford an opportunity for the Fund to invest temporarily available cash. The Fund may enter into repurchase agreements only with respect to obligations of the U.S. government, its agencies or instrumentalities; certificates of deposit; or bankers’ acceptances in which the Fund may invest. Repurchase agreements may be considered loans to the seller, collateralized by the underlying securities. The risk to the Fund is limited to the ability of the seller to pay the agreed-upon sum on the repurchase date; in the event of default, the repurchase agreement provides that the Fund is entitled to sell the underlying collateral. If the value of the collateral declines after the agreement is entered into, and if the seller defaults under a repurchase agreement when the value of the underlying collateral is less than the repurchase price, the Fund could incur a loss of both principal and interest. The Adviser will monitor the value of the collateral at the time the action is entered into and at all times during the term of the repurchase agreement. The Adviser will do so in an effort to determine that the value of the collateral always equals or exceeds the agreed-upon repurchase price to be paid to the Fund. If the seller were to be subject to a federal bankruptcy proceeding, the ability of the Fund to liquidate the collateral could be delayed or impaired because of certain provisions of the bankruptcy laws.

(4) Commercial paper, which consists of short-term unsecured promissory notes, including variable rate master demand notes issued by corporations to finance their current operations. Master demand notes are direct lending arrangements between the Fund and a corporation. There is no secondary market for such notes. However, they are redeemable by the Fund at any time. The Adviser will consider the financial condition of the corporation (e.g., earning power, cash flow and other liquidity ratios) and will continuously monitor the corporation’s ability to meet all of its financial obligations, because the Fund’s liquidity might be impaired if the corporation were unable to pay principal and interest on demand. Investments in commercial paper will be limited to commercial paper rated in the highest categories by a major rating agency and which mature within one year of the date of purchase or carry a variable or floating rate of interest.

Rights Offerings and Warrants to Purchase

The Fund may participate in rights offerings and may purchase warrants, which are privileges issued by corporations enabling the warrant holders to subscribe for and purchase a specified number of shares of the corporation at a specified price during a specified period of time. Subscription rights normally have a short life span to expiration. The purchase of rights or warrants involves the risk that the Fund could lose the purchase value of a right or warrant if the right to subscribe for additional shares is not exercised prior to the rights’ or warrants’ expiration. Also, the purchase of rights and/or warrants involves the risk that the effective price paid for the right and/or warrant added to the subscription price of the related security may exceed the value of the related security’s market price such as when there is no movement in the level of the underlying security. In addition, the shares purchased upon exercise of the warrants may not be immediately liquid and the value of such shares may fluctuate.

Equity Securities

In addition to common stock, the Fund may invest in other equity securities, such as depositary receipts.

Depositary Receipts. The Fund may hold investments in sponsored and unsponsored American depositary receipts (“ADRs”), European depositary receipts (“EDRs”), global depositary receipts (“GDRs”) and other similar global instruments. ADRs typically are issued by a U.S. bank or trust company and evidence ownership of underlying securities issued by a non-U.S. corporation. EDRs, which are sometimes referred to as continental depositary receipts, are receipts issued in Europe, typically by non-U.S. banks and trust companies, that evidence ownership of either non-U.S. or domestic underlying securities. GDRs are depositary receipts structured like global debt issues to facilitate trading on an international basis. Unsponsored ADR, EDR and GDR programs are organized independently and without the cooperation of the issuer of the underlying securities. As a result, available information concerning the issuer may not be as current as for sponsored ADRs, EDRs and GDRs, and the prices of unsponsored ADRs, EDRs and GDRs may be more volatile than if such instruments were sponsored by the issuer. Investments in ADRs, EDRs and GDRs present the additional investment considerations of non-U.S. securities.

When-Issued and Forward Commitment Securities

The Fund may purchase securities on a “when-issued” basis and may purchase or sell securities on a “forward commitment” basis to acquire the security or to hedge against anticipated changes in interest rates and prices. When such transactions are negotiated, the price, which is generally expressed in yield terms, is fixed at the time the commitment is made, but delivery and payment for the securities take place at a later date. When-issued securities and forward commitments may be sold prior to the settlement date, but the Fund will enter into when-issued and forward commitments only with the intention of actually receiving or delivering the securities, as the case may be. If the Fund disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it might incur a gain or loss. Securities purchased on a when-issued or forward-settling basis will be deemed not to involve a senior security, provided that: (i) the Fund intends to physically settle the transaction; and (ii) the transaction will settle within 35 days of its trade date. There is always a risk that the securities may not be delivered and that the Fund may incur a loss. Settlements in the ordinary course, which may take substantially more than five business days, are not treated by the Fund as when-issued or forward commitment transactions and accordingly are not subject to the foregoing restrictions.

Securities purchased on a forward commitment or when-issued basis are subject to changes in value (generally changing in the same way, i.e., appreciating when interest rates decline and depreciating when interest rates rise) based upon the public’s perception of the creditworthiness of the issuer and changes, actual or anticipated, in the level of interest rates. Securities purchased on a forward commitment or when-issued basis may expose the Fund to risks because they may experience such fluctuations prior to their actual delivery. Purchasing securities on a when-issued basis can involve the additional risks that the yield available in the market when the delivery takes place actually may be higher than that obtained in the transaction itself. Purchasing securities on a forward commitment or when-issued basis when the Fund is fully invested may result in greater potential fluctuation in the Fund’s net asset value (“NAV”).

The risks and effect of settlements in the ordinary course on the Fund’s NAV are not the same as the risks and effect of when-issued and forward commitment securities.

The purchase price of when-issued and forward commitment securities are expressed in yield terms, which reference a floating rate of interest, and is therefore subject to fluctuations of the security’s value in the market from the date of the Fund’s commitment (the “Commitment Date”) to the date of the actual delivery and payment for such securities (the “Settlement Date”). There is a risk that, on the Settlement Date, the Fund’s payment of the final purchase price, which is calculated on the yield negotiated on the Commitment Date, will be higher than the market’s valuation of the security on the Settlement Date. This same risk is also borne if the Fund disposes of its right to acquire a when-issued security, or its right to deliver or receive, a forward commitment security, and there is a downward market movement in the value of the security from the Commitment Date to the Settlement Date. In some instances, no income accrues to the Fund during the period from the Commitment Date to the Settlement Date. On the other hand, the Fund may incur a gain if the Fund invests in when-issued and forward commitment securities and correctly anticipates the rise in interest rates and prices in the market.

The settlements of secondary market purchases of senior loans in the ordinary course, on a settlement date beyond the period expected by loan market participants (i.e., T+7 for par loans and T+20 for distressed loans, in other words more than seven or twenty business days beyond the trade date, respectively) are subject to the delayed compensation mechanics prescribed by the Loan Syndications and Trading Association (“LSTA”). For par loans, income accrues to the buyer of the senior loan (the “Buyer”) during the period beginning on the last date by which the senior loan purchase should have settled (T+7) to and including the actual settlement date. Should settlement of a par senior loan purchase in the secondary market be delayed beyond the T+7 period prescribed by the LSTA, the Buyer is typically compensated for such delay through a payment from the seller of the senior loan (this payment may be netted from the wire released on settlement date for the purchase price of the senior loan paid by the Buyer). In brief, the adjustment is typically calculated by multiplying the notional amount of the trade by the applicable margin in the Loan Agreement prorated for the number of business days (calculated using a year of 360 days) beyond the settlement period prescribed by the LSTA, plus any amendment or consent fees that the buyer should have received. Furthermore, the purchase of a senior loan in the secondary market is typically negotiated and finalized pursuant to a binding trade confirmation, and therefore, the risk of non-delivery of the security to the Fund is reduced or eliminated when compared with such risk when investing in when-issued or forward commitment securities.

Other Fund Strategies

Short Sales

The Fund may engage in short sales of securities. A short sale is a transaction in which the Fund sells a security it does not own as a means of attractive financing for purchasing other assets or in anticipation that the market price of that security will decline. The Fund may make short sales for financing, for risk management, to maintain portfolio flexibility or to enhance income or gain.

When the Fund makes a short sale, it must borrow the security sold short and deliver it to the broker-dealer through which it made the short sale as collateral for its obligation to deliver the security upon conclusion of the sale. The Fund may have to pay a fee to borrow particular securities and is often obligated to pay over any payments received on such borrowed securities.

The Fund’s obligation to replace the borrowed security may be secured by collateral deposited with the broker-dealer, usually cash, U.S. government securities or other liquid securities. The Fund may also be required to designate on its books and records similar collateral with its custodian to the extent, if any, necessary so that the aggregate collateral value is at all times at least equal to the current market value of the security sold short. Depending on arrangements made with the broker-dealer from which it borrowed the security regarding payment over of any payments received by the Fund on such security, the Fund may not receive any payments (including interest) on its collateral deposited with such broker-dealer.

Short selling involves a number of risks. If a security sold short increases in price, the Fund may have to cover its short position at a higher price than the short sale price, resulting in a loss. The Fund may, but is not expected to, have substantial short positions and may engage in short sales where it does not own or have the immediate right to acquire the security sold short, and as such must borrow those securities to make delivery to the buyer under the short sale transaction. The Fund may not be able to borrow a security that it needs to deliver or it may not be able to close out a short position at an acceptable price and may have to sell related long positions earlier than it had expected. Thus, the Fund may not be able to successfully implement any short sale strategy it employs due to limited availability of desired securities or for other reasons. Also, there is the risk that the counterparty to a short sale may fail to honor its contractual terms, causing a loss to the Fund.

Until the Fund replaces a security borrowed in connection with a short sale, it may be required to maintain a segregated account of cash or liquid assets with a broker or custodian to cover the Fund’s short position.

Generally, securities held in a segregated account cannot be sold unless they are replaced with other liquid assets. The Fund’s ability to access the pledged collateral may also be impaired in the event the broker becomes bankrupt, insolvent or otherwise fails to comply with the terms of the contract. In such instances, the Fund may not be able to substitute or sell the pledged collateral and may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding.

In times of unusual or adverse market, economic, regulatory or political conditions, the Fund may not be able, fully or partially, to implement its short selling strategy. Periods of unusual or adverse market, economic, regulatory or political conditions generally may exist for as long as six months and, in some cases, much longer.

Derivatives

General Limitations on Futures and Options Transactions. The Adviser with respect to the Fund has filed a notice of eligibility for exclusion from the definition of the term “commodity pool operator” with the U.S. Commodity Futures Trading Commission (the “CFTC”) and the National Futures Association (the “NFA”), which regulate trading in the futures markets. Pursuant to CFTC Regulation 4.5, the Adviser and the Fund are not subject to regulation as a commodity pool or commodity pool operator under the Commodity Exchange Act, as amended (the “CEA”). If the Adviser or the Fund becomes subject to these requirements, as well as related NFA rules, the Fund may incur additional compliance and other expenses.

Various exchanges and regulatory authorities have undertaken reviews of options and futures trading in light of market volatility. Among the possible actions that have been presented are proposals to adopt new or more stringent daily price fluctuation limits for futures and options transactions and proposals to increase the margin requirements for various types of futures transactions.

Options. The Fund may purchase put and call options on currencies or securities. A put option gives the purchaser the right to compel the writer of the option to purchase from the option holder an underlying currency or security or its equivalent at a specified price at any time during the option period. In contrast, a call option gives the purchaser the right to buy the underlying currency or security covered by the option or its equivalent from the writer of the option at the stated exercise price.

As a holder of a put option, the Fund will have the right to sell the currencies or securities underlying the option and as the holder of a call option, the Fund will have the right to purchase the currencies or securities underlying the option, in each case at their exercise price at any time prior to the option’s expiration date. The Fund may seek to terminate its option positions prior to their expiration by entering into closing transactions. The ability of the Fund to enter into a closing sale transaction depends on the existence of a liquid secondary market. There can be no assurance that a closing purchase or sale transaction can be effected when the Fund so desires.

Certain Considerations Regarding Options. The hours of trading for options may not conform to the hours during which the underlying securities are traded. To the extent that the options markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying markets that cannot be reflected in the options markets. The purchase of options is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. The purchase of options involves the risk that the premium and transaction costs paid by the Fund in purchasing an option will be lost as a result of unanticipated movements in prices of the securities on which the option is based. Imperfect correlation between the options and securities markets may detract from the effectiveness of attempted hedging. Options transactions may result in significantly higher transaction costs and portfolio turnover for the Fund.

Some, but not all, of the Fund’s options may be traded and listed on an exchange. There is no assurance that a liquid secondary market on an options exchange will exist for any particular option at any particular time, and for some options no secondary market on an exchange or elsewhere may exist. If the Fund is unable to effect a closing sale transaction with respect to options on securities that it has purchased, it would have to exercise the option to realize any profit and would incur transaction costs upon the purchase and sale of the underlying securities.

Futures Contracts. The Fund may enter into securities-related futures contracts, including security futures contracts, as an anticipatory hedge. The Fund’s derivative investments may include sales of futures as an offset against the effect of expected declines in securities prices and purchases of futures as an offset against the effect of expected increases in securities prices. The Fund does not enter into futures contracts which are prohibited under the CEA and will, to the extent required by regulatory authorities, enter only into futures contracts that are traded on exchanges and are standardized as to maturity date and underlying financial instrument. A security futures contract is a legally binding agreement between two parties to purchase or sell in the future a specific quantity of a security or of the component securities of a narrow-based security index, at a certain price. A person who buys a security futures contract enters into a contract to purchase an underlying security and is said to be “long” the contract. A person who sells a security futures contract enters into a contract to sell the underlying security and is said to be “short” the contract. The price at which the contract trades (the “contract price”) is determined by relative buying and selling interest on a regulated exchange.

Transaction costs are incurred when a futures contract is bought or sold and margin deposits must be maintained. To enter into a security futures contract, the Fund must deposit funds with its futures commission merchant equal to a specified percentage of the current market value of the contract as a performance bond. Moreover, all security futures contracts are marked-to-market at least daily, usually after the close of trading. At that time, the account of each buyer and seller reflects the amount of any gain or loss on the security futures contract based on the contract price established at the end of the day for settlement purposes.

An open position, either a long or short position, is closed or liquidated by entering into an offsetting transaction (i.e., an equal and opposite transaction to the one that opened the position) prior to the contract expiration. Traditionally, most futures contracts are liquidated prior to expiration through an offsetting transaction and, thus, holders do not incur a settlement obligation. If the offsetting purchase price is less than the original sale price, a gain will be realized; if it is more, a loss will be realized. Conversely, if the offsetting sale price is more than the original purchase price, a gain will be realized; if it is less, a loss will be realized. The transaction costs must also be included in these calculations. However, there can be no assurance that the Fund will be able to enter into an offsetting transaction with respect to a particular futures contract at a particular time. If the Fund is not able to enter into an offsetting transaction, the Fund will continue to be required to maintain the margin deposits on the futures contract and the Fund may not be able to realize a gain in the value of its future position or prevent losses from mounting. This inability to liquidate could occur, for example, if trading is halted due to unusual trading activity in either the security futures contract or the underlying security; if trading is halted due to recent news events involving the issuer of the underlying security; if systems failures occur on an exchange or at the firm carrying the position; or, if the position is on an illiquid market. Even if the Fund can liquidate its position, it may be forced to do so at a price that involves a large loss.

Under certain market conditions, it may also be difficult or impossible to manage the risk from open security futures positions by entering into an equivalent but opposite position in another contract month, on another market or in the underlying security. This inability to take positions to limit the risk could occur, for example, if trading is halted across markets due to unusual trading activity in the security futures contract or the underlying security or due to recent news events involving the issuer of the underlying security.

There can be no assurance that a liquid market will exist at a time when the Fund seeks to close out a futures contract position. The Fund would continue to be required to meet margin requirements until the position is closed, possibly resulting in a decline in the Fund’s NAV. In addition, many of the contracts discussed above are relatively new instruments without a significant trading history. As a result, there can be no assurance that an active secondary market will develop or continue to exist.

Security futures contracts that are not liquidated prior to expiration must be settled in accordance with the terms of the contract. Depending on the terms of the contract, some security futures contracts are settled by physical delivery of the underlying security. At the expiration of a security futures contract that is settled through physical delivery, a person who is long the contract must pay the final settlement price set by the regulated exchange or the clearing organization and take delivery of the underlying securities. Conversely, a person who is short the contract must make delivery of the underlying securities in exchange for the final settlement price. Settlement with physical delivery may involve additional costs.

Depending on the terms of the contract, other security futures contracts are settled through cash settlement. In this case, the underlying security is not delivered. Instead, any positions in such security futures contracts that are open at the end of the last trading day are settled through a final cash payment based on a final settlement price determined by the exchange or clearing organization. Once this payment is made, neither party has any further obligations on the contract.

As noted above, margin is the amount of funds that must be deposited by the Fund to initiate futures trading and to maintain the Fund’s open positions in futures contracts. A margin deposit is intended to ensure the Fund’s performance of the futures contract. The margin required for a particular futures contract is set by the exchange on which the futures contract is traded and may be significantly modified from time to time by the exchange during the term of the futures contract.

If the price of an open futures contract changes (by increase in the case of a sale or by decrease in the case of a purchase) so that the loss on the futures contract reaches a point at which the margin on deposit does not satisfy margin requirements, the broker will require an increase in the margin. However, if the value of a position increases because of favorable price changes in the futures contract so that the margin deposit exceeds the required margin, the broker will pay the excess to the Fund. In computing daily NAV, the Fund will mark to market the current value of its open futures contracts. The Fund expects to earn interest income on its margin deposits.

Because of the low margin deposits required, futures contracts trading involves an extremely high degree of leverage. As a result, a relatively small price movement in a futures contract may result in an immediate and substantial loss or gain to the investor. For example, if at the time of purchase 10% of the value of the futures contract is deposited as margin, a subsequent 10% decrease in the value of the futures contract would result in a total loss of the margin deposit, before any deduction for the transaction costs, if the account were then closed out. A 15% decrease would result in a loss equal to 150% of the original margin deposit, before any deduction for the transaction costs, if the account were then closed out. Thus, a purchase or sale of a futures contract may result in losses in excess of the amount initially invested in the futures contract. However, the Fund would presumably have sustained comparable losses if, instead of the futures contract, it had invested in the underlying financial instrument and sold it after the decline.

In addition to the foregoing, imperfect correlation between futures contracts and the underlying securities may prevent the Fund from achieving the intended hedge or expose the Fund to risk of loss. Under certain market conditions, the prices of security futures contracts may not maintain their customary or anticipated relationships to the prices of the underlying security or index. These pricing disparities could occur, for example, when the market for the security futures contract is illiquid, when the primary market for the underlying security is closed or when the reporting of transactions in the underlying security has been delayed.

In addition, the value of a position in security futures contracts could be affected if trading is halted in either the security futures contract or the underlying security. In certain circumstances, regulated exchanges are required by law to halt trading in security futures contracts. For example, trading on a particular security futures contract must be halted if trading is halted on the listed market for the underlying security as a result of pending news, regulatory concerns or market volatility. Similarly, trading of a security futures contract on a narrow-based security index must be halted under circumstances where trading is halted on securities accounting for at least 50% of the market capitalization of the index. In addition, regulated exchanges are required to halt trading in all security futures contracts for a specified period of time when the S&P 500 Index experiences one-day declines of 7%, 13% and 20%. The regulated exchanges may also have discretion under their rules to halt trading in other circumstances, such as when the exchange determines that the halt would be advisable in maintaining a fair and orderly market.

A trading halt, either by a regulated exchange that trades security futures or an exchange trading the underlying security or instrument, could prevent the Fund from liquidating a position in security futures contracts in a timely manner, which could expose the Fund to a loss.

Each regulated exchange trading a security futures contract may also open and close for trading at different times than other regulated exchanges trading security futures contracts or markets trading the underlying security or securities. Trading in security futures contracts prior to the opening or after the close of the primary market for the underlying security may be less liquid than trading during regular market hours.

Swap Agreements. The Fund may enter into swap agreements. In a standard “swap” transaction, two parties agree to exchange the returns, differentials in rates of return or some other amount earned or realized on the “notional amount” of predetermined investments or instruments, which may be adjusted for an interest factor. Some swaps are structured to include exposure to a variety of different types of investments or market factors, such as interest rates, commodity prices, non-U.S. currency rates, mortgage securities, corporate borrowing rates, security prices, indexes or inflation rates. Swap agreements may be negotiated bilaterally and traded OTC between two parties or, in some instances, must be transacted through a futures commission merchant and cleared through a clearinghouse that serves as a central counterparty. Certain risks are reduced (but not eliminated) if a fund invests in cleared swaps. Certain standardized swaps, including certain credit default swaps, are subject to mandatory clearing, and more are expected to be in the future. The counterparty risk for cleared derivatives is generally lower than for uncleared derivatives, but cleared contracts are not risk-free.

Swap agreements may increase or decrease the overall volatility of the Fund’s investments and the price of Fund Shares. The performance of swap agreements may be affected by a change in the specific interest rate, currency or other factors that determine the amounts of payments due to and from the Fund. If a swap agreement calls for payments by the Fund, the Fund must be prepared to make such payments when due. In addition, if the counterparty’s creditworthiness declines, the value of a swap agreement would likely decline, potentially resulting in losses.

Generally, swap agreements have fixed maturity dates that are agreed upon by the parties to the swap. The agreement can be terminated before the maturity date only under limited circumstances, such as default by or insolvency of one of the parties and can be transferred by a party only with the prior written consent of the other party. The Fund may be able to eliminate its exposure under a swap agreement either by assignment or other disposition, or by entering into an offsetting swap agreement with the same party or a similarly creditworthy party. If the counterparty is unable to meet its obligations under the contract, declares bankruptcy, defaults or becomes insolvent, it is possible that the Fund may not be able to recover the money it expected to receive under the contract.

A swap agreement can be a form of leverage, which can magnify the Fund’s gains or losses.

The use of swaps can cause the Fund to be subject to additional regulatory requirements, which may generate additional Fund expenses.

The Fund monitors any swaps with a view towards ensuring that the Fund remains in compliance with all applicable regulatory, investment and tax requirements.

Equity Swaps. In a typical equity swap, one party agrees to pay another party the return on a security, security index or basket of securities in return for a specified interest rate. By entering into an equity index swap, the index receiver can gain exposure to securities making up the index of securities without actually purchasing those securities. Equity index swaps involve not only the risk associated with investment in the securities represented in the index, but also the risk that the performance of such securities, including dividends, will not exceed the interest that the Fund will be committed to pay under the swap.

Derivatives Regulatory Matters. The Adviser with respect to the Fund has filed a notice of eligibility for exclusion from the definition of the term “commodity pool operator” with the CFTC and the NFA, which regulate trading in the futures markets. Pursuant to CFTC Regulation 4.5, the Adviser and the Fund are not subject to regulation as a commodity pool or commodity pool operator under the CEA. If the Adviser or the Fund becomes subject to these requirements, as well as related NFA rules, the Fund may incur additional compliance and other expenses.

The Fund is required to trade derivatives and other transactions that create future payment or delivery obligations (except reverse repurchase agreements and similar financing transactions if the Fund has elected to treat them as borrowings) subject to a limit on notional derivatives exposure as a limited derivatives user or subject to value-at-risk (“VaR”) leverage limits and certain derivatives risk management program and reporting requirements. Such requirements may limit the ability of the Fund to invest in derivatives, short sales and similar financing transactions, limit the Fund’s ability to employ certain strategies that use these instruments and/or adversely affect the Fund’s efficiency in implementing its strategy, liquidity and/or ability to pursue its investment objectives.

Reverse Repurchase Agreements

The Fund may enter into reverse repurchase agreements with respect to its portfolio investments subject to the investment restrictions set forth herein. Reverse repurchase agreements involve the sale of securities held by the Fund with an agreement by the Fund to repurchase the securities at an agreed upon price, date and interest payment. The Fund may elect to treat reverse repurchase agreements as a borrowing by the Fund. The use by the Fund of reverse repurchase agreements involves many of the same risks of leverage since the proceeds derived from such reverse repurchase agreements may be invested in additional securities. Reverse repurchase agreements involve the risk that the market value of the securities acquired in connection with the reverse repurchase agreement may decline below the price of the securities the Fund has sold but is obligated to repurchase. Also, reverse repurchase agreements involve the risk that the market value of the securities retained in lieu of sale by the Fund in connection with the reverse repurchase agreement may decline in price.

If the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, such buyer or its trustee or receiver may receive an extension of time to determine whether to enforce the Fund’s obligation to repurchase the securities, and the Fund’s use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision. Also, the Fund would bear the risk of loss to the extent that the proceeds of the reverse repurchase agreement are less than the value of the securities subject to such agreement.

Securities Lending

To the extent permitted by the 1940 Act, the Fund may make secured loans of its marginable securities to brokers, dealers and other financial institutions; provided, however, that the value of such loaned securities may not exceed one-third of the Fund’s total asset value, including collateral received in respect of such loans. The risks in lending portfolio securities, as with other extensions of credit, consist of possible delay in recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. However, such loans will be made only to broker-dealers and other financial institutions that are believed by the Adviser to be of relatively high credit standing. Loans of securities are made to broker-dealers pursuant to agreements requiring that such loans be continuously secured by collateral consisting of U.S. government securities, cash or cash equivalents (negotiable certificates of deposit, bankers’ acceptances or letters of credit) maintained on a daily mark-to-market basis in an amount at least equal at all times to the market value of the securities lent. The borrower pays to the Fund, as the lender, an amount equal to any dividends or interest received on the securities lent. The collateral must have a market value at least equal to 100% of the market value of the loaned securities at all times during the duration of the loan. The Fund invests the cash collateral received in accordance with its investment objective, subject to the Fund’s agreement with the borrower of the securities. In the case of cash collateral, the Fund typically pays a rebate to the borrower. The reinvestment of cash collateral may result in a form of effective leverage for the Fund. Although voting rights or rights to consent with respect to the loaned securities pass to the borrower, the Fund, as the lender, retains the right to call the loans and obtain the return of the securities loaned at any time on reasonable notice, and it will do so in order that the securities may be voted by the Fund if the holders of such securities are asked to vote upon or consent to matters materially affecting the Fund’s investment. The Fund may also call such loans to sell the securities involved. When engaged in securities lending, the Fund’s performance will continue to reflect changes in the value of the securities loaned and will also reflect the receipt of interest through investment of cash collateral by the Fund in permissible investments.

Involuntary Repurchases and Mandatory Redemptions

The Fund, consistent with the requirements of the Fund’s Declaration of Trust, the provisions of the 1940 Act and rules thereunder, including Rule 23c-2, has the right to repurchase or redeem Shares of a Shareholder or any person acquiring Shares from or through a Shareholder under certain circumstances, including:

●	ownership of Shares by a Shareholder or other person will cause the Fund to be in violation of, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the U.S. or any other relevant jurisdiction; or

●	any of the representations and warranties made by a Shareholder in connection with the acquisition of Shares was not true when made or has ceased to be true.

Any involuntary repurchase or mandatory redemption will be conducted consistent with Rule 23c-2.

INVESTMENT RESTRICTIONS

FUNDAMENTAL INVESTMENT RESTRICTIONS

The Fund’s stated fundamental investment restrictions, which may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund, are listed below. As defined by the 1940 Act, as amended (the “1940 Act”), the vote of a “majority of the outstanding voting securities of the Fund” means the vote, at an annual or special meeting of the Fund’s Shareholders duly called, (a) of 66-2/3% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy; or (b) of more than 50% of the outstanding voting securities of the Fund, whichever is less.

The Fund:

(1)	May not purchase or sell commodities or contracts related to commodities except to the extent permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority;

(2)	May purchase and sell real estate and real estate related assets, including real estate investment trusts, to the extent permitted by the 1940 Act or the rules and regulations thereunder;

(3)	May not issue senior securities or borrow money except as permitted by Section 18 of the 1940 Act or otherwise as permitted by applicable law;

(4)	May not underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act in selling its own securities or portfolio securities;

(5)	May not make loans to other persons, except that (i) the Fund will not be deemed to be making a loan to the extent that the Fund makes debt investments in accordance with its stated investment strategies; (ii) the Fund may take short positions in any security or financial instrument; and (iii) the Fund may lend its portfolio securities in an amount not in excess of 33 1/3% of its total assets, taken at market value, provided that such loans shall be made in accordance with applicable law; and

(6)	May not invest more than 25% of its total assets (taken at market value at the time of each investment) in the securities of issuers in any one industry or group of industries (excluding the U.S. Government or any of its agencies or instrumentalities).

In addition, the Fund has adopted a fundamental policy that it will make quarterly repurchase offers pursuant to Rule 23c-3 of the 1940 Act, as such rule may be amended from time to time, for between 5% and 25% of the Shares outstanding at NAV, unless suspended or postponed in accordance with regulatory requirements, and each repurchase pricing shall occur no later than the 14th day after the Repurchase Request Deadline (as defined in the Prospectus), or the next business day if the 14th day is not a business day.

The Fund expects to apply for exemptive relief that, if granted, will permit the Fund to make monthly repurchase offers of no less than 5% of the Fund’s outstanding shares at NAV. If granted, written notification of each monthly repurchase offer will be sent to Shareholders at least 7 calendar days before the repurchase request deadline (i.e., the date by which Shareholders must tender their shares in response to a repurchase offer). There is no guarantee that any such exemptive relief will be granted. Prior to relying on the requested relief, the Fund’s Board will revise the Fund’s fundamental policy of making quarterly repurchase offers such that the Fund will make monthly repurchase offers and the Fund will obtain the approval of all Shareholders. In addition, the Fund will disclose in its prospectus and annual reports its fundamental policy to make monthly offers to repurchase a portion of its common shares at net asset value, as permitted by Rule 23c-3(b)(1). Please see the Fund’s Prospectus for more information.

The fundamental investment limitations set forth above restrict the ability of the Fund to engage in certain practices and purchase securities and other instruments other than as permitted by, or consistent with, applicable law, including the 1940 Act. Relevant limitations of the 1940 Act as they presently exist are described below. These limitations are based either on the 1940 Act itself, the rules or regulations thereunder or applicable orders of the SEC. In addition, interpretations and guidance provided by the SEC staff may be taken into account to determine if a certain practice or the purchase of securities or other instruments is permitted by the 1940 Act, the rules or regulations thereunder or applicable orders of the SEC. As a result, the foregoing fundamental investment policies may be interpreted differently over time as the statute, rules, regulations or orders (or, if applicable, interpretations) that relate to the meaning and effect of these policies change, and no vote of Shareholders, as applicable, will be required or sought.

NON-FUNDAMENTAL INVESTMENT RESTRICTIONS

The Fund is also subject to the following non-fundamental restrictions and policies, which may be changed by the Board of Trustees without the approval of the holders of a majority of the outstanding voting securities of the Fund. The Fund may not:

(1)	Change or alter the Fund’s investment objective or 80% policy;

(2)	Purchase securities of other investment companies, except to the extent that such purchases are permitted by applicable law, and consistent with the Fund’s investment objective and strategies; and

(3)	Purchase any securities on margin except as may be necessary in connection with transactions described under “Investment Objective, Policies and Risks” above and except that the Fund may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio investments (the deposit or payment by the Fund of initial or variation margin in connection with swaps, forward contracts and financial futures contracts and options thereon is not considered the purchase of a security on margin).

Compliance with any policy or limitation of the Fund that is expressed as a percentage of assets is determined at the time of purchase of portfolio securities, except as otherwise required under the 1940 Act. The policy will not be violated if these limitations are exceeded because of changes in the market value or investment rating of the Fund’s assets or if a borrower distributes equity securities incident to the purchase or ownership of a portfolio investment or in connection with a reorganization of a borrower. The Fund interprets its policies with respect to borrowing and lending to permit such activities as may be lawful for the Fund, to the full extent permitted by the 1940 Act or by exemption from the provisions therefrom pursuant to an exemptive order of the SEC.

MANAGEMENT OF THE FUND

The Fund’s business and affairs are managed under the direction of the Board. The Board currently consists of five members, three of whom are not “interested persons” of the Fund as defined in Section 2(a)(19) of the 1940 Act. The Fund refers to these individuals as its independent trustees. The Board annually elects the Fund’s officers, who serve at the discretion of the Board. The Board maintains an audit committee, a nominating and governance committee and an independent trustees committee and may establish additional committees from time to time as necessary.

Board of Trustees and Officers

Trustees

Information regarding the members of the Board is set forth below. The Trustees have been divided into two groups—Interested Trustees and Independent Trustees. As set forth in the Fund’s declaration of trust, each Trustee’s term of office shall continue until his or her death, resignation or removal.

Name, address(1) and age	Position(s) Held with the Trust	Term of Office and Length of Time Served[2]	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Trusteeships Held by Trustee
Interested Trustee(2)
Eric Muller (1972)	Chairman, Chief Executive Officer & Trustee	Since Inception	Portfolio Manager & Partner, Chief Executive Officer – BDCs at OHA (2018 – Present)	3	Chief Executive Officer and Board Member, T. Rowe Price OHA Select Private Credit Fund (2022 – Present); Chief Executive Officer and Board Member, OHA Senior Private Lending Fund (U) LLC (2022 – Present); Investment Committee Member, Boston University Endowment (2018 – Present); Dean’s Advisory Board Member, Boston University Questrom School of Business (2015 – Present); Co-Chairman, Board of Trustees for StreetSquash (2012 – Present)
Josh Drazen (1976)	Trustee	Since Inception	Head of Product Strategy & Managing Director at OHA (2023 – Present); Managing Director, Private Wealth Solutions, Blackstone (2020 – 2023)	1	[None]
Independent Trustees
Kathleen M. Burke (1963)	Trustee and Chair of the Nominating and Governance Committee	Since Inception	Managing Director at Snowbridge Advisors (2016 – Present); Advisor at Pacific General Holdings (April 2022 – 2025.)	5	Board Member, T. Rowe Price OHA Select Private Credit Fund (2022 – present); Board Member, OHA Senior Private Lending Fund (U) LLC (2022 – present); Trustee, T. Rowe Price OHA Flexible Credit Income Fund (2024 – present); Board Member, APS BDC, LLC (2026 – present).

Name, address(1) and age	Position(s) Held with the Trust	Term of Office and Length of Time Served[2]	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Trusteeships Held by Trustee
Mark Manoff (1956)	Trustee and Chair of the Audit Committee	Since Inception	Operating Partner at MidOcean Partners (2021 – Present); Vice Chair at Ernst & Young (1978-2021).	5	Board Member, T. Rowe Price OHA Select Private Credit Fund (2022 – present); Board Member, OHA Senior Private Lending Fund (U) LLC (2022 – present); Trustee, T. Rowe Price OHA Flexible Credit Income Fund (2024 – present); Board Member, APS BDC, LLC (2026 – present); Trustee, University of Maryland Smith Business School Advisory Board (2012 – Present); Trustee, Roundabout Theatre (2000 – 2020); Trustee, the First Tee (2011 – 2011).
Jonathan Morgan (1963)	Trustee and Chair of the Independent Trustees Committee	Since Inception	Managing Member at Sound Fund Advisors LLC (2011 – Present).	5	Board Member, SEG Partners Long/Short Equity Fund (2025 – Present); Board Member, T. Rowe Price OHA Select Private Credit Fund (2022 – present); Board Member, OHA Senior Private Lending Fund (U) LLC (2022 – present); Trustee, T. Rowe Price OHA Flexible Credit Income Fund (2024 – present); Board Member, APS BDC, LLC (2026 – present); Director, Angel Oak Mortgage, Inc. (Jan 2022 – Present); Trustee, The Frank Foundation (2016 – Present); Trustee, Talmadge Hill Community Church (2019 – 2024); Trustee, The Weekapaug Chapel (2020 – present); Trustee, Kids Empowered by Your Support (2016 – 2021).

(1)	The address for each Trustee is c/o OHA Direct Credit Fund, 1 Vanderbilt Avenue, 16th Floor, New York, NY 10017.

(2)	“Interested person,” as defined in the 1940 Act, of the Fund.

Name, address(1) and age	Position(s) Held with the Trust	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years
Officers
Andrew Winer (1968)	Chief Operating Officer	Since Inception	Managing Director – Registered Funds at OHA (2022 – Present); Portfolio Manager at Sound Point Capital (2016 – 2022)
Thomas Hansen (1985)	Chief Financial Officer	Since Inception	Managing Director and Chief Financial Officer at OHA (2017-Present)
Grove Stafford (1977)	Chief Compliance Officer and Secretary	Since Inception	Managing Director, Chief Compliance Officer – Registered Funds & Associate General Counsel at OHA (2022 – Present); Executive Director and Chief Compliance Officer at Morgan Stanley Investment Management – Private Credit, Equity & Real Estate (2018-2022)

(1)	The address of each officer is c/o OHA Direct Credit Fund, 1 Vanderbilt Avenue, 16th Floor, New York, NY 10017.

Biographical Information and Discussion of Experience and Qualifications, etc.

Trustees

The following is a summary of the experience, qualifications, attributes and skills of each Trustee that support the conclusion, as of the date of this Statement of Additional Information, that each Trustee should serve as a Trustee of the Fund.

Interested Trustee

Eric Muller, Chairman, Chief Executive Officer & Trustee. Mr. Muller shares responsibility for leading OHA’s private credit business and has primary management responsibility for OHA’s BDCs. Prior to joining OHA, Mr. Muller worked in Goldman Sachs’ Merchant Banking Division, where he was a Partner in the Private Credit Group, responsible for leading its private senior lending business in North America and managing vehicles that invested across the spectrum of the credit market. He previously worked as a private equity investor for the Cypress Group. Additionally, Mr. Muller serves as a Member of the Board of Trustees for Boston University and on the Investment Committee for the University’s Endowment. He is Co-Chairman of the Board of Trustees for StreetSquash, an after-school youth enrichment program. He earned an M.B.A. from Harvard Business School, a J.D. from Harvard Law School and a B.A., summa cum laude, salutatorian, from Boston University.

Josh Drazen, Trustee. Mr. Drazen has primary responsibility for new product development at OHA. He is a member of the firm’s new product committee. Mr. Drazen previously served as Managing Director, Head of Product Strategy – Private Wealth Solutions for The Blackstone Group and as Managing Director, Global Head of Credit Product Strategy at BlackRock, Inc. He earned a Bachelor of Science in Economics with a concentration in Finance from The Wharton School at The University of Pennsylvania.

Independent Trustees

Kathleen M. Burke, Trustee. Ms. Burke is currently a Partner at Snowbridge Advisors, an independent advisory firm serving managers of private equity funds worldwide with a focus on middle market private equity funds. Ms. Burke has more than thirty years’ experience as an investment professional, both as an advisor and an investor, and is expert at executing, structuring and placing private alternative fund products and securities. Ms. Burke also managed private placements at Rothschild North America and Credit Suisse First Boston. At Credit Suisse First Boston, she led a team of professionals dedicated to raising private equity capital for venture stage and emerging growth companies in a variety of sectors including life sciences, healthcare, media, telecom, and technology services. Prior to Credit Suisse First Boston, Ms. Burke was on the buy-side and worked at both Prudential Insurance Company of America and GE Capital where she was responsible for a variety of investments, including control and growth transactions, mezzanine deals and senior loans.

Mark Manoff, Trustee. Mr. Manoff is an Operating Partner at MidOcean Partners, a premiere New York-based alternative asset manager specializing in middle-market private equity and alternative credit investments. He previously spent 39 years at Ernst & Young (EY) serving in many leadership positions, including as New York Office Managing Partner, and Americas Vice Chair Northeast Region Managing Partner, where he had P/L responsibility for a $4 billion business unit. Mr. Manoff was a member of EY’s Executive Board and Operating Committee for 8 years. He founded and led EY’s Center for Board Matters, EY’s effort to support board members in their oversight role by helping them address complex boardroom issues. Mr. Manoff retired as Vice Chair Markets where he was responsible for EY’s growth strategy and go-to-market activities. Following his retirement from EY, Mr. Manoff co-founded and was the CEO of a boutique consulting firm providing services to private equity and other high growth businesses. Mr. Manoff was also a member of the Board of Covetrus, a $4 billion formerly NASDAQ-listed global company that provided technology solutions and services to veterinarians, which was taken private in October 2022. Mr. Manoff is a CPA and has a BS from the University of Maryland Smith Business School where he was a past Chair.

Jonathan Morgan, Trustee. Mr. Morgan is the founding Principal of Sound Fund Advisors LLC, a firm he founded in March 2011, where he acts as an independent director. Mr. Morgan has over 22 years of experience in the financial markets, including nine years of investment experience as a strategist or portfolio manager at three different investment managers: Caxton Associates (1993-1996), Croesus Capital Management (1997-1998) and Parallax Capital Management (1999-2002). In addition, Mr. Morgan has more than nine years of experience researching and investing in investment funds. He was the Head of Research and Portfolio Management in the Alternative Investment Group of Julius Baer Investment Management (2002-2005) where he supervised both investment research as well as the operational risk group. In 2005, Mr. Morgan joined Barclays Global Investors (2005-2009) as the Head of Manager Selection and subsequently became the Head of Investments for their Hedge Fund Management Group. During his tenure, Mr. Morgan was the head of Barclays Global Investor’s New York office. In 2009, Mr. Morgan joined UBP Asset Management (2009-2011) as the Head of Global Hedge Fund Research. Prior to 1993, Mr. Morgan worked for Morgan Stanley for five years. He has an AB from Princeton University (1986), an MPP from Harvard’s Kennedy School of Government (1990) and an MDIV from Yale Divinity School (2019).

Officers

Thomas Hansen, Managing Director & Chief Financial Officer. Mr. Hansen has primary responsibility for OHA’s management company and client accounting processes, including its control environment under Sarbanes Oxley 404, the tax, finance, valuation and business transformation functions, and the client onboarding process. Mr. Hansen serves on various firm committees including the compliance and valuation committees, while also serving as Co-Chair of the Risk Committee and Co-Chair of the New Business Activity Committee. Prior to OHA, he was a senior manager in the audit practice at KPMG, LLP for 10 years, serving various alternative investment managers. Additionally, Mr. Hansen served as a global and national instructor for the firm in the financial services practice. He earned an M.B.A and a B.B.A., magna cum laude, from Texas Wesleyan University and is a Certified Public Accountant.

Grove Stafford, Managing Director, Deputy General Counsel & Chief Compliance Officer – Registered Funds. Mr. Stafford provides legal and compliance services to OHA. Prior to joining OHA, Mr. Stafford worked as an Executive Director for Morgan Stanley Investment Management where he served as Chief Compliance Officer for the firm’s private credit, equity and real assets businesses as well as the firm’s Business Development Companies. Prior to joining Morgan Stanley, he was employed by Resource America, Inc., serving as Vice President and Assistant General Counsel with responsibility for legal and compliance matters for Resource America’s investment adviser and broker-dealer platforms. Mr. Stafford earned a J.D. from Tulane University and a B.A. from Boston University.

Andrew Winer, Managing Director, President – Registered Funds. Mr. Winer works in the area of new business development and has primary responsibility for operations of OHA’s BDCs and similar vehicles. Prior to joining OHA, Mr. Winer was the Co-Founder and Portfolio Manager of Sound Point Capital’s commercial real estate business and served as Chief Investment Officer of InPoint Commercial Real Estate Income Inc. Previously, Mr. Winer served as President of Global Net Lease, Inc. and worked at Credit Suisse and predecessor firms in a variety of commercial real estate and structured finance related positions. Mr. Winer earned a Master of Accountancy and a B.B.A. in Accounting from the University of Michigan School of Business.

Board Structure and Role of the Board in Risk Oversight

The 1940 Act requires that at least 40% of the trustees be independent trustees. Certain exemptive rules promulgated under the 1940 Act require that at least 50% of the trustees be independent trustees. Currently, three of the five Trustees (60%) are Independent Trustees. The Independent Trustees exercise their informed business judgment to appoint an individual of their choosing to serve as Chairman of the Board of Trustees, regardless of whether the trustee happens to be independent or a member of management. Eric Muller, an Interested Trustee, serves as the Chairman of the Board of Trustees.

The Board expects to perform its risk oversight function primarily through (a) its three standing committees, which report to the entire Board and are comprised solely of Independent Trustees and (b) monitoring by the Fund’s Chief Compliance Officer in accordance with the Fund’s compliance policies and procedures.

Committees of the Board

The Board has established an audit committee, a nominating and governance committee and an independent trustees committee. The Fund does not have a compensation committee because its officers do not receive any direct compensation from the Fund.

Audit Committee. The Audit Committee operates pursuant to a charter approved by our Board. The charter sets forth the responsibilities of the Audit Committee. The primary function of the Audit Committee is to serve as an independent and objective party to assist the Board in selecting, engaging and discharging our independent registered public accounting firm, reviewing the plans, scope and results of the audit engagement with our independent registered public accounting firm, approving professional services provided by our independent registered public accounting firm (including compensation therefore), reviewing the independence of our independent registered public accounting firm and reviewing the adequacy of our internal controls over financial reporting. The Audit Committee will also have principal oversight of the valuation process used to establish the Fund’s NAV and for the determination the fair value of each of our investments. The Audit Committee is presently composed of three persons, including Kathleen M. Burke, Mark Manoff, and Jonathan Morgan, all of whom are considered independent for purposes of the 1940 Act. Mr. Manoff serves as the chair of the Audit Committee. Our Board has determined that Mr. Manoff qualifies as an “Audit Committee financial expert” as defined in Item 407 of Regulation S-K under the Exchange Act. Each of the members of the Audit Committee meet the independence requirements of Rule 10A-3 of the Exchange Act and, in addition, is not an “interested person” of the Fund or of the Adviser as defined in Section 2(a)(19) of the 1940 Act.

A copy of the charter of the Audit Committee is available in print to any shareholder who requests it.

Nominating and Governance Committee. The Nominating and Governance Committee operates pursuant to a charter approved by our Board. The charter sets forth the responsibilities of the Nominating and Governance Committee, including making nominations for the appointment or election of Independent Trustees. The Nominating and Governance Committee consists of three persons, including Kathleen M. Burke, Mark Manoff, and Jonathan Morgan, all of whom are considered independent for purposes of the 1940 Act. Ms. Burke serves as the chair of the Nominating and Governance Committee.

The Nominating and Governance Committee will consider nominees to the Board recommended by a shareholder, if such shareholder complies with the advance notice provisions of the bylaws. The bylaws provide that a shareholder who wishes to nominate a person for election as a Trustees at a meeting of shareholders must deliver written notice to the Corporate Secretary. This notice must contain, as to each nominee, all of the information relating to such person as would be required to be disclosed in a proxy statement meeting the requirements of Regulation 14A under the Exchange Act, and certain other information set forth in the bylaws. In order to be eligible to be a nominee for election as a Trustees by a shareholder, such potential nominee must deliver to the Corporate Secretary a written questionnaire providing the requested information about the background and qualifications of such person and a written representation and agreement that such person is not and will not become a party to any voting agreements, any agreement or understanding with any person with respect to any compensation or indemnification in connection with service on the Board, and would be in compliance with all of the publicly disclosed corporate governance, conflict of interest, confidentiality and share ownership and trading policies and guidelines.

A copy of charter of the Nominating and Governance Committee is available in print to any shareholder who requests it.

Independent Trustees Committee. The Independent Trustees Committee operates pursuant to a charter approved by our Board. The Independent Trustees Committee consists of three persons, including Kathleen M. Burke, Mark Manoff, and Jonathan Morgan, all of whom are considered independent for purposes of the 1940 Act. Mr. Morgan serves as the chair of the Independent Trustees Committee. The Independent Trustees Committee assists the Board by acting as a liaison between the Board and our principal service providers, including without limitation, the Adviser.

The Independent Trustees Committee is responsible for assessing the flow of information between management and the Board and overseeing the annual approval process of the Advisory Agreement and the Administration Agreement. The Independent Trustees Committee is also responsible for addressing conflict of interest matters and directing the retention of any consultants that the Board may deem necessary or appropriate. The Independent Trustees Committee will also have principal oversight over the process used to approve co-investments for the Fund. Time is allotted at each quarterly meeting of our Board for the Independent Trustees to meet and discuss any issues that they deem necessary or appropriate. The Independent Trustees may also choose to meet in executive session outside the presence of the Interested Board members during the course of other meetings of our Board or at other times as they deem necessary or appropriate.

Trustee Beneficial Ownership of Shares

The Trustees are not eligible to invest in the Fund and therefore do not own Shares of the Fund.

Compensation of Trustees

Trustees who do not also serve in an executive officer capacity for the Fund or the Adviser are entitled to receive annual cash retainer fees, fees for participating in board and committee meetings and annual fees for serving as a committee chairperson. These Trustees are Kathleen M. Burke, Mark Manoff, and Jonathan Morgan. Amounts payable under the arrangement are determined and paid quarterly in arrears as follows:

Annual Committee Chair Cash Retainer
Annual Cash Retainer	Board Meeting Fee	Committee Meeting Fee	Audit	Nominating and Governance	Independent Trustees
$ [----]	$ [----]	$ [----]	$ [----]	$ [----]	$ [----]

The following table shows information regarding the estimated compensation to be earned by the Trustees, none of whom is an employee of the Fund, for services as a trustee for the fiscal year ending December 31, 2026. The Trustees who are not “interested persons”, as defined in the 1940 Act, of the Fund and the Fund’s officers will not receive compensation from the Fund.

Name of Trustee	Aggregate Estimated Compensation from the Fund
Interested Trustee
Eric Muller	None
Josh Drazen	None
Independent Trustees
Kathleen M. Burke	$ [----]
Mark Manoff	$ [----]
Jonathan Morgan	$ [----]

The Fund will also reimburse each of the Trustees for all reasonable and authorized business expenses in accordance with the policies as in effect from time to time, including reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each board meeting and each committee meeting not held concurrently with a board meeting.

The Fund will not pay compensation to Trustees who also serve in an executive officer capacity for the Fund or the Adviser.

Codes of Ethics

The Fund, the Adviser, and the Distributor have each adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restrict certain personal securities transactions. Personnel subject to these codes may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Fund, so long as such investments are made in accordance with the applicable code’s requirements. The codes of ethics are included as exhibits to the registration statement of which this Statement of Additional Information forms a part. The codes of ethics are available on the EDGAR database on the SEC’s website at http://www.sec.gov. Shareholders may also obtain copies of each code of ethics, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov.

The Adviser

OHA Private Credit Advisors II, L.P. (the “Adviser”), an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended, serves as the Fund’s investment adviser. For more information regarding OHA, see “The Adviser” in the Prospectus. For more information on the services provided by the Adviser to the Fund, see “Management of the Fund” in the Prospectus.

An investment advisory agreement (the “Agreement”) was approved by the Board [and Shareholders] and became effective on September 17, 2025. Following an initial two-year term beginning on September 17, 2025, the Agreement will continue in effect for successive periods of twelve months, provided that continuance is specifically approved at least annually by both (1) the vote of a majority of the Board or the vote of a majority of the outstanding securities of the Fund entitled to vote and (2) by the vote of a majority of the Independent Trustees. In addition, the Agreement has termination provisions that allow the parties to terminate the agreement without penalty. The Agreement may be terminated at any time, without penalty, by the Adviser upon 60 days’ notice to the Fund or by the Board on not more than 60 days’ written notice to the Adviser.

Portfolio Management

Other Accounts Managed by Portfolio Manager

The Fund’s portfolio manager, Eric Muller, also manages 2 other registered investment companies, 9 other pooled investment vehicles and 28 other accounts (“Accounts”). As of December 31, 2025, Mr. Muller managed 39 other Accounts (representing $45,309,000 in assets). 21 Accounts were subject a performance fee (representing $30,666,000 in assets subject to a performance fee).

Compensation of Portfolio Manager

Under the Resource Sharing Agreement, OHA provides the Adviser with experienced investment professionals and access to the resources of OHA. These resources and personnel enable the Adviser to fulfill its obligations under the advisory agreement. Through the Resource Sharing Agreement, the Adviser benefits from the significant deal origination, credit underwriting, due diligence, investment structuring, execution, portfolio management and monitoring experience of OHA’s investment professionals.

OHA believes its compensation approach, which is based on individual as well as overall Firm performance, promotes Firm-wide cooperation and collaboration. This approach has been designed to attract, incentivize and retain key personnel and has been employed since the Firm’s inception. Alignment of interests between the Firm, its employees and clients was a top priority when OHA designed its compensation policies.

Investment professionals are evaluated using both quantitative and qualitative methods, including their success in making investment recommendations as well as exhibiting the values that OHA promotes such as teamwork, collaboration and work ethic. OHA’s compensation structure for non-partner investment professionals consists of salary, discretionary bonus and, for certain senior investment professionals (principals and above), a component based on fund performance. Employee salaries are paid in cash; discretionary bonuses are paid on both a current (cash) and deferred basis, with senior professionals typically having at least 20% of their discretionary bonus deferred for one to two years, with amounts invested in OHA Diversified Credit Strategies Fund on a shadow basis. Non-investment professionals receive competitive salaries and merit-based discretionary bonuses reasonably proportioned to their role and support of the overall Firm’s business.

Certain accounts have carried interest. Carried interest is currently allocated only to employees at the partner level based on ownership interests. Carried interest allocations are subject to annual review and Glenn August can adjust allocations in certain circumstances. These allocations are subject to vesting provisions consistent with the relevant fund’s structure.

Securities Ownership of Portfolio Manager

The Portfolio Manager is not eligible to invest in the Fund and therefore does not own Shares of the Fund.

PORTFOLIO TRANSACTIONS

Since the Fund generally acquires and disposes of its investments in privately negotiated transactions, it infrequently uses brokers in the normal course of business.

The Fund will bear any commissions or spreads in connection with its portfolio transactions, if any. In placing orders, it is the policy of the Fund to seek to obtain the best results, taking into account the broker-dealer’s general execution and operational facilities, the type of transaction involved, and other factors such as the broker-dealer’s risk in positioning the securities involved. While the Adviser generally seeks reasonably competitive spreads or commissions, the Fund will not necessarily be paying the lowest spread or commission available. In executing portfolio transactions and selecting brokers or dealers, the Adviser seeks to obtain the best overall terms available for the Fund. In assessing the best overall terms available for any transaction, the Adviser considers factors deemed relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis.

Subject to policies established by the Fund’s Board, the Adviser is primarily responsible for the execution of any traded securities in the Fund’s portfolio and the Fund’s allocation of brokerage commissions. The Adviser does not expect to execute transactions through any particular broker or dealer, but seeks to obtain the best net results for the Fund, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operations facilities of the firm and the firm’s risk and skill in positioning blocks of securities.

Subject to applicable legal requirements, the Adviser may select a broker based partly upon brokerage or research services provided to the Adviser and the Fund and any other clients. In return for such services, the Fund may pay a higher commission than other brokers would charge if the Adviser determines in good faith that such commission is reasonable in relation to the services provided.

PROXY VOTING POLICY AND PROXY VOTING RECORD

The Fund has delegated its proxy voting responsibility to the Adviser. The proxy voting policies and procedures of the Adviser are set forth below. The guidelines are reviewed periodically by the Adviser and the Independent Trustees and, accordingly, are subject to change.

As an investment adviser registered under the Advisers Act, the Adviser has a duty to monitor corporate events and to vote proxies, as well as a duty to cast votes in the best interest of clients and not subrogate client interests to its own interests. Rule 206(4)-6 under the Advisers Act places specific requirements on registered investment advisers with proxy voting authority.

Proxy Policies

The Adviser’s policies and procedures are reasonably designed to ensure that the Adviser votes proxies in the best interest of the Fund and addresses how it will resolve any conflict of interest that may arise when voting proxies and, in so doing, to maximize the value of the investments made by the Fund, taking into consideration the Fund’s investment horizons and other relevant factors. It will review on a case-by-case basis each proposal submitted for a shareholder vote to determine its impact on the portfolio securities held by its clients. Although the Adviser will generally vote against proposals that may have a negative impact on its clients’ portfolio securities, it may vote for such a proposal if there exists compelling long-term reasons to do so.

Decisions on how to vote a proxy generally are made by the Adviser. The Investment Committee and the members of the investment team covering the applicable security often have the most intimate knowledge of both a company’s operations and the potential impact of a proxy vote’s outcome. Decisions are based on a number of factors which may vary depending on a proxy’s subject matter, but are guided by the general policies described in the proxy policy. In addition, the Adviser may determine not to vote a proxy after consideration of the vote’s expected benefit to clients and the cost of voting the proxy. To ensure that its vote is not the product of a conflict of interest, the Adviser will require the members of the Investment Committee to disclose any personal conflicts of interest they may have with respect to overseeing a Fund’s investment in a particular company.

Proxy Voting Records

You may obtain information, without charge, regarding how we voted proxies with respect to our portfolio securities by making a written request for proxy voting information to: Chief Compliance Officer, OHA Private Credit Advisors II, L.P., 1 Vanderbilt Avenue, 16th Floor, New York, NY 10017.

The Fund shall file an annual report of each proxy voted with respect to portfolio securities of the Fund during the twelve-month period ended June 30 on Form N-PX not later than August 31 of each year.

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

The Adviser has provided the initial investment in the Fund. As of the date of this Prospectus, the Adviser owns 100% of the Fund's outstanding Shares. For so long as the Adviser has a greater than 25% interest in the Fund, it may be deemed to be a “control person” of the Fund for purposes of the 1940 Act.

The address of the Adviser is 1 Vanderbilt Avenue, 16th Floor, New York, NY 10017.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

An independent registered public accounting firm for the Fund performs an annual audit of the Fund’s consolidated financial statements. The Board has engaged PricewaterhouseCoopers LLP, to serve as the Fund’s independent registered public accounting firm.

LEGAL COUNSEL

The Board has engaged Simpson Thacher & Bartlett LLP, located at 425 Lexington Avenue, New York, New York 10017 to serve as the Fund’s legal counsel.

ADDITIONAL INFORMATION

A registration statement on Form N-2, including amendments thereto, relating to the Shares offered hereby, has been filed by the Fund with the SEC. The Prospectus and this Statement of Additional Information do not contain all of the information set forth in the registration statement, including any exhibits and schedules thereto. For further information with respect to the Fund and the Shares offered hereby, reference is made to the registration statement. A copy of the registration statement may be reviewed on the EDGAR database on the SEC’s website at http://www.sec.gov. Prospective investors can also request copies of these materials, upon payment of a duplicating fee, by electronic request at the SEC’s e-mail address (publicinfo@sec.gov).

FINANCIAL STATEMENTS

Not applicable.

PART C

(1)	Financial Statements:

Part A: Not applicable, as Registrant has not yet commenced operations.

Part B: Not applicable, as Registrant has not yet commenced operations.

(2)	Exhibits:

(a)(1)	Certificate of Trust. (1)

(a)(2)	Declaration of Trust. (1)

(a)(3)	Amended and Restated Agreement and Declaration of Trust. (1)

(b)	By-Laws. (1)

(c)	Not Applicable.

(d)	Not Applicable.

(e)	Not Applicable.

(f)	Not Applicable.

(g)	Investment Advisory Agreement. (1)

(h)	Form of Distribution Agent Agreement (3).

(i)	Not Applicable.

(j)(1)	Form of Custody Agreement. (3)

(k)(1)	Form of Administration Agreement (3)

(k)(2)	Form of Transfer Agency Services Agreement. (3)

(l)	Opinion of Simpson, Thacher, & Bartlett LLP. (3)

(m)	Not Applicable.

(n)	Consent of Independent Registered Public Accounting Firm. (3)

(o)	Not Applicable.

(p)	Form of Subscription Agreement. (3)

(q)	Not Applicable.

(r)	Code of Ethics of the Registrant and the Adviser. (3)

(s)	Powers of Attorney. (2)

(1)	Incorporated herein by reference to the corresponding exhibit of the Registrant’s Registration Statement on Form N-2 (File No. 811-24145), filed on December 23, 2025.
(2)	Filed herewith.

(3)	To be filed by amendment.

MARKETING ARRANGEMENTS

Not Applicable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses to be incurred in connection with the private offering described in this registration statement:

Blue Sky Fees	$ XXX

Registration Fees	$ XXX

Legal Fees	$ XXX

Miscellaneous fees and expenses	$ XXX

Total	$ XXX

These expenses will be paid by the Adviser or an affiliate.

PERSONS CONTROLLED BY OR UNDER COMMON CONTROL

None

NUMBER OF HOLDERS OF SECURITIES

[As of [date], there is one record holder of the Fund.]

INDEMNIFICATION

Reference is made to the Fund’s Declaration of Trust filed as Exhibit (a)(2) to this Registration Statement. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the Advisers, officers and controlling persons of the Fund pursuant to the foregoing provisions or otherwise, the Fund has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Fund of expenses incurred or paid by the Advisers, officer or controlling person of the Fund in the successful defense of any action, suit or proceeding) is asserted by the Advisers, officer or controlling person, the Fund will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The Fund hereby undertakes that it will apply the indemnification provisions of the Agreement and Declaration of Trust in a manner consistent with Investment Company Act Release No. 11330 (Sept. 4, 1980) issued by the Securities and Exchange Commission, so long as the interpretation of Sections 17(h) and 17(i) of the 1940 Act contained in that release remains in effect. The Fund, in conjunction with the Advisers and the Fund’s Board of Trustees, maintains insurance on behalf of any person who is or was an Independent Trustee, officer, employee, or agent of the Fund, against certain liability asserted against him or her and incurred by him or her or arising out of his or her position. In no event, however, will the Fund pay that portion of the premium, if any, for insurance to indemnify any such person or any act for which the Fund itself is not permitted to indemnify.

BUSINESS AND OTHER CONNECTIONS OF ADVISER

A description of any other business, profession, vocation, or employment of a substantial nature in which the Adviser, and each executive officer or partner of the Adviser, is or has been, at any time during the past two fiscal years, engaged in for his or her own account or in the capacity of director, officer, employee, partner or trustee, is set out in Registrant’s Prospectus in the section entitled “Management of the Fund” and in the section of the Statement of Additional Information captioned “Management of the Fund.” The information required by this Item 31 with respect to each director, officer or partner of the Adviser is incorporated by reference to Form ADV with the Securities and Exchange Commission pursuant to the Investment Advisers Act of 1940, as amended (File No. 801-126341).

LOCATION OF ACCOUNTS AND RECORDS

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940, and the rules thereunder are maintained at the offices of:

(1) the Registrant;

(2) the Transfer Agent;

(3) the Custodian;

(4) the Adviser; and

(5) the sub-administrator.

MANAGEMENT SERVICES

Not Applicable.

UNDERTAKINGS

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, OHA Direct Credit Fund has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on the 11th of March, 2026.

OHA DIRECT CREDIT FUND

By:	/s/ Grove Stafford

Name:	Grove Stafford

Title:	Secretary